FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-01

MSBAM 2025-5C1

Free Writing Prospectus

Structural and Collateral Term Sheet

$934,609,352

(Approximate Total Mortgage Pool Balance)

$834,138,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Argentic Real Estate Finance 2 LLC
Bank of America, National Association
Starwood Mortgage Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C1

March 3, 2025

MORGAN STANLEY	BofA SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager

Academy Securities, Inc.	AmeriVet Securities
Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

MSBAM 2025-5C1

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$430,000	$418,000	$12,000	30.000%	(8)	2.29	1 – 52	15.9%	42.1%
Class A-2(9)	Aaa(sf)/AAAsf/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	15.9%	42.1%
Class A-3(9)	Aaa(sf)/AAAsf/AAA(sf)	(9)(10)	(9)(10)	(9)(10)	30.000%	(8)(9)	(10)	(10)	15.9%	42.1%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$654,226,000(11)	$636,887,000 (11)	$17,339,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-B	NR/A-sf/AAA(sf)	$179,912,000(11)	$175,143,000(11)	$4,769,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class A-S(9)	Aa3(sf)/AAAsf/AAA(sf)	$96,966,000(9)	$94,396,000(9)	$2,570,000(9)	19.625%	(8)(9)	4.99	60 – 60	13.8%	48.3%
Class B(9)	NR/AA-sf/AA-(sf)	$47,898,000(9)	$46,628,000(9)	$1,270,000(9)	14.500%	(8)(9)	4.99	60 – 60	13.0%	51.4%
Class C(9)	NR/A-sf/A-(sf)	$35,048,000(9)	$34,119,000(9)	$929,000(9)	10.750%	(8)(9)	4.99	60 – 60	12.4%	53.6%

Privately Offered Certificates(13)

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-D	NR/BBB-sf/BBB(sf)	$29,207,000(11)	$28,432,000(11)	$775,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class X-F	NR/BB-sf/BB+(sf)	$19,860,000(11)	$19,333,000(11)	$527,000(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$19,861,000	$19,334,000	$527,000	8.625%	(8)	4.99	60 – 60	12.1%	54.9%
Class E	NR/BBB-sf/BBB(sf)	$9,346,000	$9,098,000	$248,000	7.625%	(8)	4.99	60 – 60	12.0%	55.5%
Class F	NR/BB-sf/BB+(sf)	$19,860,000	$19,333,000	$527,000	5.500%	(8)	4.99	60 – 60	11.7%	56.8%
Class G-RR	NR/B-sf/BB-(sf)	$11,683,000	$11,373,400	$309,600	4.250%	(8)	4.99	60 – 60	11.6%	57.5%
Class H-RR	NR/NR/NR	$39,721,352	$38,668,736	$1,052,616	0.000%	(8)	4.99	60 – 60	11.1%	60.1%

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (10) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 2.6500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class H-RR certificates (in each case excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 2.4049% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention” in the Preliminary Prospectus. The entity purchasing the VRR Interest is expected to purchase slightly more than 2.6500% of some or all of the classes of certificates, which excess over 2.6500% (with respect to all classes except the Class G-RR and Class H-RR certificates) is included in the amounts set forth under “Approximate Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation.
(5)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the principal balance certificates, and the denominator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview

alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(10)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $653,796,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. The maximum certificate balances of Class A-2 and Class A-3 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-2” or “A-3” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-2 and Class A-3 certificates will be equal to approximately 97.350% of the certificate balance of such class of certificates. In the event that the Class A-3 trust component is issued with an initial certificate balance of $653,796,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Initial Available Principal Balance	Expected Range of Initial Retained Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 – $275,000,000	$0 – $267,712,000	$0 – $7,288,000	N/A – 4.77	N/A / 52 – 59
Class A-3	$378,796,000 – $653,796,000	$368,757,000 – $636,470,000	$10,039,000 – $17,326,000	4.87 – 4.94	52 – 60 / 59 – 60
(11)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time.
(12)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class F certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

MSBAM 2025-5C1	Structural Overview

Issue Characteristics

Offered Certificates:	$834,138,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC and BofA Securities, Inc.
Co-Managers:	Academy Securities, Inc. and AmeriVet Securities, Inc.
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Argentic Real Estate Finance 2 LLC, Bank of America, National Association and Starwood Mortgage Capital LLC
Rating Agencies:	Moody’s, Fitch and KBRA
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Initial Directing Certificateholder:	Argentic Securities Income USA 2 LLC or an affiliate thereof
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirements of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2025 (or, in the case of any mortgage loan that has its first due date after March 2025, the date that would have been its due date in March 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of March 3, 2025
Expected Closing Date:	March 20, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in April 2025.
Rated Final Distribution Date:	The distribution date in March 2058
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2025-5C1<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

MSBAM 2025-5C1	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on the Class A-1 certificates, the Class A-2 trust component and the Class A-3 trust component, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then, in an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated among the classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Interest and Principal Entitlements (continued):

any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (10) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (10) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$96,966,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$47,898,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$35,048,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

MSBAM 2025-5C1	Structural Overview
Exchangeable Certificates (continued):	Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of  Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-2 and Class A-3 trust components discussed in footnote (10) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S

Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window,  Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-8

MSBAM 2025-5C1	Structural Overview
Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-9

MSBAM 2025-5C1	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the amount of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the amount of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class F, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-10

MSBAM 2025-5C1	Structural Overview
Prepayment Premiums/Yield Maintenance Charges (continued):

denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date, which amount will be applied to the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Grand Plaza, Logan Cargo Park, Prosper South Bend Apartments and Abington & Cypress. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Project Midway, Gateway Center North, Wilshire Office Portfolio, The Spiral and Tops & Kroger Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-11

MSBAM 2025-5C1	Structural Overview
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar) or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related lead servicing note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class G-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Appraisal Reduction Amounts and Collateral Deficiency Amounts (continued):

appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer or special servicer, as applicable), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Appraisal Remedy (continued):

appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2025-5C1 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by certificate balance. The holder of the majority of the VRR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There will be no initial Risk Retention Consultation Party.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the VRR Interest, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Appointment and Replacement of each Special Servicer (continued):

notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the MSBAM 2025-5C1 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Excluded Special Servicer (continued):	the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                 reviewing the actions of the applicable special servicer with respect to any specially serviced loan;

●                 reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                 reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●                 to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2025-5C1	Structural Overview
Asset Representations Reviewer(continued):

Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSBAM 2025-5C1	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	22	36	$472,736,200	50.6%
Argentic Real Estate Finance 2 LLC	6	7	$210,050,000	22.5%
Bank of America, National Association	8	19	$206,743,152	22.1%
Starwood Mortgage Capital LLC	4	5	$45,080,000	4.8%
Total:	40	67	$934,609,352	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$934,609,352
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$23,365,234
Number of Mortgaged Properties:	67
Average Cut-off Date Balance per Mortgaged Property:	$13,949,393
Weighted Average Mortgage Rate:	6.6557%
% of Pool Secured by 5 Largest Mortgage Loans:	40.0%
% of Pool Secured by 10 Largest Mortgage Loans:	61.1%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	5.9%
% of Pool Secured by Refinance Loans:	86.3%
% of Pool Secured by Acquisition Loans:	12.6%
% of Pool Secured by Refinance & Acquisition Loans:	1.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	49.4%
% of Pool with Subordinate Debt:	10.1%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.63x
Weighted Average UW NOI Debt Yield:	11.1%
Weighted Average UW NCF DSCR:	1.56x
Weighted Average UW NCF Debt Yield:	10.6%
Weighted Average Cut-off Date LTV Ratio(3):	60.1%
Weighted Average Maturity Date LTV Ratio(3):	60.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSBAM 2025-5C1	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	352
% of Pool Interest Only through Maturity:	99.0%
% of Pool Amortizing Balloon:	1.0%

Lockboxes

% of Pool with Hard Lockboxes:	63.8%
% of Pool with Springing Lockboxes:	10.1%
% of Pool with Soft Lockboxes:	26.2%

Reserves

% of Pool Requiring Tax Reserves:	83.5%
% of Pool Requiring Insurance Reserves:	52.4%
% of Pool Requiring Replacement Reserves:	81.6%
% of Pool Requiring TI/LC Reserves(5):	67.8%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	64.1%
% of Pool with lockout period, followed by The greater of a prepayment premium and yield maintenance until open period:	18.9%
% of Pool with no lockout period. the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period	7.4%
% of Pool with lockout period, then the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	6.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.2%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, hospitality, and manufactured housing properties.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSBAM 2025-5C1	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Grand Plaza	Chicago	IL	Multifamily	$93,000,000	9.95%	481	$332,640.33	1.36x	7.8%	66.3%	66.3%
2	MSMCH	Logan Cargo Park	East Boston	MA	Industrial	$90,000,000	9.6%	266,690	$449.96	1.26x	9.1%	56.2%	56.2%
3	MSMCH	Project Midway	Various	Various	Various	$69,000,000	7.4%	1,280,399	$413.93	2.23x	14.9%	41.1%	41.1%
4	AREF2	Waterford Grove Apartments	Houston	TX	Multifamily	$62,500,000	6.7%	584	$107,020.55	1.54x	10.5%	66.8%	66.8%
5	BANA	Gateway Center North	Brooklyn	NY	Retail	$59,500,000	6.4%	601,212	$498.99	1.20x	8.5%	67.7%	67.7%
6	AREF2	Figueroa Tower & Residence Inn Costa Mesa	Various	CA	Various	$53,600,000	5.7%	370,931	$144.50	2.08x	17.4%	60.9%	60.9%
7	MSMCH	Prosper South Bend Apartments	South Bend	IN	Multifamily	$43,000,000	4.6%	710	$91,549.30	1.28x	9.1%	69.1%	69.1%
8	MSMCH	Cord Meyer Retail Portfolio	Various	NY	Various	$35,000,000	3.7%	145,633	$240.33	1.63x	12.0%	42.5%	42.5%
9	AREF2	Stonecreek Village	Stockton	CA	Retail	$35,000,000	3.7%	177,088	$197.64	1.37x	11.0%	59.8%	59.8%
10	MSMCH	Chatham Ridge Shopping Center	Chicago	IL	Retail	$30,500,000	3.3%	176,230	$173.07	1.55x	11.7%	64.6%	64.6%
		Total/Wtd. Avg.				$571,100,000	61.1%			1.54x	10.9%	59.6%	59.6%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSBAM 2025-5C1	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Grand Plaza	$93,000,000	$67,000,000	$160,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.36x	7.8%	66.3%
2	MSMCH	Logan Cargo Park	$90,000,000	$30,000,000	$120,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.26x	9.1%	56.2%
3	MSMCH	Project Midway	$69,000,000	$461,000,000	$530,000,000	BX 2025-BIO3	KeyBank	CWCapital	BX 2025-BIO3	2.23x	14.9%	41.1%
5	BANA	Gateway Center North	$59,500,000	$240,500,000	$300,000,000	BANK5 2024-5YR11	Trimont	Midland	BANK5 2024-5YR11	1.20x	8.5%	67.7%
7	MSMCH	Prosper South Bend Apartments	$43,000,000	$22,000,000	$65,000,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.28x	9.1%	69.1%
11	BANA	Wilshire Office Portfolio	$30,000,000	$75,000,000	$105,000,000	WFCM 2025-5C3	Trimont	Argentic	WFCM 2025-5C3	1.73x	13.2%	51.9%
12	SMC	Abington & Cypress	$30,000,000	$15,650,000	$45,650,000	MSBAM 2025-5C1	Midland	Argentic	MSBAM 2025-5C1	1.32x	9.9%	69.6%
13	BANA	The Spiral	$25,500,000	$2,051,200,000	$2,076,700,000	Hudson Yards 2025-SPRL	Trimont	Midland	Hudson Yards 2025-SPRL	1.99x	11.4%	45.1%
17	BANA	Tops & Kroger Portfolio	$22,000,000	$78,500,000	$100,500,000	BBCMS 2024-5C31	Midland	LNR	BBCMS 2024-5C31	1.56x	11.3%	62.1%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
3	MSMCH	Project Midway	$69,000,000	$413.93	$235,000,000	2.23x	14.9%	41.1%	1.51x	10.3%	59.3%
13	BANA	The Spiral	$25,500,000	$730.12	$773,300,000	1.99x	11.4%	45.1%	1.39x	8.3%	62.0%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSBAM 2025-5C1	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
4	AREF2	Waterford Grove Apartments	Houston	TX	Multifamily	$62,500,000	6.7%	584	$107,020.55	1.54x	10.5%	66.8%	66.8%	BSPRT 2021-FL6
5	BANA	Gateway Center North	Brooklyn	NY	Retail	$59,500,000	6.4%	601,212	$498.99	1.20x	8.5%	67.7%	67.7%	WFRBS 2014-C24
6.02	AREF2	Residence Inn Costa Mesa	Costa Mesa	CA	Hospitality	$26,000,000	2.8%	144	$144.50	2.08x	17.4%	60.9%	60.9%	BX 2017-SLCT
9	AREF2	Stonecreek Village	Stockton	CA	Retail	$35,000,000	3.7%	177,088	$197.64	1.37x	11.0%	59.8%	59.8%	CGCMT 2013-GC11
12	SMC	Abington & Cypress	Various	Various	Multifamily	$30,000,000	3.2%	715	$63,846.15	1.32x	9.9%	69.6%	69.6%	CF 2019-CF1; MSC 2019-L2
16	AREF2	Aspenwood	Houston	TX	Multifamily	$22,250,000	2.4%	211	$105,450.24	1.63x	11.1%	56.8%	56.8%	BSPRT 2021-FL6
17	BANA	Tops & Kroger Portfolio	Various	Various	Retail	$22,000,000	2.4%	1,260,533	$79.73	1.56x	11.3%	62.1%	62.1%	COMM 2014-UBS6
18	AREF2	Palmdale Gateway Center	Palmdale	CA	Retail	$18,500,000	2.0%	96,835	$191.05	1.24x	9.9%	64.9%	64.9%	MSBAM 2012-C6
21	MSMCH	Mi Place at Vineyard II	Lewes	DE	Mixed Use	$14,000,000	1.5%	41	$341,463.41	1.35x	9.7%	60.1%	60.1%	BANK 2021-BNK35
33	MSMCH	210 Bedford Avenue	Brooklyn	NY	Mixed Use	$5,000,000	0.5%	1,337	$3,739.72	1.30x	8.0%	69.9%	69.9%	CGCMT 2015-GC33
		Total				$294,750,000	31.5%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSBAM 2025-5C1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	11	$276,210,000	29.6%	6.3421%	1.42x	9.3%	65.8%	65.8%
Garden	5	$157,750,000	16.9%	6.7373%	1.44x	10.1%	66.5%	66.5%
High Rise	1	$93,000,000	9.95%	5.5600%	1.36x	7.8%	66.3%	66.3%
Mid Rise	3	$15,490,000	1.7%	6.7196%	1.37x	9.4%	60.7%	60.7%
Low Rise	2	$9,970,000	1.1%	6.7984%	1.68x	11.7%	57.7%	57.7%
Retail	20	$215,620,000	23.1%	6.8539%	1.42x	10.5%	62.0%	62.0%
Anchored	15	$189,250,000	20.2%	6.8761%	1.39x	10.3%	64.2%	64.2%
Single Tenant	3	$10,990,000	1.2%	6.6000%	1.63x	12.0%	42.5%	42.5%
Unanchored	1	$8,880,000	1.0%	6.6000%	1.63x	12.0%	42.5%	42.5%
Shadow Anchored	1	$6,500,000	0.7%	6.9850%	1.83x	14.2%	57.0%	57.0%
Office	8	$116,078,235	12.4%	7.0055%	1.86x	14.0%	55.0%	55.0%
CBD	6	$91,350,000	9.8%	6.9396%	1.89x	14.0%	52.7%	52.7%
Suburban	2	$24,728,235	2.6%	7.2490%	1.73x	14.0%	63.4%	63.4%
Industrial	4	$115,761,000	12.4%	6.9034%	1.41x	10.2%	57.3%	57.3%
Warehouse/Distribution	1	$90,000,000	9.6%	6.9000%	1.26x	9.1%	56.2%	56.2%
Manufacturing	1	$18,200,000	1.9%	7.1300%	2.10x	15.2%	57.8%	57.8%
Flex	2	$7,561,000	0.8%	6.3987%	1.60x	11.3%	69.4%	69.4%
Mixed Use	12	$105,461,765	11.3%	6.1544%	1.95x	13.3%	46.1%	46.1%
Lab/Office	7	$67,971,765	7.3%	5.9116%	2.23x	14.9%	41.1%	41.1%
Multifamily/Retail	2	$17,360,000	1.9%	6.7594%	1.35x	9.6%	61.7%	61.7%
Retail/Office	2	$15,130,000	1.6%	6.6000%	1.63x	12.0%	42.5%	42.5%
Retail/Multifamily	1	$5,000,000	0.5%	6.0060%	1.30x	8.0%	69.9%	69.9%
Hospitality	4	$62,639,352	6.7%	7.4012%	1.87x	15.8%	63.4%	63.0%
Extended Stay	3	$53,696,200	5.7%	7.4952%	1.87x	15.7%	64.6%	64.6%
Select Service	1	$8,943,152	1.0%	6.8370%	1.84x	16.3%	55.9%	53.2%
Manufactured Housing	8	$42,839,000	4.6%	6.2059%	1.31x	8.4%	64.1%	64.1%
Manufactured Housing	7	$38,589,000	4.1%	6.1978%	1.31x	8.4%	63.8%	63.8%
Manufactured Housing/RV Park	1	$4,250,000	0.5%	6.2800%	1.31x	8.5%	67.1%	67.1%
Total/Wtd. Avg.	67	$934,609,352	100.0%	6.6557%	1.56x	11.1%	60.1%	60.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSBAM 2025-5C1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	14	$215,631,569	23.1%	7.0904%	1.77x	13.7%	57.6%	57.6%
California – Southern(2)	11	$147,212,549	15.8%	7.2134%	1.87x	14.7%	57.3%	57.3%
California – Northern(2)	3	$68,419,020	7.3%	6.8258%	1.58x	11.6%	58.3%	58.3%
New York	24	$179,586,714	19.2%	6.5560%	1.49x	10.4%	57.2%	57.2%
Illinois	3	$126,671,000	13.6%	5.8840%	1.41x	8.8%	66.0%	66.0%
Massachusetts	3	$122,804,314	13.1%	6.6360%	1.52x	10.6%	52.2%	52.2%
Texas	6	$121,786,200	13.0%	6.6177%	1.55x	10.8%	65.7%	65.7%
Indiana	2	$61,200,000	6.5%	6.9122%	1.52x	10.9%	65.7%	65.7%
Florida	5	$30,539,000	3.3%	6.7256%	1.45x	10.7%	62.9%	62.9%
Missouri	1	$15,870,756	1.7%	7.0900%	1.32x	9.9%	69.6%	69.6%
Tennessee	1	$14,129,244	1.5%	7.0900%	1.32x	9.9%	69.6%	69.6%
Delaware	1	$14,000,000	1.5%	6.8000%	1.35x	9.7%	60.1%	60.1%
Ohio	2	$11,302,390	1.2%	6.7458%	1.78x	15.3%	57.2%	55.1%
Wisconsin	1	$6,500,000	0.7%	6.9850%	1.83x	14.2%	57.0%	57.0%
Washington	1	$5,114,118	0.5%	5.9116%	2.23x	14.9%	41.1%	41.1%
Pennsylvania	1	$5,000,000	0.5%	6.2800%	1.31x	8.5%	59.5%	59.5%
Virginia	1	$2,350,000	0.3%	6.2800%	1.31x	8.5%	67.1%	67.1%
Georgia	1	$2,124,048	0.2%	6.4000%	1.56x	11.3%	62.1%	62.1%
Total/Wtd. Avg.	67	$934,609,352	100.0%	6.6557%	1.56x	11.1%	60.1%	60.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSBAM 2025-5C1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,171,000 - 10,000,000	17	97,113,152	10.4
10,000,001 - 20,000,000	6	89,196,200	9.5
20,000,001 - 30,000,000	7	177,200,000	19.0
30,000,001 - 60,000,000	6	256,600,000	27.5
60,000,001 - 75,000,000	2	131,500,000	14.1
75,000,001 - 93,000,000	2	183,000,000	19.6
Total:	40	$934,609,352	100.0%
Min: $3,171,000	Max: $93,000,000	Avg: $23,365,234

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	14	215,631,569	23.1
California – Southern(3)	11	147,212,549	15.8
California – Northern(3)	3	68,419,020	7.3
New York	24	179,586,714	19.2
Illinois	3	126,671,000	13.6
Massachusetts	3	122,804,314	13.1
Texas	6	121,786,200	13.0
Indiana	2	61,200,000	6.5
Florida	5	30,539,000	3.3
Missouri	1	15,870,756	1.7
Tennessee	1	14,129,244	1.5
Delaware	1	14,000,000	1.5
Ohio	2	11,302,390	1.2
Wisconsin	1	6,500,000	0.7
Washington	1	5,114,118	0.5
Pennsylvania	1	5,000,000	0.5
Virginia	1	2,350,000	0.3
Georgia	1	2,124,048	0.2
Total:	67	$934,609,352	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	11	276,210,000	29.6
Garden	5	157,750,000	16.9
High Rise	1	93,000,000	9.95
Mid Rise	3	15,490,000	1.7
Low Rise	2	9,970,000	1.1
Retail	20	215,620,000	23.1
Anchored	15	189,250,000	20.2
Single Tenant	3	10,990,000	1.2
Unanchored	1	8,880,000	1.0
Shadow Anchored	1	6,500,000	0.7
Office	8	116,078,235	12.4
CBD	6	91,350,000	9.8
Suburban	2	24,728,235	2.6
Industrial	4	115,761,000	12.4
Warehouse/Distribution	1	90,000,000	9.6
Manufacturing	1	18,200,000	1.9
Flex	2	7,561,000	0.8
Mixed Use	12	105,461,765	11.3
Lab/Office	7	67,971,765	7.3
Multifamily/Retail	2	17,360,000	1.9
Retail/Office	2	15,130,000	1.6
Retail/Multifamily	1	5,000,000	0.5
Hospitality	4	62,639,352	6.7
Extended Stay	3	53,696,200	5.7
Select Service	1	8,943,152	1.0
Manufactured Housing	8	42,839,000	4.6
Manufactured Housing	7	38,589,000	4.1
Manufactured Housing/RV Park	1	4,250,000	0.5
Total:	67	$934,609,352	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.4997 - 6.4999	14	288,650,000	30.9
6.5000 - 6.7499	6	136,490,000	14.6
6.7500 - 7.2499	12	312,723,152	33.5
7.2500 - 7.7300	8	196,746,200	21.1
Total:	40	$934,609,352	100.0%
Min: 5.4997%	Max: 7.7300%	Wtd Avg: 6.6557%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	40	934,609,352	100.0
Total:	40	$934,609,352	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
52	1	8,943,152	1.0
56	1	59,500,000	6.4
57	1	22,000,000	2.4
58	9	171,379,000	18.3
59	9	204,390,000	21.9
60	19	468,397,200	50.1
Total:	40	$934,609,352	100.0%
Min: 52 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	39	925,666,200	99.0
360	1	8,943,152	1.0
Total:	40	$934,609,352	100.0%
Min: 360	Max: 360	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	39	925,666,200	99.0
352	1	8,943,152	1.0
Total:	40	$934,609,352	100.0%
Min: 352	Max: 352	Wtd Avg: 352 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	22	472,736,200	50.6
AREF2	6	210,050,000	22.5
BANA	8	206,743,152	22.1
SMC	4	45,080,000	4.8
Total:	40	$934,609,352	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	39	925,666,200	99.0
Amortizing Balloon	1	8,943,152	1.0
Total:	40	$934,609,352	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
41.1 - 50.0	3	129,500,000	13.9
50.1 - 60.0	12	239,583,152	25.6
60.1 - 65.0	13	227,659,000	24.4
65.1 - 70.0	10	320,350,000	34.3
70.1 - 74.3	2	17,517,200	1.9
Total:	40	$934,609,352	100.0%
Min: 41.1%	Max: 74.3%	Wtd Avg: 60.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
41.1 - 50.0	3	129,500,000	13.9
50.1 - 60.0	12	239,583,152	25.6
60.1 - 65.0	13	227,659,000	24.4
65.1 - 70.0	10	320,350,000	34.3
70.1 - 74.3	2	17,517,200	1.9
Total:	40	$934,609,352	100.0%
Min: 41.1%	Max: 74.3%	Wtd Avg: 60.0%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.29	4	211,000,000	22.6
1.30 - 1.39	14	234,199,000	25.1
1.40 - 1.59	7	134,501,000	14.4
1.60 - 1.79	9	173,166,200	18.5
1.80 - 1.99	3	40,943,152	4.4
2.00 - 2.23	3	140,800,000	15.1
Total:	40	$934,609,352	100.0%
Min: 1.20x	Max: 2.23x	Wtd Avg: 1.56x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.8 - 9.0	10	207,339,000	22.2
9.1 - 10.0	7	202,860,000	21.7
10.1 - 12.0	12	272,141,000	29.1
12.1 - 13.0	1	6,380,000	0.7
13.1 - 15.0	7	165,146,200	17.7
15.1 - 17.4	3	80,743,152	8.6
Total:	40	$934,609,352	100.0%
Min: 7.8%	Max: 17.4%	Wtd Avg: 11.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

MSBAM 2025-5C1	Collateral Statistics

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

Lake Michigan
Gold Coast
Near North Side
CHICAGO
River North
Streeterville
New East Side
Fulton River District
Chicago Loop
GRANT PARK
COOK COUNTY
Grand Plaza
540 North State Street
Chicago, IL 60654
Chicago O'Hare Intl. Airport 17 miles
E. Schiller St.
Charnley-Persky House Museum
E. Goethe St.
The Concrete Beach
Lake Shore Drive
CTA RED LINE
E. Division St.
Clark/Division
E. Elm St.
E. Cedar St.
OAK STREET BEACH
W. Maple St.
E. Bellevue Pl.
E. Oak St.
N. Rush St.
The Drake
E. Walton St.
900 North Michigan
John Hancock Center
N. Seneca St.
E. Delaware Pl.
E. Chestnut St.
Washington Square Park
Mariano Park
Moody Bible Institute
SAE Institute Chicago
E. Pearson St.
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Loyola University Water Tower Campus
W. Chicago Ave.
E. Chicago Ave.
Chicago/Franklin
Chicago/State
La Salle Center
Northwestern Medicine Prentice Women's Hospital
W. Superior St.
E. Superior St.
Gruen Galleries
Kasa Magnificent Mile Chicago
Northwestern University Chicago Campus
W. Huron St.
E. Huron St.
Richard H. Driehaus Museum
W. Erie St.
E. Erie St.
Northwestern Memorial Hospital
Ward Park
Embassy Suites Chicago
W. Ontario St.
E. Ontario St.
W. Ohio St.
E. Ohio St.
Best Western River North Hotel
Level Chicago
W. Grand Ave.
E. Grand Ave.
Grand
The Shops at North Bridge
W. Illinois St.
E. Illinois St.
Tribune Tower
NBC Tower
W. Hubbard St.
MAGNIFICENT MILE
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
CTA BROWN PURPLE LINES
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Michigan Ave.
N. St. Clair St.
N. Columbus Dr.
N. Franklin St.
N. Wells St.
N. Kingsbury St.
N. Branch
METRA
Kinzie Hotel
Gleacher Center
E. North Water St.
W. Kinzie St.
Merchandise Mart
Trump Intl. Hotel & Tower
Wrigley Building
Chicago River
Salesforce Tower Chicago
Reid Murdoch Center
Marina City
The Langham Chicago
Chicago Architecture Center
E. Wacker Dr.
St. Regis
The River Hotel
CTA BLUE LINE
N. Canal St.
W. Wacker Dr.
Renaissance Chicago
L7 Chicago
Lakeshore East Park
CTA GREEN, PINK BLUE LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
Clinton/Lake
James R. Thompson Ctr./ Atrium Mall
James M. Nederlander Theatre
Lake
Prudential Plaza
AON Center
Ogilvie Transportation Center
W. Randolph St.
Randolph/Wabash
RANDOLPH STREET METRA
E. Randolph St.
City Hall
Daley Plaza
Chicago Cultural Center
Harris Music & Dance Theater
W. Washington St.
Washington/State
Wash/State
N. Jefferson St.
N. Clinton St.
N. Wacker Dr.
OGILVIE METRA
Citigroup Center
S. Branch Chicago River
Washington/Wells
Jay Pritzker Pavilion
Cloud Gate
W. Madison St.
Chase Tower
Madison/Wabash
41
Des Plaines
Morton Grove
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Lincolnwood
Schiller Park
Norridge
Franklin Park
Elmwood Park
Northlake
Melrose Park
Maywood
Oak Park
Elmhurst
Westchester
Berwyn
Cicero
Riverside
Brookfield
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
Darien
Bridgeview
Burbank
Oak Lawn
Evergreen Park
Palos Heights
Orland Park
Alsip
Blue Island
Riverdale
Crestwood
Lemont
INDIANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Mortgage Loan No. 1 – Grand Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Chicago, IL 60654
Original Balance(1):	$93,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$93,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	9.95%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2003/2023
Borrower Sponsor:	Treeview Real Estate Advisors LP			Size:	481 Units
Guarantor:	(2)			Cut-off Date Balance per Unit(1):	$332,640
Mortgage Rate:	5.5600%			Maturity Date Balance per Unit(1):	$332,640
Note Date:	2/26/2025			Property Manager:	D&K Real Estate Service Corporation
Maturity Date:	3/7/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$12,464,027
IO Period:	60 months			UW NCF:	$12,285,877
Seasoning:	0 months			UW NOI Debt Yield(1):	7.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield(1):	7.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	7.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.36x
Additional Debt Balance(1):	$67,000,000			Most Recent NOI:	$12,410,287 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$11,573,018 (12/31/2023)
				3rd Most Recent NOI:	$11,701,522 (12/31/2022)
				Most Recent Occupancy:	98.8% (2/13/2025)
Reserves(3)				2nd Most Recent Occupancy:	93.9% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.7% (12/31/2022)
RE Taxes:	$469,613	$469,613	NAP	Appraised Value (as of):	$241,200,000 (1/22/2025)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$501,455
Replacement Reserve:	$0	$11,238	NAP	Cut-off Date LTV Ratio(1):	66.3%
TI/LC Reserve:	$3,493	$3,493	$83,830	Maturity Date LTV Ratio(1):	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$160,000,000	82.6%	Loan Payoff:	$182,965,018	94.5%
Sponsor Equity:	$33,593,500	17.4%	Closing Costs:	$10,155,377	5.2%
			Reserves:	$473,106	0.2%
Total Sources:	$193,593,500	100.0%	Total Uses:	$193,593,500	100.0%

(1)	The Grand Plaza Mortgage Loan (as defined below) is part of the Grand Plaza Whole Loan (as defined below), with an aggregate original principal amount of $160,000,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Grand Plaza Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Grand Plaza Whole Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The largest mortgage loan (the “Grand Plaza Mortgage Loan”) is part of a whole loan (the “Grand Plaza Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $160,000,000. The Grand Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 481-unit multifamily property located in Chicago, Illinois (the “Grand Plaza Property”). The Grand Plaza Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4 with an aggregate original principal amount of $93,000,000. The Grand Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

The table below summarizes the promissory notes that comprise the Grand Plaza Whole Loan.

Grand Plaza Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$73,000,000	$73,000,000	MSBAM 2025-5C1	Yes
A-2(1)	$30,000,000	$30,000,000	MSBNA	No
A-3(1)	$30,000,000	$30,000,000	MSBNA	No
A-4	$20,000,000	$20,000,000	MSBAM 2025-5C1	No
A-5(1)	$7,000,000	$7,000,000	MSBNA	No
Total	$160,000,000	$160,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Grand Plaza Whole Loan is Grand Plaza Owner LLC, a single-purpose Delaware limited liability company, with two independent directors in its organizational structure. The borrower sponsor for the Grand Plaza Whole Loan is Treeview Real Estate Advisors LP (“Treeview”). Founded in 2010, Treeview provides full-service investment advisory and real estate portfolio and asset management services to high-net-worth individuals, families, and other private investors. Treeview advises on and/or manages a portfolio of commercial real estate investments in the United States and abroad. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Grand Plaza Whole Loan.

The Property. The Grand Plaza Property is a 56-floor, 481-unit luxury, multifamily property located on a 1.8-acre site in Chicago, Illinois. The Grand Plaza Property is part of a larger tower building (the “Grand Plaza Building”), which consists of two multifamily towers attached to a nine-story base, containing two floors of retail space (the “Grand Plaza Retail Component”), a parking garage, and a shared amenity level (the 9th floor). The Grand Plaza Property is comprised of the larger 481-unit east tower, and the building base. The west tower, containing residential condominium units, is not part of the collateral. The Grand Plaza Property was originally built in 2003. The relationship between the owners of the collateral portions of the Grand Plaza Building and the non-collateral portions of the Grand Plaza Building is governed by a declaration of covenants, conditions, restrictions and easements. Since 2014, approximately $12.3 million has been invested in the property to renovate the apartment units, with 93.0% of the units in the building renovated thus far, and the remainder expected to be renovated upon tenants vacating. Such renovations are not required or reserved for under the Grand Plaza Whole Loan documents. Since 2020, the borrower sponsor has invested an additional approximately $6.0 million for unit renovations, the parking garage, and other amenities.

The residential units at the Grand Plaza Property consist of 41 studio units averaging 690 SF and leased at rents between $1,865 and $2,328 per month, with an average of $2,122 per month, 41 convertible units (larger studio units that can be converted to a one-bedroom with a flex wall), averaging 735 SF and leased at rents between $2,104 and $2,541 per month, with an average of $2,356 per month, 252 one-bedroom, one-bathroom units averaging 844 SF and leased at rents between $2,159 and $3,458 per month, with an average of $2,646 per month, 143 two-bedroom, two-bathroom units averaging 1,345 SF and leased at rents between $3,005 and $7,611 per month with an average of $3,832 per month, and 4 three-bedroom units (two with two bathrooms, two with three bathrooms) averaging 2,159 SF and leased at rents between $5,151 and $6,000 per month with an average of $5,715 per month. The 9th floor of the Grand Plaza Property includes 50,000 SF of amenities, featuring a fitness center, basketball court, party room, club house, outdoor dog park, outdoor running track cybercafé, 24-hour business center, outdoor kitchen and dining area, and outdoor pool. The parking garage at the Grand Plaza Property contains 100 garage parking spaces (0.21 spaces per unit). The parking garage is operated by LAZ Parking Chicago, LLC through a Parking Facility Management Agreement, which collects revenue from parking spaces from a mix of both transient customers and monthly residents. As of February 13, 2025, the 481 multifamily units at the Grand Plaza Property were 98.8% occupied.

The Grand Plaza Retail Component contains 106,565 SF of commercial space, and is currently 60.7% occupied by four tenants. The Grand Plaza Retail Component is anchored by Jewel Food Stores (22,399 SF of retail space, 9,197 SF of basement storage space).

The following table presents detailed information with respect to the units at the Grand Plaza Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
Studio	41	41	100.0%	690	$2,122	$3.08
Convertible	41	41	100.0%	735	$2,356	$3.21
1 BR	252	250	99.2%	844	$2,646	$3.13
2 BR	143	140	97.9%	1,345	$3,832	$2.84
3 BR	4	3	75.0%	2,159	$5,715	$2.50
Total/ Wtd. Average	481	475	98.8%	982	$2,945	$3.01

(1)	Information is based on the underwritten rent roll dated February 13, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

The following table presents a summary regarding the retail tenants at the Grand Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF		Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF		Lease Expiration	Renewal Options	Term. Option (Y/N)
Jewel Food Stores	NR/NR/NR	31,596	(3)	29.6%	$1,231,945	43.4%	$55.00	(3)	10/16/2032	2 x 5 year	N
Instituto Cervantes of Chicago	NR/NR/NR	19,862		18.6%	$541,835	19.1%	$27.28		2/29/2032	1 x 5 year	N
Rush University Medical Center	NR/NR/NR	10,248		9.6%	$835,724	29.5%	$81.55		12/31/2025	2 x 5 year	N
Chipotle	NR/NR/NR	2,944		2.8%	$226,688	8.0%	$77.00		12/31/2028	4 x 5 year	N
Occupied Subtotal/Wtd. Avg.		64,650		60.7%	$2,836,193	100.0%	$51.15	(3)

Vacant Space		41,915		39.3%
Total/Wtd. Avg.		106,565		100.0%

(1)	Information is based on the underwritten rent roll dated February 13, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Jewel Food Stores is comprised of 22,399 SF of retail space and 9,197 SF of basement storage space. The 9,197 SF basement storage space does not have rent associated with it, and is excluded from Annual UW Base Rent PSF.

The Market. The Grand Plaza Property is located in Chicago, Illinois, in the Chicago multifamily market. The Grand Plaza Property is located in Chicago’s River North submarket, a short walk from the Loop and Magnificent Mile, and surrounded by the city’s museums, parks, shopping, restaurants, and entertainment, with many additional attractions in bordering neighborhoods. The Grand Plaza Property’s location has a walk score of 99 according to a website that evaluates walkability, and its location provides access to the area’s extensive transportation network. Downtown Chicago is comprised of one of the fastest growing population centers in the nation. From 2010 to 2020, the Loop, defined in the census data as the neighborhood between the Chicago River to the north and west, Lake Michigan to the east, and Roosevelt Road to the south, grew by 44%. The Grand Plaza Property is centrally located in the River North Neighborhood of Chicago, the third largest metropolitan area in the United States and one of the largest economic centers in the world. As the largest metropolitan area and a cultural, commercial, transportation, and financial center of the Midwest, Chicago has a large and well-diversified economic structure. The property is a ten minute walk from the Loop’s Lake Station, which is served by the majority of the “L” system, including the Red, Green, Pink, Brown, Purple and Orange Lines. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Chicago multifamily market was 4.8%, with average asking rents of $1,701 per unit and an inventory of approximately 751,639 units. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the River North multifamily submarket was 6.3%, with average asking rents of $3,135 per unit and an inventory of approximately 11,068 units. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Grand Plaza Property was 117,462, 384,624 and 810,875, respectively. According to the appraisal, the 2024 average household income within the same radii was $187,176, $177,132 and $154,705, respectively.

The following table presents certain information relating to multifamily rental properties comparable to the Grand Plaza Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
Grand Plaza Property(subject)(1) 540 North State Street Chicago, IL	2003	481	Studio Convertible 1 BR 2 BR 3 BR	690 735 844 1,345 2,159	$2,122 $2,356 $2,646 $3,832 $5,715
The Gallery on Wells 637 North Wells Street Chicago, IL	2017	442	Studio 1 BR 2 BR 3 BR	590 766 1,150 1,573	$2,358 $2,635 $4,461 $5,855
Aston Chicago 200 East Illinois Street Chicago, IL	2013	325	1 BR 2 BR 3 BR	835 1,172 1,585	$2,862 $4,295 $5,987
AMLI River North 71 West Hubbard Street Chicago, IL	2013	409	Studio 1 BR 2 BR 3 BR	602 918 1,250 1,752	$2,248 $3,316 $4,373 $6,430
3Eleven 311 West Illinois Street Chicago, IL	2018	245	Studio 1 BR 2 BR 3 BR	565 766 1,170 1,473	$2,265 $2,829 $4,002 $5,792
Flair Tower 222 West Erie Street Chicago, IL	2010	198	1 BR 2 BR 3 BR	766 1,174 1,748	$2,505 $3,620 $6,099
Env Chicago 161 West Kinzie Street Chicago, IL	2010	249	Studio 1 BR 2 BR	555 896 1,213	$2,109 $2,868 $4,143

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated February 13, 2025, other than Year Built.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Grand Plaza Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Studio(2)	82	713	$2,239	$3.14	$2,292	$3.22
1 BR	252	844	$2,646	$3.13	$2,742	$3.24
2 BR	143	1,345	$3,832	$2.84	$4,082	$3.02
3 BR	4	2,159	$5,715	$2.50	$7,200	$3.34
Total/ Wtd. Average	481	982	$2,945	$3.01	$3,092	$3.15

Source: Appraisal

(1)	Based on the underwritten rent roll dated February 13, 2025.
(2)	Includes both Studio and Convertible units at the Grand Plaza Property.

Appraisal. The appraisal concluded to an “as-is” value for the Grand Plaza Property of $241,200,000 as of January 22, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2025, there was no evidence of any recognized environmental conditions at the Grand Plaza Property; however, there was a controlled recognized environmental condition relating to a heating oil above-ground storage tank located in a previous building on the Grand Plaza Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Grand Plaza Property:

Cash Flow Analysis
	2022	2023	2024	UW	UW per Unit
Gross Potential Rent(1)	$16,219,244	$17,417,977	$17,602,767	$17,862,168	$37,135
Retail Income	$3,019,272	$2,745,480	$2,799,820	$2,836,193	$5,896
Net Garage Rent	$2,475,231	$2,594,316	$2,574,846	$2,574,846	$5,353
Misc. Apartment Income	$249,736	$336,266	$335,237	$335,237	$697
Reimbursements	$2,971,637	$2,729,314	$3,047,338	$3,047,338	$6,335
Bad Debt Expense/ Concessions	($293,898)	($394,656)	($274,776)	($274,776)	($571)
Apartment Utility Fees	$605,824	$648,245	$683,124	$683,124	$1,420
Vacancy & Credit Loss	($1,187,809)	($1,642,889)	($1,446,287)	($1,530,562)	($3,182)
Effective Gross Income	$24,059,237	$24,434,053	$25,322,069	$25,533,568	$53,084

Real Estate Taxes	$4,869,264	$5,282,073	$5,635,350	$5,602,702	$11,648
Insurance	$312,584	$336,693	$327,312	$294,748	$613
Other Expenses	$7,175,867	$7,242,269	$6,949,120	$7,172,090	$14,911
Total Expenses	$12,357,715	$12,861,035	$12,911,782	$13,069,540	$27,172

Net Operating Income	$11,701,522	$11,573,018	$12,410,287	$12,464,027	$25,913
Replacement Reserve	$0	$0	$0	$120,250	$250
Capital Expenditures	$0	$0	$0	$15,985	$0.15(2)
TI/LC	$0	$0	$0	$41,915	$0.39(2)
Net Cash Flow	$11,701,522	$11,573,018	$12,410,287	$12,285,877	$25,542

Occupancy %	91.7%	93.9%	98.8%(3)	95.0%
NOI DSCR(4)	1.30x	1.28x	1.38x	1.38x
NCF DSCR(4)	1.30x	1.28x	1.38x	1.36x
NOI Debt Yield(4)	7.3%	7.2%	7.8%	7.8%
NCF Debt Yield(4)	7.3%	7.2%	7.8%	7.7%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated February 13, 2025.
(2)	Represents PSF of retail space.
(3)	2024 Occupancy % represents the current in place occupancy based on the underwritten rent roll dated February 13, 2025.
(4)	DSCRS and Debt Yields are based on the Grand Plaza Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$93,000,000
540 North State Street	Grand Plaza	Cut-off Date LTV:	66.3%
Chicago, IL 60654		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	7.8%

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $469,613 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $469,613).

Insurance Escrows – The borrower will not be required to make the monthly deposits into an insurance reserve provided that (i) no monetary event of default or event of default relating to any required insurance is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policy prior to its expiration date, and paid receipts for the payment of insurance premiums as the same become due and payable. If such conditions are not satisfied, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums.

Replacement Reserve – On a monthly basis, the borrower is required to deposit (i) an amount equal to approximately $10,021 for the residential portion of the Grand Plaza Property and (ii) an amount equal to approximately $1,217 for the retail portion of the property, into a reserve for capital expenditures.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $3,493, and on a monthly basis the borrower is required to deposit $3,493, in each case into a reserve for future tenant improvements and leasing commissions, capped at $83,830.

Lockbox / Cash Management. The Grand Plaza Whole Loan is structured with a hard lockbox and in place cash management. In connection with the origination of the Grand Plaza Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to direct all tenants at the Grand Plaza Property to pay rents directly into the lockbox account. In addition, the borrower is required to deposit all rents and any other revenue received by the borrower or any of its affiliates into the lockbox account within two business days of receipt. All amounts in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and, provided no event of default is continuing under the Grand Plaza Whole Loan documents, are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Grand Plaza Whole Loan, (iii) to make the monthly deposits into the TI/LC reserve and replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) during a Trigger Period (as defined below) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Trigger Period) and lender approved (or deemed approved) extraordinary expenses and (v) (x) if a Trigger Period is continuing, to deposit any remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Grand Plaza Whole Loan during the continuance of the Trigger Period (provided that the lender is required to disburse funds in such account upon request of the borrower to pay budgeted operating expenses, emergency expenses, non-discretionary expenses and permitted budget variance of up to 5% per line item and any other expenses approved by the lender), and (y) if no Trigger Period is continuing, to be disbursed to the borrower.

“Trigger Period” means a period: (i) commencing upon an event of default under the Grand Plaza Whole Loan documents, and ending upon the cure or waiver of such event of default; or (ii) commencing upon the debt service coverage ratio of the Grand Plaza Whole Loan being less than 1.10x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

In addition, the borrower may cure a Trigger Period caused by a DSCR Event by delivering either cash or a letter of credit meeting the requirements of the Grand Plaza Whole Loan documents, in each case in an amount that, if applied to the reduction of the principal amount of the Grand Plaza Whole Loan would cause the debt service coverage ratio to be equal to or greater than 1.10x.

Terrorism Insurance.  The Grand Plaza Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Grand Plaza Property, as well as business interruption insurance covering no less than the 18 month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

Logan Cargo Park
440 William F McClellan Highway
East Boston, MA 02128
Malden
Revere
Everett
Chelsea
East Boston
Winthrop
Charlestown
North End
Downtown Boston
BOSTON
South Boston
MIDDLESEX COUNTY
SUFFOLK COUNTY
Atlantic Ocean
Boston Harbor
Mystic River
Chelsea River
Bell Isle Inlet
Boston Logan International Airport
Northgate Shopping Center
Revere Beach
Wonderland Marketplace
The Shops at Suffolk Downs
Suffolk Downs
Orient Heights Beach
Winthrop Beach
Winthrop Golf Club
Glendale Square
Glendale Park
Sonar Playground
Erricola Park
McMaken Field
Mystic Mall
USS Constitution Museum
Faneuil Hall
New England Aquarium
Federal Courthouse
Institute of Contemporary Art
World Trade Center Boston
Leader Bank Pavilion
Boston Convention & Exhibition Ctr.
Tobin Bridge
Sumner Tunnel
Callahan Tunnel
Ted Williams Tunnel
Mass Pike
CHARLESTOWN BRIDGE
EASTERN MAIN LINE
MBTA
BLUE LINE
SILVER LINE
Wonderland
Revere Beach
Beachmont
Suffolk Downs
Orient Heights
Wood Island
Airport
Maverick
CHELSEA
SOUTH STATION
Broadway
William McClellan Hwy
Revere Beach Blvd
Sargent St
Floyd St
Park Ave
Beach St
Ferry St
Garfield Ave
Washington St
Everett Ave
2nd St
Eastern Ave
Condor St
Meridian St
Main St
1
1A
16
60
99
107
145
3
90
93

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Mortgage Loan No. 2 – Logan Cargo Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	East Boston, MA 02128
Original Balance(1):	$90,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	9.6%			Title Vesting:	Fee and Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1965, 2005/2022
Borrower Sponsor:	Cargo Ventures			Size:	266,690 SF
Guarantor:	Christopher M. Jeffries			Cut-off Date Balance PSF(1):	$450
Mortgage Rate:	6.9000%			Maturity Date Balance PSF(1):	$450
Note Date:	2/27/2025			Property Manager:	Cargo Ventures LLC
Maturity Date:	3/7/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$10,917,452
IO Period:	60 months			UW NCF:	$10,597,424
Seasoning:	0 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.26x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI(3):	$7,495,610 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,305,215 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$5,802,539 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.2% (2/25/2025)
RE Tax:	$137,869	$137,869	NAP	2nd Most Recent Occupancy:	94.1% (12/31/2023)
Insurance:	$0	$27,017	NAP	3rd Most Recent Occupancy:	93.7% (12/31/2022)
Replacement Reserve:	$0	$5,556	$62,500	Appraised Value (as of):	$213,400,000 (1/24/2025)
TI/LC Reserve:	$350,000	$11,112	$125,000	Appraised Value PSF:	$800
Ground Rent Reserve:	$0	$39,455	NAP	Cut-off Date LTV Ratio(1):	56.2%
Delta Reserve:	$6,070,703	$0	NAP	Maturity Date LTV Ratio(1):	56.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	100.0%	Loan Payoff:	$96,781,961	80.7%
			Return of Equity:	$14,477,699	12.1%
			Reserves:	$6,558,572	5.5%
			Closing Costs:	$2,181,769	1.8%
Total Sources:	$120,000,000	100.0%	Total Uses:	$120,000,000	100.0%

(1)	The Logan Cargo Park Mortgage Loan (as defined below) is part of the Logan Cargo Park Whole Loan (as defined below), with an aggregate original principal amount of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Logan Cargo Park Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	UW NOI includes rent steps of $3,064,007 from the Delta Air Lines Inc. lease through April 2027. See “Escrows and Reserves—Delta Reserve” below. The increase from Most Recent NOI to UW NOI is due to the inclusion of the Delta rent steps. Delta currently is required to pay $30.03 PSF annually, and beginning in April 2027, will be required to pay $65.85 PSF through its lease expiration date on March 31, 2032. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027.

The Mortgage Loan. The second largest mortgage loan (the “Logan Cargo Park Mortgage Loan”) is part of a whole loan (the “Logan Cargo Park Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $120,000,000. The Logan Cargo Park Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a 266,690 SF industrial property located in East Boston, Massachusetts (the “Logan Cargo Park Property”). The Logan Cargo Park Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 with an aggregate original principal amount of $90,000,000. The Logan Cargo Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

The table below summarizes the promissory notes that comprise the Logan Cargo Park Whole Loan.

Logan Cargo Park Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	MSBAM 2025-5C1	Yes
A-2	$20,000,000	$20,000,000	MSBAM 2025-5C1	No
A-3(1)	$10,000,000	$10,000,000	MSBNA	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
A-5(1)	$10,000,000	$10,000,000	MSBNA	No
Total	$120,000,000	$120,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsor. The borrowers for the Logan Cargo Park Whole Loan are 440 McClellan LLC and 480 McClellan LLC, each a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor is Cargo Ventures, a full-service real estate development, investment, and management company, bringing together expertise from pre-development planning and construction. Cargo Ventures has undertaken logistics related projects in the United States and Europe totaling in excess of 3.9 million SF. Cargo Ventures focuses on developing, owning and operating industrial facilities in close proximity to major transportation gateways and is focused on managing and growing its Boston Airport centric properties. The chief executive officer and founder of Cargo Ventures is Jacob Citrin, who owns a 19.8% indirect stake in the borrower. Cargo Ventures manages both the Logan Cargo Park Whole Loan borrower, and the Logan Cargo Park Property.

The non-recourse carveout guarantor for the Logan Cargo Park Whole Loan is Christopher M. Jeffries, who is an American real estate developer, owner and philanthropist. He is the founder of Millennium Partners, a national real estate development firm. Founded in 1992, Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 2.0 million SF of office space, 1.0 million SF of retail space, 4,150 parking spaces, five Loews Cineplex theaters and five health clubs. Today, Millennium Partners owns and operates a portfolio reportedly worth more than $5 billion. Christopher M. Jeffries owns a 57.8% interest in the borrower.

The Logan Cargo Park Whole Loan documents permit transfers of equity, including controlling interests in the related borrowers, to the following specified entities: Delaware Life Insurance Company, Declaration Partners Real Estate LLC, and Massachusetts Mutual Life Insurance, as well as their affiliates, provided certain conditions are satisfied.

The Property. The Logan Cargo Park Property consists of two-adjacent industrial warehouse/distribution buildings (the “440 William F McClellan Highway Building” and the “480 William F McClellan Highway Building”) comprising 266,690 SF in East Boston, Massachusetts, located approximately 2.0 miles from the entrance to Logan International Airport. The Logan Cargo Park Property sits within the only immediate industrial area in Logan International Airport, serving the airport’s passenger and freight carriers. The operations at the Logan Cargo Park Property include the airport’s two largest carriers, Delta and JetBlue, and are important for the day-to-day airline operations. The borrower sponsor has invested approximately $6.5 million into the Logan Cargo Park Property since 2021. As of February 25, 2025, the Logan Cargo Park Property was 95.2% occupied.

The 440 William F McClellan Highway Building was originally constructed in 1965, expanded in 1977 and 1991, and was renovated in 1985, 2006, and 2022. The interior is largely comprised of industrial space with a mix of food processing/preparation areas, cold storage, and dry storage. The building also features a portion of second floor mezzanine area that is primarily built out with office finish. At the front of the site is a freestanding Starbucks leased building with a drive-through. The two largest tenants at the 440 William F McClellan Highway Building, Delta and JetBlue, comprise 94.3% of NRA, with one additional office tenant, two additional industrial tenants, and Starbucks as the sole retail tenant. As of February 25, 2025, the 440 William F McClellan Highway Building was 98.9% occupied.

The 480 William F McClellan Highway Building was constructed in 2005 and is situated on a 5.1-acre site that is ground leased from the Massachusetts Port Authority. The building includes a four-story office component and an 80,810 SF single-story industrial component leased to Forward Air and JetBlue. Forward Air and JetBlue comprise 62.2% of NRA of the 480 William F McClellan Highway Building, with an additional 10 office tenants located at the property. As of February 25, 2025, the 480 William Highway Building was 91.9% occupied, with only office space contributing to the vacant space.

Major Tenants.

Delta Air Lines, Inc. (85,539 SF, 32.1% of NRA, 30.5% of underwritten rent). Delta Air Lines, Inc. (“Delta”) is a major airline in the United States, headquartered in Atlanta, Georgia. Founded in 1925, Delta is the United States’ oldest operating airline, and the seventh oldest operating airline worldwide. Delta operates over 5,400 flights daily and serves 325 destinations in 52 countries on six continents. Delta employs approximately 103,000 employees worldwide. Delta’s current lease expires in March, 2027, and Delta is currently required to pay $30.03 PSF. Delta has executed its renewal option, and will be required to pay $65.85 PSF from April 2027 through its lease renewal expiration date of March 31, 2032. As such, a $3,064,007 rent increase was underwritten through March 2027. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027. Delta has occupied 85,539 SF of industrial space at the 440 William F McClellan Highway Building since 2022, has a lease expiration date of March 31, 2032, and has one, five-year renewal option remaining.

Forward Air (62,216 SF, 23.3% of NRA, 32.7% of underwritten rent). Forward Air provides surface transportation and related logistics services to the air freight market. The company provides scheduled surface transportation of cargo as an alternative to air transportation, and brokerage transportation services. The wholesale transportation community logistics companies, freight forwarders, integrated air cargo carriers, passenger cargo airlines, and non-traditional shippers utilize Forward Air as a single-source provider. Forward Air has occupied 62,216 SF of industrial space at the 480 William F McClellan Highway Building since 2009, has a lease expiration date of January 31, 2032, and has one, five-year renewal option remaining.

JetBlue (57,872 SF, 21.7% of NRA, 19.9% of underwritten rent). JetBlue is a major airline in the United States, headquartered in Long Island City in Queens, New York, with corporate offices in Utah and Florida. JetBlue operates over 1,000 flights daily and serves over 100 domestic and international

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

network destinations in the Americas and Europe. The airline operates out of six hubs, with its primary being New York’s JFK International Airport. JetBlue was founded in 1998, and employs over 23,000 employees. JetBlue has occupied 31,322 SF of industrial space at the 440 William F McClellan Highway Building since 2018, has a lease expiration date of August 31, 2028, and has one, five-year renewal option remaining. JetBlue has occupied 18,594 SF of industrial space with an additional 7,956 SF of office space at the 480 William F McClellan Highway Building since 2018, has a lease expiration date of July 31, 2028, and has one, five-year renewal option remaining.

The following table presents certain information relating to the tenants at the Logan Cargo Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)	Building	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF		% of Total Annual UW Base Rent	Lease Expiration	Renewal Option	Term. Option (Y/N)
Delta Air Lines Inc.	BBB/Baa1/BBB-	440 William F McClellan Highway	85,539	32.1%	$3,720,443	$43.49		30.5%	3/31/2032	1 x 5 year	N
Forward Air	B/NR/B	480 William F McClellan Highway	62,216	23.3%	$3,987,267	$64.09		32.7%	1/31/2032	1 x 5 year	N
JetBlue	BB/B3/B-	440 William F McClellan Highway / 480 William F McClellan Highway	57,872	21.7%	$2,431,997	$42.02		19.9%	Various(2)	1 x 5 year	N
FedEx Trade Networks	NR/NR/NR	480 William F McClellan Highway	9,967	3.7%	$369,445	$37.07		3.0%	10/31/2026	2 x 3 year	N
Kyon Pharma	NR/NR/NR	480 William F McClellan Highway	7,766	2.9%	$273,436	$35.21		2.2%	11/30/2025	1 x 5 year	N
Subtotal/Wtd. Avg.			223,360	83.8%	$10,782,589	$48.27		88.4%

Other Tenants			30,410	11.4%	$1,408,904	$46.33		11.6%
Vacant Space			12,920	4.8%	$0	$0.00		0.0%
Total/Wtd. Avg.			266,690	100.0%	$12,191,492	$48.04	(3)	100.0%

(1)	Information is based on the underwritten rent roll dated February 25, 2025.
(2)	JetBlue has 31,322 SF of industrial space at the 440 William F McClellan Highway Building that has a lease expiration date of August 31, 2028, and has 18,594 SF of industrial space with an additional 7,956 SF of office space at the 480 William F McClellan Highway that has a lease expiration date of July 31, 2028.
(3)	Excludes Vacant Space

The following table presents certain information relating to the lease rollover schedule at the Logan Cargo Park Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	5	12,375	$33.96	4.6%	4.6%	$420,269	3.4%	3.4%
2026	3	12,587	$36.47	4.7%	9.4%	$459,074	3.8%	7.2%
2027	6	9,071	$39.65	3.4%	12.8%	$359,689	3.0%	10.2%
2028	4	59,572	$44.84	22.3%	35.1%	$2,671,330	21.9%	32.1%
2029	0	0	$0.00	0.0%	35.1%	$0	0.0%	32.1%
2030(2)	1	12,410	$46.21	4.7%	39.8%	$573,420	4.7%	36.8%
2031	0	0	$0.00	0.0%	39.8%	$0	0.0%	36.8%
2032	2	147,755	$52.17	55.4%	95.2%	$7,707,710	63.2%	100.0%
2033	0	0	$0.00	0.0%	95.2%	$0	0.0%	100.0%
2034	0	0	$0.00	0.0%	95.2%	$0	0.0%	100.0%
2035	0	0	$0.00	0.0%	95.2%	$0	0.0%	100.0%
2036 & Beyond	0	0	$0.00	0.0%	95.2%	$0	0.0%	100.0%
Vacant	0	12,920	$0.00	4.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	21	266,690	$48.04(3)	100.0%		$12,191,492	100.0%

(1)	Information is based on the underwritten rent roll dated February 25, 2025.
(2)	The maturity date of the Logan Cargo Park Whole Loan is March 7, 2030.
(3)	Excludes Vacant Space
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

The Market. The Logan Cargo Park Property is located in East Boston, Massachusetts, approximately 2.0 miles from the Logan International Airport entrance, and located within the urban submarket of the Greater Boston Metro industrial market. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Greater Boston Metro industrial market was 7.5%, with average asking rents of $15.30 PSF, and an inventory of approximately 315.8 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the urban submarket was 5.0%, with average asking rents of $26.49 PSF and an inventory of approximately 14.3 million SF. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 440 William F McClellan Highway Building was 32,163, 240,876 and 592,439, respectively. According to the appraisal, the 2024 average household income within the same radii was $105,540, $120,686, and $153,299, respectively. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the 480 William F McClellan Highway Building was 33,009, 234,874 and 580,392, respectively. According to the appraisal, the 2024 average household income within the same radii was $105,485, $117,473 and $153,065, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Logan Cargo Park Property:

Market Rent Summary
Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection	Tenant Improvements (New / Renewals)	Leasing Commissions (New / Renewals)	Reimbursements
Industrial Warehouse:	$65.00	5	3% per annum	$5.00 / $2.00	6.0% / 6.0%	NNN
Office:	$30.00	5	3% per annum	$25.00 / $2.00	6.0% / 6.0%	OFF MG
Retail:	$130.00	10	3% per annum	$5.00 / $5.00	6.0% / 6.0%	NNN

Source: Appraisal.

The following table presents certain information relating to industrial leases comparable to the Logan Cargo Park Property:

Comparable Industrial Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (yrs.)	Rent PSF	Lease Type
Logan Cargo Park (subject) (1) 440 William F McClellan Highway East Boston, MA	1965 / 2022	123,956	Delta Air Lines Inc.	85,539	10.0	$43.49	NNN
Logan Cargo Park (subject)(1) 480 William F McClellan Highway East Boston, MA	2005 / NAP	142,734	Forward Air	62,216	10.0	$64.09	NNN
370 McClellan Highway East Boston, MA	1986 / NAP	19,461	Patriot Logistics	15,700	7.3	$43.00	NNN
310 McClellan Highway East Boston, MA	1980 / NAP	16,219	HG Bos Duty Free	11,278	12.5	$40.00	NNN
580 & 467 Chelsea Street Boston, MA	1965 / 2005	103,687	AirTime Express	18,421	5.0	$40.00	NNN
New Bedford Foss Marine Terminal 13 Pine Street New Bedford, MA	2024 / NAP	200,000	Southcoast Wind Vineyard Offshore	30,000 30,000	20.0 20.0	$80.05 $86.78	Gross Gross
Logan Airport Industrial Building 13 One Harborside Drive East Boston, MA	NAV	24,682	Confidential	24,682	5.0	$73.09	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated February 25, 2025, other than Year Built / Renovated and Lease Type.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to office/retail leases comparable to the Logan Cargo Park Property:

Comparable Office/Retail Lease Summary
Property Name/Location	Year Built / Renovated	Total SF	Tenant Name	Lease SF	Lease Term (yrs.)	Rent PSF	Lease Type
Logan Cargo Park (subject) (1) 440 William F McClellan Highway East Boston, MA	1965 / 2022	123,956	Starbucks Corporation	1,700	10	$140.78	NNN
Logan Cargo Park (subject)(1) 480 William F McClellan Highway East Boston, MA	2005 / NAP	142,734	Kyon Pharma Gandara Mental Health	7,766 2,373	Various(2) 3.0	$35.21 $33.61	OFF MG OFF MG
Commerce Place 350 Main Street Malden, MA	1989 / NAP	169,800	Cambridge Health Alliance Berlin Packaging Spaulding Rehab	69,592 5,088 10,750	5.3 7.2 5.0	$28.75 $31.00 $29.00	Base Year Stop Modified Gross NNN
The Schrafft Center 529 Main Street Charlestown, MA	1928 / 1986	609,536	Bevi Accion Systems	13,364 13,457	7.4 3.0	$38.00 $40.00	Base Year Stop Base Year Stop
Starbucks 25A American Legion Highway Revere, MA	2023 / NAP	2,200	Starbucks	2,200	10.0	$90.00	NNN
Starbucks 399 Union Street Ashland, MA	2024 / NAP	2,575	Starbucks	2,575	10.0	$67.96	NNN
Dunkin Donuts 620 & 632 Main Street Wakefield, MA	1999 / NAP	1,888	Dunkin’ Donuts	1,888	20.0	$79.45	Absolute Net
Starbucks 1207 North 91st Avenue Tolleson, AZ	2024 / NAP	1,470	Starbucks	1,470	15.0	$127.55	Absolute Net
Starbucks 2536 Highland Avenue Highland, CA	2024 / NAP	1,020	Starbucks	1,020	10.0	$182.96	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll February 25, 2025, other than Year Built / Renovated and Lease Type.
(2)	1,639 SF of the Kyon Pharma space has a lease term of 4.0 years. 6,127 SF of the Kyon Pharma space has a lease term of 7.2 years.

Appraisal. The appraisal concluded to an “As-is” value for the Logan Cargo Park Property of $213,400,000 as of January 24, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated January 30, 2025, there was no evidence of any recognized environmental conditions at the Logan Cargo Park Property. The Phase I for the 480 McClellan Property identified a controlled recognized environmental condition relating to oil related polycyclic aromatic hydrocarbons and related activity and use limitations. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Logan Cargo Park Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW		UW PSF
Gross Potential Rent(1)	$4,870,775	$7,233,463	$8,369,452	$8,829,051	$12,223,097		$45.83
Reimbursement	$1,971,853	$2,529,068	$2,869,599	$3,003,183	$3,162,182		$11.86
Solar Income	$0	$0	$0	$0	$44,555		$0.17
Parking/Miscellaneous Income	$16,083	$39,348	$7,320	$3,587	$3,677		$0.01
Billboard Income	$20,425	$34,093	$34,908	$11,880	$55,000		$0.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0		$0.00
Effective Gross Income	$6,879,136	$9,835,972	$11,281,279	$11,847,701	$15,488,511		$58.08

Real Estate Taxes	$1,179,160	$1,287,863	$1,536,846	$1,560,614	$1,654,427		$6.20
Insurance	$171,896	$190,402	$229,542	$268,413	$280,249		$1.05
Ground Rent	$473,457	$473,457	$473,457	$473,457	$528,694		$1.98
Other Operating Expenses	$1,822,907	$2,081,711	$1,736,218	$2,049,606	$2,107,689		$7.90
Total Operating Expenses	$3,647,419	$4,033,433	$3,976,063	$4,352,091	$4,571,059		$17.14

Net Operating Income(1)	$3,231,717	$5,802,539	$7,305,215	$7,495,610	$10,917,452		$40.94
Capital Expenditures	$0	$0	$0	$0	$53,338		$0.20
TI/LC	$0	$0	$0	$0	$266,690		$1.00
Net Cash Flow	$3,231,717	$5,802,539	$7,305,215	$7,495,610	$10,597,424		$39.74

Occupancy %	88.6%	93.7%	94.1%	95.2%	95.2%	(2)
NOI DSCR(3)	0.38x	0.69x	0.87x	0.89x	1.30x
NCF DSCR(3)	0.38x	0.69x	0.87x	0.89x	1.26x
NOI Debt Yield(3)	2.7%	4.8%	6.1%	6.2%	9.1%
NCF Debt Yield(3)	2.7%	4.8%	6.1%	6.2%	8.8%

(1)	UW Gross Potential Rent is based on the rent roll as of February 25, 2025 and includes rent steps of $3,064,007 from the Delta Air Lines Inc. lease through April 2027. See “Escrows and Reserves—Delta Reserve” below. The increase from Most Recent NOI to UW NOI is due to the inclusion of the Delta rent steps. Delta currently is required to pay $30.03 PSF annually, and beginning in April 2027, will be required to pay $65.85 PSF through its lease expiration date on March 31, 2032. The borrower reserved $6,070,703 with the lender at origination for Delta’s rent differential through March 2027.
(2)	UW Occupancy % represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Logan Cargo Park Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $137,869 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments that are not the responsibility of tenants pursuant to leases that are not then in default, including but not limited to assessments due in connection with the C-PACE Loans (as defined below) (which currently equates to $137,869).

Insurance Escrows –The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to $27,017). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket insurance policy satisfying the requirements of the loan documents is maintained by an affiliate of the borrowers, and (iii) the insurance premiums are current and paid in a timely manner.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $5,556 into a reserve for capital expenditures. Notwithstanding the foregoing, the borrowers will not be required to make deposits into such reserve at any time that the amount in such reserve is equal to or greater than $62,500.

TI/LC Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $350,000 into a reserve for outstanding tenant improvements and leasing commissions. In addition, on a monthly basis the borrowers are required to deposit into a reserve for future tenant improvements and leasing commissions an amount equal to $11,112. Notwithstanding the foregoing, the borrowers will not be required to make deposits into such reserve at any time that the amount in such reserve (excluding the upfront deposit), is equal to or greater than $125,000.

Ground Rent Funds – The borrowers are required to deposit into a ground rent reserve, on each monthly payment date, the ground rent that is payable under the ground lease for the 480 William McClellan Highway Building in the month in which such monthly payment date occurs (currently $39,455).

Delta Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $6,070,703, which amount is equal to (x) the aggregate amount of hypothetical base rent payable by Delta pursuant to its lease at an assumed monthly base rent of $469,395.26 for the period commencing on the origination date through April 1, 2027 (such period, the “Delta Stepped Rental Period”), minus (y) the aggregate amount of actual base rent payable by Delta pursuant to the terms of its lease during the Delta Stepped Rental Period, which reserve is required to be applied to pay such monthly differential provided that no event of default, Cash Management Sweep Period (as defined below) or event of default under the Delta lease exists.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$90,000,000
440 and 480 William F McClellan Highway	Logan Cargo Park	Cut-off Date LTV:	56.2%
East Boston, MA 02128		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.1%

Lockbox / Cash Management. The Logan Cargo Park Whole Loan is structured with a hard lockbox and in place cash management. In connection with the origination of the Logan Cargo Park Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender. The borrower is required to direct all tenants at the Logan Cargo Park Property to pay rents directly into the lockbox account. In addition, the borrower is required to deposit all rents and any other revenue received by the borrower or any of its affiliates into the lockbox account within one business day of receipt. All amounts in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and, provided no event of default is continuing under the Logan Cargo Park Whole Loan documents, are required to be applied in the following order of priority: (i) to make the monthly deposits into the ground rent reserve, real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Logan Cargo Park Whole Loan, (iii) to make the monthly deposits into the TI/LC reserve and replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) during a Cash Management Sweep Period to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Management Sweep Period) and lender approved extraordinary expenses and (v) (x) if a Cash Management Sweep Period is continuing, to deposit any remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Logan Cargo Park Whole Loan during the continuance of the Cash Management Sweep Period (provided that such funds may be used by the borrower to pay capital expenditures, tenant improvements and leasing commissions incurred in connection with the terms and provisions of the loan agreement), and (y) if no Cash Management Sweep Period is continuing, to be disbursed to the borrower.

“Cash Management Sweep Period” means a period: (i) commencing upon an event of default under the Logan Cargo Park Whole Loan documents, and ending upon the cure of such event of default; or (ii) commencing upon the debt service coverage ratio of the Logan Cargo Park Whole Loan being less than 1.10x as of the end of any calendar quarter (a “DSCR Event”) and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter.

In addition, the borrower may cure a Cash Management Sweep Period caused by a DSCR Event by voluntarily defeasing a portion of the Logan Cargo Park Whole Loan documents, in the amount by which the principal balance of the Logan Cargo Park Whole Loan exceeds the principal balance necessary to achieve a debt service coverage ratio equal to or greater than 1.10x.

Ground Lease. The borrower’s interest in the 480 William McClellan Highway Building consists of a ground leasehold interest under a ground lease between the Massachusetts Port Authority and the related borrower. The ground lease has a term expiring on May 26, 2120, with no extension options. The ground lease provides for rent of $473,460 annually through May 26, 2025, which increases by 20% every ten years, commencing May 27, 2025. The ground lease contains certain restrictions on transfers and subleases of the ground leasehold estate, and the entities which may hold a mortgage on such estate. In particular, while the ground lessor’s consent is not required for an assignment of the leasehold estate as a result of foreclosure or deed in lieu thereof, further assignments require the ground lessor’s consent, not to be unreasonably withheld, conditioned or delayed. See “Description of the Mortgage Pool—Fee & Leasehold Estates—Ground Leases” for further information regarding the ground lease.

Letters of Credit. The borrowers are permitted to deliver letters of credit meeting the requirements of the Logan Cargo Park Whole Loan documents in lieu of, or to replace, deposits to any reserve fund, other than the excess cash flow account. The aggregate amount of any letter of credit and cash on deposit with respect to the Delta reserve, the TI/LC reserve and the replacement reserve is required to at all times be at least equal to the aggregate amount which the borrowers are required to have on deposit in such reserve funds pursuant to the loan agreement. The aggregate amount of any letter of credit and cash on deposit with respect to the real estate tax reserve and insurance reserve is required at all times to be at least equal to the aggregate amount which the borrowers are required to deposit in such reserves over the next twelve month period.

C-PACE Loans. The borrowers have incurred two loans aggregating $1,906,478 pursuant to the Massachusetts Commercial Property Assessed Clean Energy Program (the “C-PACE Loans”). The C-PACE Loans are paid through tax assessments and are secured by tax liens which are superior to the lien of the Logan Cargo Park Whole Loan documents.

Terrorism Insurance. The Logan Cargo Park Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for losses caused by perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Logan Cargo Park Property, as well as business interruption insurance covering no less than the 24 month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the borrowers will not be obligated to expend for terrorism insurance an amount in excess of two times the amount of the annual insurance premium that is payable at such time with respect to the “all risk” or “special hazard” and business interruption insurance (without giving effect to the cost of earthquake or terrorism components of such policies).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

Queen Anne
Westlake
Lake Union
KING COUNTY
Uptown
South Lake Union
Midtown
Capitol Hill
SEATTLE
Belltown
Puget Sound
Downtown Seattle
First Hill
4

Charlestown
Somerville
Bunker Hill
CAMBRIDGE
Charles River
Beacon Hill
Downtown Boston
BOSTON
Back Bay
Brookline
South End
7
1

Project Midway

1 500 Kendall Street	Cambridge, MA
2 i3	San Diego, CA
3 Science Center at Oyster Point	South San Francisco, CA
4 500 Fairview Avenue	Seattle, WA
5 MODA Sorrento	San Diego, CA
6 Road to the Cure	San Diego, CA
7 450 Kendall Street	Cambridge, MA
8 10240 Science Center Drive	San Diego, CA

SAN FRANCISCO
Daly City
Colma
Pacifica
San Francisco Bay
3
South San Francisco
San Bruno
Millbrae
Burlingame
Hillsborough
San Mateo
SAN MATEO COUNTY

Torrey Pines State Reserve
6
Sorrento Valley
Torrey Pines
8
5
Pacific Ocean
SAN DIEGO
2
University City
SAN DIEGO COUNTY
La Jolla
Hidden Valley

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Mortgage Loan No. 3 – Project Midway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	BBB+/Aa2/A+			Location(6):	Various, Various
Original Balance(1):	$69,000,000			General Property Type(6):	Various
Cut-off Date Balance(1):	$69,000,000			Detailed Property Type(6):	Various
% of Initial Pool Balance:	7.4%			Title Vesting(6):	Fee / Leasehold
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/Various
Borrower Sponsor:	BRE Edison L.P.			Size:	1,280,399 SF
Guarantor(2):	BRE Edison L.P.			Cut-off Date Balance per SF(1):	$414
Mortgage Rate:	5.911647%(3)			Maturity Date Balance per SF(1):	$414
Note Date:	2/6/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	2/6/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$78,894,828
IO Period:	60 months			UW NCF:	$77,934,529
Seasoning:	1 month			UW NOI Debt Yield(1):	14.9%
Prepayment Provisions:	YM1(25),DorYM1(28),O(7)			UW NCF Debt Yield(1):	14.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.9%
Additional Debt Type(1):	Pari Passu / B-Notes			UW NCF DSCR(1):	2.23x
Additional Debt Balance(1):	$461,000,000 / $235,000,000			Most Recent NOI:	$73,837,657 (11/30/2024 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$71,478,126 (12/31/2023)
				3rd Most Recent NOI:	$69,116,914 (12/31/2022)
Reserves(5)				Most Recent Occupancy:	93.6% (2/7/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.1% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,290,000,000 (Various)(7)
TI/LC Reserve:	$0	Springing	$1,280,399	Appraised Value per SF:	$1,007
Unfunded Obligations:	$15,452,130	$0	NAP	Cut-off Date LTV Ratio(1):	41.1%
Ground Lease Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	41.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$530,000,000	48.7%	Loan Payoff:	$1,056,493,006	97.2%
Subordinate Loan Amount:	$235,000,000	21.6%	Reserves:	$15,452,130	1.4%
Sponsor Equity	$322,245,136	29.6%	Closing Costs:	$15,300,000	1.4%
Total Sources:	$1,087,245,136	100.0%	Total Uses:	$1,087,245,136	100.00%

(1)	The Project Midway Mortgage Loan (as defined below) is part of the Project Midway Whole Loan (as defined below) with an aggregate principal balance of $765,000,000 evidenced by 17 senior pari passu promissory notes with an aggregate principal balance of $530,000,000 (the “Project Midway Senior Notes”) and three junior promissory notes with an aggregate balance of $235,000,000 (the “Project Midway Junior Notes”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Project Midway Senior Loan (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Project Midway Senior Notes, as set forth in footnote (3) below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Project Midway Whole Loan is $597, $597, 10.3%, 10.2%, 10.3%, 1.51x, 59.3% and 59.3%, respectively (and in the case of UW NCF DSCR is based on the weighted average interest rate for the Project Midway Whole Loan, as set forth in footnote (3) below).
(2)	The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.
(3)	5.911647% represents the per annum interest rate associated with the Project Midway Mortgage Loan. The weighted average interest rate for the Project Midway Senior Loan is 6.512978886792450% per annum and the weighted average interest rate for the Project Midway Whole Loan is 6.65459975163399% per annum.
(4)	See “Permitted Future Subordinate or Mezzanine Debt” below.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	See “The Properties” below.
(7)	Based on appraisals dated from September 23, 2024 to October 29, 2024.

The Mortgage Loan. The third largest mortgage loan (the “Project Midway Mortgage Loan”) part of a whole loan (the “Project Midway Whole Loan”) with an aggregate principal balance of $765,000,000 evidenced by the 17 pari passu Project Midway Senior Notes and three Project Midway Junior Notes. The Project Midway Whole Loan is secured by the borrowers’ fee and leasehold interests in a portfolio of seven mixed use assets located in Cambridge, Massachusetts, San Diego, California, South San Francisco, California, and Seattle, Washington, as well as an office asset in San Diego, California (each, individually, a “Project Midway Portfolio Property” and, collectively, the “Project Midway Portfolio Properties”). The Project Midway Whole Loan was co-originated by German American Capital Corporation (“GACC”), Citi Real Estate Funding Inc. (“CREFI”) and Morgan Stanley Bank, N.A. on February 6, 2025. The Project Midway Mortgage Loan is evidenced by the non-controlling Note A-8 and A-9, with an aggregate principal balance of $69,000,000. The Project Midway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2025-BIO3 securitization. See “Description of the Mortgage Pool—The Whole Loans— The Project Midway Pari Passu-A/B Whole Loan” and “The Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

The table below summarizes the promissory notes that comprise the Project Midway Whole Loan:

Project Midway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$120,000,000	$120,000,000	BX 2025-BIO3	No
A-2	$90,000,000	$90,000,000	BX 2025-BIO3	No
A-3	$90,000,000	$90,000,000	BX 2025-BIO3	No
A-4-1(1)	$26,000,000	$26,000,000	Bank of Montreal	No
A-4-2(1)	$20,000,000	$20,000,000	Bank of Montreal	No
A-5-1	$20,000,000	$20,000,000	BBCMS 2025-5C33	No
A-5-2-1	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-5-2-2(1)	$5,000,000	$5,000,000	GACC	No
A-5-3(1)	$11,000,000	$11,000,000	GACC	No
A-6-1	$12,000,000	$12,000,000	BBCMS 2025-5C33	No
A-6-2	$10,000,000	$10,000,000	BBCMS 2025-5C33	No
A-6-3(1)	$10,000,000	$10,000,000	CREFI	No
A-6-4(1)	$3,000,000	$3,000,000	CREFI	No
A-7-1(1)	$24,000,000	$24,000,000	CREFI	No
A-7-2(1)	$10,000,000	$10,000,000	CREFI	No
A-8	$50,000,000	$50,000,000	MSBAM 2025-5C1	No
A-9	$19,000,000	$19,000,000	MSBAM 2025-5C1	No
Senior Loan	$530,000,000	$530,000,000
B-1	$94,000,000	$94,000,000	BX 2025-BIO3	Yes(2)
B-2	$70,500,000	$70,500,000	BX 2025-BIO3	No
B-3	$70,500,000	$70,500,000	BX 2025-BIO3	No
Whole Loan	$765,000,000	$765,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The controlling note B-1 has been contributed to the BX 2025-BIO3 securitization.

The Borrowers and the Borrower Sponsor. The borrowers for the Project Midway Whole Loan are BMR-i3 LLC, BMR-500 Fairview Avenue LLC, BMR-10240 Science Center Drive LP, BMR-Moda Sorrento LP, BMR-Road to the Cure LP, BMR-180 Oyster Point LP, BMR-200 Oyster Point LP, BMR-450 Kendall Street LLC and BMR-500 Kendall Street LLC, each a Delaware limited liability company or limited partnership and special purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Project Midway Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is BRE Edison L.P., a Delaware limited partnership indirectly controlled by certain parallel partnerships and other Blackstone fund entities. The liability of the non-recourse guarantor for bankruptcy related recourse events is capped at 15% of the outstanding amount of the Project Midway Whole Loan (and, without duplication, expenses payable to the lender in accordance with the enforcement of the recourse carveout guaranty). In addition, there is no separate environmental indemnitor with respect to the Project Midway Whole Loan.

The Properties. The Project Midway Portfolio Properties consist of eight high-quality lab/lab capable assets totaling 1,280,399 square feet diversified across the top life science markets in the United States, including Boston/Cambridge, San Francisco Bay Area, San Diego and Seattle. As of February 7, 2025, the Project Midway Portfolio Properties were 93.6% leased to 25 tenants, with no single tenant accounting for more than 26.8% of the total net rentable area. The Project Midway Portfolio Properties exhibit a weighted average remaining lease term of 6.0 years and 81.5% of UW Base Rent is derived from investment grade tenants. Based on borrower sponsor identified market rents, the Project Midway Portfolio Properties are leased 19.6% below market. The Project Midway Portfolio Properties have been consistently occupied at an average occupancy of approximately 98% dating back to 2021.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

The following table presents certain information relating to the Project Midway Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	SF	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
500 Kendall Street	Cambridge, MA	2002 / 2019	349,325	100.0%	$318,500,000	41.6%	$455,000,000	$34,132,482	43.3%
i3	San Diego, CA	2017 / NAP	316,262	100.0%	$127,900,000	16.7%	$248,700,000	$13,603,132	17.2%
Science Center at Oyster Point	South San Francisco, CA	2009, 2010 / NAP	204,887	100.0%	$107,200,000	14.0%	$216,600,000	$9,808,874	12.4%
500 Fairview Avenue	Seattle, WA	2015 / NAP	123,838	75.8%	$56,700,000	7.4%	$101,800,000	$5,903,805	7.5%
MODA Sorrento	San Diego, CA	1984 / 2014	104,577	64.3%	$49,800,000	6.5%	$91,000,000	$4,423,009	5.6%
Road to the Cure	San Diego, CA	1978 / 2014	67,998	100.0%	$48,300,000	6.3%	$73,100,000	$5,128,254	6.5%
450 Kendall Street	Cambridge, MA	2015 / 2020	63,520	100.0%	$45,200,000	5.9%	$70,300,000	$4,826,104	6.1%
10240 Science Center Drive	San Diego, CA	2002 / NAP	49,992	69.7%	$11,400,000	1.5%	$33,500,000	$1,069,170	1.4%
Total/Wtd. Avg.			1,280,399	93.6%	$765,000,000	100.0%	$1,290,000,000	$78,894,828	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy and UW NOI is based on the underwritten rent roll dated February 7, 2025.

500 Kendall Street Property

The 500 Kendall Street Property is the largest asset of the Project Midway Portfolio Properties, representing 43.3% of underwritten net operating income. The 500 Kendall Street Property is a lab/office facility that is 98.2% leased to Shire Human Genetic Therapies, a subsidiary of Takeda Pharmaceuticals U.S.A., Inc. (“Takeda”). Takeda is in the process of creating a unified Cambridge campus in Kendall Square, which is expected to serve as their United States forward base of operations. Takeda is investing significantly in Kendall Square and recently extended their lease at the 500 Kendall Street Property by eight years and executed a 600,000 square foot lease to occupy 100% of 585 Third Street (non-collateral), a ground up development. In addition, Takeda, which occupies space at the nearby 650 Kendall Street (non-collateral), has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Street Property. The 500 Kendall Square Property is located adjacent to MIT, Harvard, Massachusetts General Hospital and several pharmaceutical companies.

i3 Property

The i3 Property is a three-building lab/office campus 100% leased to Illumina, Inc. The i3 Property is located near La Jolla Village Drive with access to I-805 in the University Town Centre submarket of San Diego. The i3 Property has amenities including a restaurant, fitness center, conference facility, event lawn, bocce courts, ping pong courts, a herb garden and a dining terrace. Within each structure, a central scientific lab zone has been designed with an emphasis on modularity, flexibility and adaptability. The i3 Property holds a LEED Platinum certification, featuring sustainable designs and facilities including on-site fuel cells, bio-filtration systems, green rooftops with heat and drought tolerant plants and water recycling systems.

Science Center at Oyster Point Property

The Science Center at Oyster Point Property is a Class A lab/office property located in South San Francisco, California, consisting of two buildings that are 100% leased to Life Technologies Corp., a subsidiary of Thermo Fisher Scientific. The Science Center at Oyster Point Property acts as a campus for Life Technologies Corp. and has state-of-the-art building systems, a cafeteria, bay and mountain views, secured subterranean parking, modern HVAC systems, 16 foot floor-to-floor heights and a modern fitness center. Life Technologies Corp. uses the asset for its Genetic Sequencing department, which helps with vaccine development and research, and has over 700 employees that are actively utilizing the asset.

500 Fairview Avenue Property

The 500 Fairview Avenue Property is a seven-story lab/office facility located in the growing hub of Seattle’s life science community in South Lake Union. The 500 Fairview Avenue Property is one of the two buildings (along with 530 Fairview Avenue, non-collateral) that make up the Vue Research Center and is certified LEED Gold. The 500 Fairview Avenue Property has been designed to meet the specific criteria of life science organizations while adhering to the principles of sustainable design. The 500 Fairview Avenue Property is subject to a ground lease that expires in January 2088. The current ground rent is $61,165 per month and increases annually by the higher of 2.0% or Seattle’s cost of living adjustment, but not exceeding 5.0%.

MODA Sorrento Property

The MODA Sorrento Property is a 104,577 square foot, research and lab/office four-building campus with 74,250 and 30,327 square feet of lab and office space, respectively. The MODA Sorrento Property was designed with a unique indoor/outdoor meeting area and includes a market leasing amenity package with a fitness center, conference space, tenant lounge with a café and ping pong, foosball and bocce ball tables. The Class A MODA Sorrento Property has been featured in several architectural magazines and publications to highlight its build out and amenity package.

Road to the Cure Property

The Road to the Cure Property is a 67,998 square foot lab/office strategically located adjacent to Johnson & Johnson’s San Diego headquarters, and walking distance from the University of California, San Diego campus. The amenities at the Road to the Cure Property include a conference center, fitness room and vivarium. The borrower sponsor reports that it is planning to invest an additional $1.1 million ($16.18 per square foot) for any requested tenant improvements and leasing costs as tenants renew or roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

450 Kendall Street Property

The 450 Kendall Street Property is a LEED Gold, lab/office and research facility located in a 10-acre master-planned development in the center of the top life science market in the United States. The master-planned development features a community of office and lab space, multifamily apartments, restaurants and retail shopping.

10240 Science Center Drive Property

The 10240 Science Center Drive Property is an office property located in the heart of the University Town Centre submarket and is surrounded by research institutions, government agencies and biotech companies. The 10240 Science Center Drive Property is situated on Science Center Drive near Genesee Avenue and I-5, which provides easy access to the greater San Diego market and proximity to the airport.

Major Tenants.

Shire Human Genetic Therapies (343,000 square feet; 26.8% of portfolio NRA; 40.5% of portfolio underwritten base rent). Acquired by Takeda (NYSE: TAK; Moody’s / Fitch / S&P: Baa1 / NR / BBB+) in 2019, Shire Human Genetic Therapies (“Shire”) is a global biotechnology company focusing on rare diseases and other highly specialized conditions. Founded in 1781, Takeda is a leading pharmaceutical corporation focused on R&D, manufacturing, sales, and import/export of pharmaceutical drugs. Takeda employs over 49,000 people globally.

Illumina, Inc. (316,262 square feet; 24.7% of portfolio NRA; 17.3% of portfolio underwritten base rent). Illumina, Inc. (“Illumina”; Nasdaq: ILMN; Moody’s / Fitch / S&P: Baa3 / BBB / BBB) is a leader in DNA sequencing and array-based technologies, with a focus on seeking advancements in life sciences, oncology, reproductive health, genetic disease, agriculture, microbiology, and other emerging segments. Illumina employs over 9,250 people. Illumina vacated their space at the i3 Property in August 2023 due to corporate downsizing and is current on all rent and reimbursements due under its lease as of January 1, 2025. The borrower sponsor has begun marketing the space for rent and the appraisal concluded a 12-month lease-up period after the conclusion of the Illumina lease in December 2027.

Life Technologies Corp. (204,887 square feet; 16.0% of portfolio NRA; 12.6% of portfolio underwritten base rent). Life Technologies Corp. is a biotech company founded in 2008 and currently owned by Thermo Fisher Scientific, Inc. (“Thermo Fisher”; NYSE: TMO; Moody’s / Fitch / S&P: A3 / A- / A-). Thermo Fisher is a leader in serving science with approximately 50,000 employees across 50 countries. Thermo Fisher delivers innovative technologies, purchasing convenience and pharmaceutical services through brands including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon, and PPD. As of November 2024, Thermo Fisher has a market capitalization of $211.7 billion.

Eli Lilly and Company (47,061 square feet; 3.7% of portfolio NRA; 5.8% of portfolio underwritten base rent). Eli Lilly and Company (“Eli Lilly”; NYSE: LLY; Moody’s/ Fitch / S&P: Aa3 / NR / A+) is a biotechnology company focused on neuroscience, cardiometabolic health, cancer and immunology. As of January 1, 2025, Eli Lilly is dark and not utilizing its space at the 450 Kendall Street Property. Eli Lilly has not given notice of intent to vacate the space. Takeda, which occupies space at the nearby 650 Kendall Street property (non-collateral) and the 500 Kendall Street Property, has a right of first offer on the to-be-vacated laboratory space at the 450 Kendall Property.

Bruker Corporation, Inc. (40,542 square feet; 3.2% of portfolio NRA; 3.5% of portfolio underwritten base rent). Bruker Spatial Biology, Inc. is a subsidiary of Bruker Corporation, Inc. (“Bruker”; Nasdaq: BRKR), which develops high-performance scientific instruments and high-value analytical and diagnostic solutions that enables scientists to explore life and materials at molecular, cellular, and microscopic levels. Bruker employs over 9,700 people across 90 locations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

The following table presents a summary regarding the major tenants at the Project Midway Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)
								Lease Expiration	Renewal Options	Term. Option (Y/N)
Shire	500 Kendall Street	Baa1/NR/BBB+	343,000	26.8%	$30,273,180	40.5%	$88.26	1/31/2039	2 x 5 year	N
Illumina, Inc.(3)	i3	Baa3/BBB/BBB	316,262	24.7%	$12,960,393	17.3%	$40.98	12/31/2027	3 x 5 year	N
Life Technologies Corp.	Science Center at Oyster Point	NR/BBB/NR	204,887	16.0%	$9,460,349	12.6%	$46.17	3/31/2028	2 x 5 year	N
Eli Lilly and Company(3)	450 Kendall Street	Aa3/NR/A+	47,061	3.7%	$4,322,578	5.8%	$91.85	3/31/2026	1 x 5 year	N
Bruker Corporation, Inc.	500 Fairview Avenue	NR/NR/NR	40,542	3.2%	$2,642,898	3.5%	$65.19	2/12/2026	2 x 5 year	N
Lyell Immunopharma, Inc.	500 Fairview Avenue	NR/NR/NR	33,832	2.6%	$2,544,544	3.4%	$75.21	12/31/2028	2 x 5 year	N
Eurofins Advantar Laboratories, Inc.	MODA Sorrento	Baa3/BBB-/NR	28,577	2.2%	$2,350,573	3.1%	$82.25	11/30/2026	None	N
Aspen Neuroscience, Inc.	Road to the Cure	NR/NR/NR	30,791	2.4%	$2,188,274	2.9%	$71.07	9/15/2027	2 x 5 year	N
Mozart Therapeutics, Inc.	500 Fairview Avenue	NR/NR/NR	19,459	1.5%	$1,548,304	2.1%	$79.57	4/30/2030	2 x 5 year	N
Lundbeck La Jolla Research Center	Road to the Cure	NR/NR/BBB-	17,403	1.4%	$1,185,315	1.6%	$68.11	10/4/2032	None	Y(4)
Subtotal/Wtd. Avg.			1,081,814	84.5%	$69,476,407	92.8%	$64.22

Other Tenants			116,053	9.1%	$5,350,555	7.2%	$46.10
Occupied Subtotal/Wtd. Avg.			1,197,867	93.6%	$74,826,962	100.0%	$62.47

Vacant Space			82,532	6.4%
Total/Wtd. Avg.			1,280,399	100.0%

(1)	Based on the underwritten rent roll dated February 7, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Illumina, Inc. and Eli Lilly and Company are dark but current with respect to all obligations under their respective leases as of January 1, 2025.
(4)	Lundbeck La Jolla Research Center has the one-time option to terminate its lease effective as of May 4, 2030 by delivering to the landlord on or before May 4, 2029, written notice and a termination fee of $876,771.82.

The following table presents certain information relating to the lease rollover at the Project Midway Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	4	9,052	0.7%	0.7%	$192,138	0.3%	0.3%	$21.23
2026	9	159,528	12.5%	13.2%	$10,935,828	14.6%	14.9%	$68.55
2027	5	392,819	30.7%	43.8%	$17,446,237	23.3%	38.2%	$44.41
2028	2	238,719	18.6%	62.5%	$12,004,893	16.0%	54.2%	$50.29
2029	0	0	0.0%	62.5%	$0	0.0%	54.2%	$0.00
2030(3)	1	19,459	1.5%	64.0%	$1,548,304	2.1%	56.3%	$79.57
2031	0	0	0.0%	64.0%	$0	0.0%	56.3%	$0.00
2032	3	35,290	2.8%	66.8%	$2,426,384	3.2%	59.5%	$68.76
2033	0	0	0.0%	66.8%	$0	0.0%	59.5%	$0.00
2034	0	0	0.0%	66.8%	$0	0.0%	59.5%	$0.00
2035	0	0	0.0%	66.8%	$0	0.0%	59.5%	$0.00
2036 & Thereafter	1	343,000	26.8%	93.6%	$30,273,180	40.5%	100.0%	$88.26
Vacant	0	82,532	6.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	25	1,280,399	100.0%		$74,826,962	100.0%		$62.47	(4)

(1)	Based on the underwritten rent roll dated February 7, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Project Midway Whole Loan is February 6, 2030.
(4)	Excludes vacant SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

The Market. The Project Midway Portfolio Properties are located in three states across four major markets including Boston/Cambridge (49.4% of portfolio underwritten NOI), San Diego (30.7% of portfolio underwritten NOI), San Francisco Bay Area (12.4% of portfolio underwritten NOI) and Seattle (7.5% of portfolio underwritten NOI).

Boston is home to elite academic and research institutions, as well as renowned medical facilities. The top three National Institutes of Health (“NIH”) funded hospitals are located in the Cambridge submarket including Massachusetts General Hospital, Brigham and Women’s Hospital and Boston Children’s Hospital. The Boston economy has experienced faster growth than the overall United States economy for several years, driven by a highly educated workforce that supports the area’s knowledge-oriented industries. In Boston, over 51% of adults aged 25 or older hold at least a bachelor’s degree, higher than the national average of 36.7%. Life sciences employment accounts for 4.5% of the regions total employment and added over 5,000 new jobs in the first four months of 2024. Anchored in Cambridge, biotechnology research is a strength of the Boston economy. AstraZeneca, Moderna, Sanofi, Takeda and Vertex Pharmaceuticals are among the established and emerging firms that helped Boston’s economy to grow by over 116% from 2017 to 2021. Cambridge recorded 214,500 square feet of positive absorption for life science properties in the second quarter of 2024. Containing nearly 20 million square feet of existing lab inventory, Cambridge and Kendall Square remain centers of global life sciences research, with asking rents over $110 PSF NNN in East Cambridge and $90 PSF NNN in West Cambridge.

More than 80 research institutes are located in San Diego, including the Scripps Research Institute and Salk Institute for Biological studies. In the second quarter of 2024, the San Diego laboratory market recorded over 200,000 square feet of positive net absorption, producing the largest net absorption figure since the second quarter of 2022. San Diego leasing activity has seen over 740,000 square feet of activity in 2024. The second quarter of 2024 saw an increase in life sciences jobs with 68,500 posted in March. Additionally, jobs are up 12.9% since February 2020, reflecting ongoing life sciences growth. Torrey Pines / UTC acts as the heart of San Diego’s life science clusters with a low vacancy rate of 5.0% and leading leasing activity. Significant lease transactions are clustered in Torrey Pines and Sorrento Mesa, with over 310,854 and 367,443 square feet of recent lease transactions, respectively.

The San Francisco Bay Area is considered to be the birthplace of the life sciences sector and is home to well-known companies in the industry. The life sciences industry benefits from the talent pool fostered by leading universities with specialties in biology and biomedical fields including Stanford, UCSF and University of California, Berkeley. Life sciences companies continued to add headcount during the second quarter of 2024, growing by 992 jobs, bringing the overall employment for the sector to 146,731. At the close of the second quarter of 2024, total inventory of life sciences facilities in the Bay Area stood at 41.6 million square feet.

The Seattle life sciences market continually ranks in the top 10 nationally in venture capital and NIH funding, as well as patents issued, demonstrating its position as an innovation hub. Seattle’s population grew 1.2% over the past year, compared to 0.5% nationally. Life science employment grew from below 30,000 jobs to over 35,000 jobs between 2020 and 2023. Seattle saw the largest increase of any metropolitan area in NIH funding, increasing 30% to $1.4 billion in 2022. Life science asking rents grew rapidly in 2020 and continue to remain just below $70 per square foot as of the third quarter of 2023, with 8% vacancy rates.

The following table presents certain information relating to the Project Midway Portfolio Properties:

Market Rent Summary
Property	UW Rental Rate PSF(1)	Occupancy(1)	Properties	Allocated Whole Loan Amount	Submarket Rent PSF	Submarket Vacancy
Boston/Cambridge	$85.85	100.0%	2	$363,700,000	$83.89	10.8%
San Diego	$47.69	90.3%	4	$237,400,000	$50.50	10.1%
San Francisco Bay Area	$46.17	100.0%	1	$107,200,000	$55.41	12.1%
Seattle	$71.78	75.8%	1	$56,700,000	$41.46	13.0%

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated February 7, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 500 Kendall Street Property of $455,000,000 as of October 28, 2024. The appraisal concluded to an “as-is” value for the i3 Property of $248,700,000 as of October 29, 2024. The appraisal concluded to an “as-is” value for the Science Center at Oyster Point Property of $216,600,000 as of September 23, 2024. The appraisal concluded to an “as-is” value for the 500 Fairview Avenue Property of $101,800,000 as of September 25, 2024. The appraisal concluded to an “as-is” value for the MODA Sorrento Property of $91,000,000 as of September 26, 2024. The appraisal concluded to an “as-is” value for the Road to the Cure Property of $73,100,000 as of September 26, 2024. The appraisal concluded to an “as-is” value for the 450 Kendall Street Property of $70,300,000 as of September 23, 2024. The appraisal concluded to an “as-is” value for the 10240 Science Center Drive Property of $33,500,000 as of September 26, 2024.

Together, the Project Midway Portfolio Properties have an “as-is” value of $1,290,000,000.

Environmental Matters. According to Phase I environmental reports dated from April 8, 2024 to December 3, 2024, there was no evidence of any recognized environmental conditions at the Project Midway Portfolio Properties. The Phase I environmental reports identified controlled recognized environmental conditions at the 500 Kendall Street Property and the Science Center at Oyster Point Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Project Midway Portfolio Properties:

Cash Flow Analysis
	2021	2022	2023	11/30/2024 TTM		UW		UW PSF
Gross Potential Rent(1)	$67,772,822	$69,773,104	$72,381,673	$75,043,972		$87,237,487		$68.13
Other Income	$1,101,715	$1,151,012	$1,176,809	$1,180,147		$1,180,147		$0.92
Discounts Concessions	$22,800,637	$22,196,696	$24,011,968	$24,411,973		$24,365,611		$19.03
Vacancy & Credit Loss	$0	$0	$0	$0		($7,040,442)		($5.50)
Effective Gross Income	$91,675,173	$93,120,812	$97,570,450	$100,636,093		$105,742,803		$82.59
								$0.00
Real Estate Taxes	$9,603,330	$10,409,834	$10,807,284	$11,109,187		$11,109,187		$8.68
Insurance	$930,436	$848,226	$903,902	$1,149,889		$1,113,933		$0.87
Other Expenses(2)	$13,768,368	$12,745,838	$14,381,137	$14,539,359		$14,624,855		$11.42
Total Expenses	$24,302,134	$24,003,898	$26,092,324	$26,798,435		$26,847,975		$20.97

Net Operating Income	$67,373,039	$69,116,914	$71,478,126	$73,837,657		$78,894,828		$61.62
Capital Expenditures	$0	$0	$0	$0		$320,100		$0.25
TI/LCs	$0	$0	$0	$0		$640,200		$0.50
Net Cash Flow	$67,373,039	$69,116,914	$71,478,126	$73,837,657		$77,934,529		$60.87

Occupancy %	99.5%	99.1%	99.1%	93.6%	(3)	93.8%	(4)
NOI DSCR(5)	1.93x	1.97x	2.04x	2.11x		2.25x
NCF DSCR(5)	1.93x	1.97x	2.04x	2.11x		2.23x
NOI Debt Yield(5)	12.7%	13.0%	13.5%	13.9%		14.9%
NCF Debt Yield(5)	12.7%	13.0%	13.5%	13.9%		14.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 7, 2025 and includes rent steps through February 6, 2026 totaling $2,477,573, and Credit Tenant Straight Line Rent of $2,892,509.
(2)	Include management fees, utilities, general and administrative, common area maintenance, non-recoverable expenses, and ground rent.
(3)	Reflects current occupancy, based on the underwritten rent roll February 7, 2025.
(4)	Represents Economic Occupancy.
(5)	DSCRs and Debt Yields are based on the Project Midway Senior Loan and exclude the Project Midway Junior Loan.

Escrows and Reserves.

At origination, the borrowers were required to deposit $15,452,130 into an unfunded obligations reserve related to outstanding free rent, tenant improvement allowances and leasing commissions outstanding as of the origination date under certain leases identified in the Project Midway Whole Loan agreement.

Tax and Insurance Escrows – Waived except during a Cash Sweep Period (as defined below). During a Cash Sweep Period, the borrowers are required to deposit: (i) 1/12th of the amount reasonably estimated by the mortgage lender to be payable, during the next 12 months in order to accumulate sufficient funds to pay taxes levied or assessed or imposed against the Project Midway Portfolio Properties or any part thereof payable in full 30 days prior to their respective due dates (exclusive of any taxes payable by tenants), and (ii) 1/12th of the insurance premiums reasonably estimated by the lender to be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate sufficient funds to pay such insurance premiums in full 30 days prior to the expiration of the policies, provided that so long as no Project Midway Whole Loan event of default is continuing, to the extent any of the required insurance is effected under one or more blanket insurance policies reasonably acceptable to the lender, the borrowers will not be required to make insurance premium deposits with respect to the insurance premiums applicable to such blanket policy.

TI/LC Reserves – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12th of the aggregate square footage of the Project Midway Portfolio Properties multiplied by $1.00 (the “Monthly Rollover Reserve Deposit”), capped at 12 times such amount.

Ground Lease Reserve – Waived except during a Cash Sweep Period. During a Cash Sweep Period, the borrowers are required to deposit on each Project Midway Whole Loan payment date an amount equal to 1/12th of the ground rent due during the next 12 months in order to accumulate sufficient funds to pay all such ground rent at least 30 days prior to the respective due dates.

Lockbox and Cash Management. The Project Midway Whole Loan is structured with a hard lockbox and springing cash management during a Cash Sweep Period. The borrowers or property manager, as applicable, are required to instruct the tenants of the Project Midway Portfolio Properties to directly deposit all rents into the lockbox accounts controlled by the lender. The borrowers have obtained from the lockbox bank its agreement to transfer (A) to a concentration account, all amounts on deposit in each lockbox account on the terms and frequency set forth in the lockbox account agreement and (B) to the cash management account upon notice from the lender to lockbox bank of a Cash Sweep Period (the “Cash Sweep Period Instructions”), all amounts on deposit in the concentration account (other than the reasonable fees of the lockbox bank to the extent required by the lockbox bank, and as more particularly described in the lockbox account agreement) in accordance with the Cash Sweep Period Instructions, which Cash Sweep Period Instructions

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

may require up to two transfers per week to the cash management account to be applied and disbursed in accordance with the Project Midway Whole Loan documents.

“Cash Sweep Period” means, with respect to the Project Midway Whole Loan, a period:

(A)	commencing upon the earliest of: (i) the occurrence of a Project Midway Whole Loan event of default; (ii) the occurrence of certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the Project Midway Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) the occurrence of a Mezzanine Loan (as defined below) default; and

(B)	expiring upon the first date on which, with regard to any Cash Sweep Period commenced in connection with: (w) clause (A)(i) above, the Project Midway Whole Loan event of default, is no longer continuing; (x) clause (A)(ii) above, in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (A)(iii) above, (1) the debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the Project Midway Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters, (3) the Borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Project Midway Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation of the Debt Yield Cure Collateral Amount (the “Mezzanine Debt Yield Cure Collateral”), which Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the Mezzanine Loan, and is required to be returned to the Borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the Project Midway Whole Loan or the Mezzanine Loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount and (z) clause (A)(iv) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender to satisfy any portion of the Project Midway Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event Cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the Project Midway Whole Loan during the continuance of a Project Midway Whole Loan event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents relating to all or a material portion of the applicable individual Project Midway Portfolio Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Project Midway Whole Loan agreement or the other Project Midway Whole Loan documents.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by controlling note B-1 and non-controlling notes B-2 and B-3, totaling $235,000,000.

Permitted Future Subordinate or Mezzanine Debt. The borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans after the earlier of (i) 120 days from origination, which occurred on February 6, 2025, and (ii) securitization of the Project Midway Whole Loan (the “Mezzanine Loan”), subject to the satisfaction of certain conditions precedent set forth in the Project Midway Whole Loan documents, including that no Project Midway Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan which, after giving effect thereto, yields (a) an aggregate loan-to- value ratio not greater than 59.3% and (b) a debt yield not less than 9.96%.

Partial Release. The borrowers may obtain the release of one or more individual Project Midway Portfolio Properties from the lien of the Project Midway Whole Loan upon satisfaction of the terms and conditions set forth in the Project Midway Whole Loan documents, which include but are not limited to: (i) the prepayment or defeasance of a release price equal to the lesser of (a) the outstanding principal balance of the Project Midway Whole Loan, together with all interest accrued and unpaid and (b) the applicable individual property release price as set forth in the Project Midway Whole Loan documents (the “Release Amount”), together with, in the case of prepayment, if prior to the open prepayment date, the greater of a yield maintenance premium and 1.00% of the amount prepaid, and (ii) after giving effect to such release, the debt yield is greater than or equal to 9.96% (the “Release Debt Yield Test”), provided that in order to satisfy such Release Debt Yield Test, the borrowers may prepay the Project Midway Whole Loan in an amount that would satisfy the Release Debt Yield Test or deposit cash or a letter of credit with the lender in such amount; provided, further, that other than in connection with a release of the 500 Kendall Street Property, if the Release Debt Yield Test is not satisfied and such release is in connection with an arms-length transaction to a third-party purchaser who is not an affiliate of the borrowers, the borrowers may obtain the release of such Project Midway Portfolio Property upon the payment to the lender of an amount equal to the lesser of (x) 100% of the net sales proceeds and (y) the greater of (i) the Release Amount for such Project Midway Portfolio Property and (ii) an amount necessary to satisfy the Release Debt Yield Test. In no event may the 500 Kendall Street Property be released for less than its Release Amount as set forth in the Project Midway Whole Loan documents.

The Release Amount for each Property is a dollar amount that as of the origination date equates to (i) 105% of the allocated whole loan amount for the Road to the Cure, MODA Sorrento and 500 Kendall Street Properties, (ii) 110% of the allocated whole loan amount for the 10240 Science Center Drive and 450 Kendall Street Properties, (iii) 115% of the allocated whole loan amount for the 500 Fairview Avenue Property, (iv) 120% of the allocated whole loan amount for the i3 Property and (v) 125% of the allocated whole loan amount for the Science Center at Oyster Point Property.

Right of First Offer/Right of First Refusal. Provided that Illumina, the sole tenant at the i3 Property, is not in default under its lease, such tenant has a right of first refusal in the event of a proposed transfer of such property or any portion thereof. The right of first refusal has been subordinated to the Project Midway Whole Loan and is not applicable to the lender's exercise of its right of foreclosure under the mortgage or a conveyance by the borrower to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Various – Various	Loan #3	Cut-off Date Balance:	$69,000,000
Various	Project Midway	Cut-off Date LTV:	41.1%
Various		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	14.9%

lender or its nominee by deed-in-lieu of foreclosure, or to the first transfer of title by the lender or its nominee subsequent to any such foreclosure or deed in lieu of foreclosure.

Ground Lease. The 500 Fairview Avenue Property is subject to a ground lease between the related borrower, as ground tenant, and Nelchina Point Limited Partnership, an Alaska limited partnership, as ground lessor. The ground lease has an expiration date of January 31, 2088 with two extension options of 20 years each remaining. The ground lease payment is subject to an annual adjustment equal to the greater of (i) 2% of the monthly rent or (ii) the lesser of (A) a consumer price index cost-of-living adjustment and (B) 5%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

George Bush Intctl. Airport 18 miles
290
Jones Rd
Jersey Meadows Golf Course
Northwest Frwy
Jersey Village
Sam Houston Tollway
Gessner Dr
Fairbanks Heights
BASF
Sun Manufacturing
Spencer Rd
GE Oil & Gas
National Oilwell Varco
Port Northwest
Carrier Enterprise
Fast Complex
Windfern Rd
Baker Hughes
Fairbanks Business Park
Eaton Corp.
Little York Rd
Cunningham Rd
Brittmoore Rd
8
Fairbanks/ Northwest Crossing
Core Laboratories
Republic Natl. Distributing Company
Northwest Marketplace
Bingle Rd
Tanner Rd
Tidwell Rd
Hempstead Hwy
HARRIS COUNTY
Northwest Crossing
Corporate Park Northwest
Independence Garden
Kempwood
Rosslyn Park
Compass Energy Systems
Pima Medical Institute - Houston
H-E-B Distribution Center
Blalock Rd
Exile Tech.
Ricoh USA
GE Energy
Francesca's Holdings Corporation
Clay Rd
Langwood
Waterford Grove Apartments
3125 Crestdale Drive
Houston, TX 77080
Helix Energy Solutions Group
Kempwood Dr
Downtown Houston 12 miles
TNRG
Spring Shadows Shopping Center
Kempwood Plaza
Bear Creek Pioneers Park
HOUSTON
Northwest Houston
Hammerly Blvd
Agnes Moffatt Park
Bingle Square
Westview
Shadow Oaks
Nob Hill Park
Spring Village Shopping Center
Long Point Rd
Wirt Rd
Antoine Dr
Westview Dr
Energy Corridor
Houston Comm. Coll. - Spring Branch Campus
Blalock Shopping Center
Spring Valley
Hilshire Village
Katy Frwy
Village Plaza at Dunker Hill
Centre at Bunker Hill
10
90
CITYCENTRE
Memorial City Hospital
Memorial City Mall
Hedwig Village Shopping Ctr.
Hedwig Village
Hunters Creek Village
Kirkwood Rd
Wilcrest Dr
Memorial Dr
Piney Point Rd
Westside
Bunker Hill Village
Piney Point Village
Chimney Rock Rd
Lakeside Country Club
Houston Country Club
Navasota
Montgomery
Conroe
Cleveland
The Woodlands
Spring
Atascocita
Humble
Dayton
Cypress
Katy
Brookshire
HOUSTON
Channelview
Deer Park
Baytown
Pasadena
Sugar Land
Pearland
Missouri City
Rosenberg
Friendswood
League City
Texas City
Richmond

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Mortgage Loan No. 4 – Waterford Grove Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Houston, TX 77080
Original Balance:	$62,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$62,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	6.7%			Title Vesting(2):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2021-2024
Borrower Sponsors:	Timothy Bratz and Ash Shah			Size:	584 Units
Guarantors:	Timothy Bratz and Ash Shah			Cut-off Date Balance per Unit:	$107,021
Mortgage Rate:	6.56700%			Maturity Date Balance per Unit:	$107,021
Note Date:	2/14/2025			Property Manager:	Q10 Property Advisors, LLC
Maturity Date:	3/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(3):	$6,554,781
Amortization Term:	0 months			UW NCF:	$6,408,781
IO Period:	60 months			UW NOI Debt Yield:	10.5%
Seasoning:	0 months			UW NCF Debt Yield:	10.3%
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.54x
Additional Debt Type:	NAP			Most Recent NOI(3):	$4,215,803 (12/31/2024)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$709,141 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,032,371 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	88.7% (1/24/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.0% (12/31/2023)
RE Tax:	$312,986	$104,329	NAP	3rd Most Recent Occupancy:	85.6% (12/31/2022)
Insurance:	$166,691	$55,564	NAP	Appraised Value (as of)(4):	$93,500,000 (1/2/2025)
Replacement Reserve:	$0	$12,167	NAP	Appraised Value per Unit:	$160,103
Deferred Maintenance:	$579,738	$0	NAP	Cut-off Date LTV Ratio(4):	66.8%
HFC Payments Subaccount:	$0	Springing	NAP	Maturity Date LTV Ratio(4):	66.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$62,500,000	96.9%	Loan Payoff(5):	$58,941,441	91.4%
Sponsor Equity:	$1,998,046	3.1%	Closing Costs(6):	$4,497,191	7.0%
			Reserves:	$1,059,415	1.6%
Total Sources:	$64,498,046	100.0%	Total Uses:	$64,498,046	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Waterford Grove Apartments Property (as defined below) is encumbered by a 99-year ground lease as part of the Housing Finance Corporation program (the “HFC Program”). The Waterford Grove Apartments Mortgage Loan (as defined below) is secured by the borrower’s leasehold interest and the Edcouch Housing Finance Corporation’s (“EHFC”) fee interest in the Waterford Grove Apartments Property. See “The Property” and “Ground Lease” below for further information.
(3)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Waterford Grove Apartments Property into the HFC Program and an increase in occupancy from an average of 82.1% in the trailing 12-months endings December 31, 2024 to the occupancy as of January 24, 2025 of 88.7%.
(4)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Waterford Grove Apartments Property, which assumes the Waterford Grove Apartments Property is encumbered by a ground lease as part of the HFC Program, whereby certain units at the Waterford Grove Apartments Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Waterford Grove Apartments Mortgage Loan. The market-based “As Is” appraised value as of January 2, 2025, which assumes no Tax Exemption (as defined below) is granted for the Waterford Grove Apartments Property, $81,100,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.1% and 77.1%, respectively. See “The Property” below for further information.
(5)	Loan Payoff includes $4,000,000 to repay an existing mezzanine loan.
(6)	Closing Costs include a $2,343,750 origination fee and approximately $540,000 in upfront fees and related legal costs associated with entering the HFC Program.

The Mortgage Loan. The fourth largest mortgage loan (the “Waterford Grove Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $62,500,000 and secured by the borrower’s leasehold interest and the HFC’s fee simple interest in a 584-unit garden-style multifamily property in Houston, Texas (the “Waterford Grove Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is Waterford Grove Leasehold, LLC, a single-purpose Delaware limited liability company. The borrower sponsors and non-recourse carveout guarantors are Timothy Bratz and Ash Shah. Timothy Bratz is the CEO and Founder of Legacy Wealth Holdings, a real estate investment firm based in Cleveland, Ohio that specializes in brokerage services, construction and development and property management. Legacy Wealth Holdings has transacted on over 6,000 rental units and its current portfolio consists of over 3,000 rental units valued at over $350 million. Ash Shah is the CEO of IMPEX Capital Group, a commercial real estate investment firm based in Houston, TX. IMPEX Capital Group owns and manages over $1.8 billion in various properties across the United States, including approximately $800 million in Texas.

The Property. The Waterford Grove Apartments Property is a 584-unit garden-style multifamily complex located in Houston, Texas approximately 14-miles northwest of downtown Houston. The Waterford Grove Apartments Property was constructed in 1973, most recently renovated between 2021 and 2024 and consists of 101 two-story apartment buildings and a two-story leasing office situated on a 27.11-acre site. The Waterford Grove Apartments

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

Property offers amenities such as an event room with kitchen, two community pools, splash pad, grilling area, fitness center, dog park, outdoor soccer field and playground. Unit amenities include an appliance package consisting of an electric range/oven, refrigerator, garbage disposal, dishwasher and a private patio or balcony. The unit mix includes 76 one-bedroom floorplans, 191 two-bedroom floorplans, 268 three-bedroom floorplans and 49 four-bedroom floorplans with a weighted average unit size of 1,209 square feet. Since acquiring the Waterford Grove Apartments Property in 2021, the borrower sponsors have invested approximately $6.1 million (approximately $10,500 per unit) in capital expenditure projects, including approximately $1.2 million on exterior work including updates to the plumbing, electrical and HVAC, and approximately $4.9 million on unit interiors including carpeting, paint, kitchen and bathroom refinishes and new appliances. The Waterford Grove Apartments Property features 1,000 surface parking spaces, resulting in a parking ratio of 1.71 spaces per unit.

After acquiring the Waterford Grove Apartments Property in 2021, the borrower sponsor replaced the prior property manager in May 2023, with a focus on increasing occupancy, improving tenant credit quality and evicting delinquent tenants. Occupancy of the Waterford Grove Apartments increased from an average of 85.6% in 2022 to the current occupancy of 88.7% as of January 24, 2025, and credit loss improved from 14.3% of rent in 2022 to 1.6% of rent in the trailing twelve-months ending December 2024.

The Waterford Grove Apartments Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	76	69	90.8%	678	51,533	$958	$966
Two Bedroom	191	172	90.1%	1,051	200,714	$1,258	$1,284
Three Bedroom	268	237	88.4%	1,400	375,150	$1,488	$1,501
Four Bedroom	49	40	81.6%	1,600	78,400	$1,763	$1,767
Total/Wtd. Avg.	584	518	88.7%	1,209	705,797	$1,362	$1,382

(1)	Based on the underwritten rent roll dated January 24, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

Pursuant to the HFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing and (ii) the fee interest to the property is owned by the governing body overseeing the HFC Program and is leased back to the borrower under a ground lease. In order to receive the Tax Exemption, 292 of the 584 residential units at the Waterford Grove Apartments Property must be reserved for or rented to tenants whose household income is less than 80% of the area median family income (“AMI”), with a maximum monthly rent of 1/12th of 80% of the AMI multiplied by 30%. Additionally, 234 of the residential units (not including the 292 units reserved for households making less than 80% of AMI) at the Waterford Grove Apartments Property must be reserved for or rented to tenants whose household income is less than 140% of the AMI, with a maximum monthly rent of 1/12th of 140% of the AMI multiplied by 30%. The remaining 58 units will be market rate.

At origination, the borrower entered into a 99-year ground lease between EHFC, as ground lessor, and the borrower, as ground lessee (see “Ground Lease” below). The Waterford Grove Apartments Mortgage Loan is secured by the borrower’s leasehold interest and EHFC’s fee interest in the Waterford Grove Apartments Property. The appraisal concluded that the in-place rents at the Waterford Grove Apartments Property currently comply with the rent limits under the HFC Program documents.

Concurrent with the origination of the Waterford Grove Apartments Mortgage Loan, all necessary documentation for admission into the HFC Program was effectuated and as such, the Waterford Grove Apartments Property is part of the HFC Program managed by EHFC; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Waterford Grove Apartments Property was transferred by the borrower to EHFC (on or about February 14, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program.

If (i) the Tax Exemption is not granted by February 14, 2026 or (ii) the HFC Program documents are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with EHFC and the borrower acquires the fee interest in the Waterford Grove Apartments Property, the Waterford Grove Apartments Mortgage Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Waterford Grove Apartments Mortgage Loan within 30 days in the amount necessary for the Waterford Grove Apartments Property to satisfy both a debt service coverage ratio of 1.25x and a debt yield of 8.50% (the “EHFC Prepayment Amount”). The Waterford Grove Apartments Mortgage Loan documents provide recourse to the guarantor for the EHFC Prepayment Amount and any related prepayment penalty.

Counsel for the borrower issued a legal opinion for the benefit of the lender opining that the Waterford Grove Apartments Property (including both the fee and leasehold interest therein) more likely than not will be held by the Harris Central Appraisal District to be exempt from ad valorem taxation under the Texas Property Tax Code. Until the Tax Exemption is granted, the borrower is required to make monthly deposits into a real estate tax reserve.

The Market. The Waterford Grove Apartments Property is located in Houston, Texas approximately 14 miles northwest of downtown Houston. Primary access to the Waterford Grove Apartments Property is provided by Interstate 10, Beltway 8 and US Highway 290. The Waterford Grove Apartments Property is located within the Spring Branch Independent School District, a highly ranked school district in the state of Texas, with the Waterford Grove Apartments Property being located immediately adjacent to Northbrook High School and Spring Shadows Elementary School. Other demand drivers in the neighborhood include multiple grocery-anchored retail centers featuring an H-E-B, Aldi, Kroger, Dollar Tree and LA Fitness all located within approximately one mile of the Waterford Grove Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Waterford Grove Apartments Property was 20,589, 126,423 and 293,731, respectively, and the 2024 estimated average median household income within the same radii was approximately $98,021, $97,321 and $123,447, respectively.

According to the appraisal, the Waterford Grove Apartments Property is located in the Spring Branch submarket within the Houston apartment market. As of the fourth quarter of 2024, the Spring Branch apartment submarket reported a total inventory of 23,366 units, with an occupancy rate of 89.1%. The asking rental rate in the submarket stood at $1,217 per unit, a decrease from $1,225 per unit as of the previous quarter. The appraisal concluded to market rents of $961-$971 for one-bedroom units, $1,181-$1,328 for two-bedroom units, $1,377-$1,585 for three-bedroom units and $1,767 for four-bedroom units.

The following table presents recent multifamily leasing data at comparable properties with respect to the Waterford Grove Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Waterford Grove Apartments Houston, TX	1973/2021-2024	584(2)	88.7%(2)	1BR	$958(2)
				2BR	$1,258(2)
				3BR	$1,488(2)
				4BR	$1,763(2)
3 Corners East Houston, TX	1979/2019	327	94.0%	1BR	$866-$1,041
				2BR	$1,319-$1,444
Hammerly Villa Houston, TX	1972/2017	174	99.0%	2BR	$1,100-$1,255
				3BR	$1,370-$1,385
Estates at Spring Branch Houston, TX	1968/2015	275	95.0%	1BR	$970
				2BR	$970-$1,140
				3BR	$1,140-$1,520
Gessner Park Houston, TX	1972/1989	224	99.0%	1BR	$879
				2BR	$1,009-$1,059
				3BR	$1,159-$1,229
				4BR	$1,339
Smart Living Heights Houston, TX	2021/NAP	240	96.0%	1BR	$1,081-$1,442
				2BR	$1,216-$1,669
				3BR	$1,351-$2,110
55 Fifty at Northwest Crossing Houston, TX	2021/NAP	378	96.0%	1BR	$1,135-$1,250
				2BR	$1,287-$1,650
Tara Hall Houston, TX	1963/2017	166	95.0%	1BR	$830
				2BR	$970
				3BR	$1,152

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated January 24, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

Appraisal. The appraisal concluded to an “as-is” value for the Waterford Grove Apartments Property of $93,500,000 as of January 2, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 13, 2025, there was no evidence of any recognized environmental conditions at the Waterford Grove Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Waterford Grove Apartments Property:

Cash Flow Analysis
	2022	2023	2024	UW	UW Per Unit
Gross Potential Rent	$7,043,278	$5,867,753	$7,717,394	$8,468,906	$14,502
Other Income(1)	$1,210,380	$1,148,716	$1,981,747	$2,358,779	$4,039
Vacancy, Credit Loss & Concessions	($1,207,641)	($705,131)	($469,609)	($475,165)	($814)
Effective Gross Income	$7,046,016	$6,311,338	$9,229,531	$10,352,520	$17,727

Taxes	$1,048,528	$1,137,438	$1,192,329	$0	$0
Insurance	$580,735	$514,792	$738,163	$666,764	$1,142
Other Operating Expenses	$3,384,382	$3,949,967	$3,083,237	$3,130,975	$5,361
Total Operating Expenses	$5,013,645	$5,602,197	$5,013,729	$3,797,739	$6,503

Net Operating Income(2)	$2,032,371	$709,141	$4,215,803	$6,554,781	$11,224
Capital Expenditures	$0	$0	$0	$146,000	$250
Net Cash Flow	$2,032,371	$709,141	$4,215,803	$6,408,781	$10,974

Occupancy %(3)	85.6%	70.0%	82.1%	83.1%
NOI DSCR	0.49x	0.17x	1.01x	1.58x
NCF DSCR	0.49x	0.17x	1.01x	1.54x
NOI Debt Yield	3.3%	1.1%	6.7%	10.5%
NCF Debt Yield	3.3%	1.1%	6.7%	10.3%

(1)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(2)	The increase from 2023 Net Operating Income to UW Net Operating Income is primarily due to the switch in property management companies in early 2023. The increase from 2024 Net Operating Income to Underwritten Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Waterford Grove Apartments Property into the HFC Program and an increase in occupancy from 82.1% in the trailing 12-months ending December 31, 2024 to the occupancy as of January 24, 2025 of 88.7%.
(3)	Occupancy % represents the average physical occupancies over each respective year. UW Occupancy % represents underwritten economic occupancy. Underwritten physical occupancy is 88.7%.

Escrows and Reserves.

At origination, the borrower deposited approximately (i) $312,986 into a real estate tax reserve, which is equal to three months of unabated taxes, (ii) $166,691 into an insurance reserve and (iii) $579,738 into a deferred maintenance reserve.

Real Estate Taxes – The loan documents require ongoing monthly deposits into the real estate tax reserve equal to 1/12th of the taxes (taking into account any Tax Exemption in effect with respect to the Waterford Grove Apartments Property) that the lender reasonably estimates will be payable over the next 12-month period (initially estimated to be approximately $104,329), provided that the borrower will not be required to make the monthly real estate tax deposit once the Tax Exemption has been formally granted by the central appraisal district and while it remains in effect.

Insurance – The loan documents require ongoing monthly deposits into the insurance reserve equal to 1/12th of the annual insurance premium that the lender reasonably estimates will be payable over the next 12-month period (initially estimated to be approximately $55,564).

Replacement Reserve – The loan documents require ongoing monthly deposits into the replacement reserve equal to approximately $12,167 ($250 per unit annually).

HFC Payments Reserves – The lender is required to maintain a subaccount (the “HFC Payments Subaccount”) as a reserve for the HFC Payments (as defined below). The borrower is not required to make monthly deposits in the HFC Payments Subaccount in respect of the HFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower delivers evidence reasonably acceptable to the lender that the HFC Payments due under the HFC Program documents are paid on or prior to the applicable due date in accordance with the HFC Program documents. To the extent deposits are required, the borrower is required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of the HFC Payments due under the HFC Program documents, and the lender will transfer such amounts to the HFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the HFC Payments Subaccount to payments of the HFC Payments required to be made by the borrower under the HFC Program documents.

Lockbox and Cash Management. The Waterford Grove Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the borrower or property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted daily to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Multifamily - Garden	Loan #4	Cut-off Date Balance:	$62,500,000
3125 Crestdale Drive	Waterford Grove Apartments	Cut-off Date LTV:	66.8%
Houston, TX 77080		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.5%

lender-controlled cash management account daily to be applied and disbursed in accordance with the Waterford Grove Apartments Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter; or
(iii)	the Tax Exemption has not been granted by February 14, 2026.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; or
●	with respect to clause (iii) above, the earlier to occur of the Tax Exemption being granted and confirmed by the applicable central appraisal district or the borrower making the EHFC Prepayment Amount.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. Pursuant to a Purchase Option and Right of First Refusal Agreement (the “Waterford Grove Apartments Purchase Option and ROFR Agreement”), at any time during the term of the related ground lease, upon 30 days’ notice to the borrower and each of its members, EHFC has the option to purchase the Waterford Grove Apartments Property in accordance with the terms and conditions of the Waterford Grove Apartments Purchase Option and ROFR Agreement. In addition, in the event the special member of the borrower and/or a certain investor member of the borrower (each, a “Waterford Grove Apartments Transferring Member”, and collectively, the “Waterford Grove Apartments Transferring Members”) propose to transfer the leasehold estate and/or the improvements of the Waterford Grove Apartments Property to an unaffiliated third party, EHFC has a right of first refusal to acquire the leasehold estate and/or the improvements of the Waterford Grove Apartments Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Waterford Grove Apartments Transferring Members (the "Waterford Grove Apartments Third-Party Offer"). EHFC must exercise its right of first refusal within 30 days following receipt of notice from a Waterford Grove Apartments Transferring Member of an acceptable Waterford Grove Apartments Third-Party Offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. At origination, the borrower entered into a ground lease between EHFC, as ground lessor, and the borrower, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on February 29, 2124 with no extensions, the borrower is required to pay EHFC, among other amounts, as applicable, (i) an annual compliance fee of $125 per unit (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “HFC Payments”) with the HFC Payments increasing by 3% per year. EHFC and the borrower entered into a subordination agreement agreeing that for so long as the Tax Exemption remains in effect, all HFC Payments payable under the ground lease will be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Waterford Grove Apartments Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the HFC Payments, provided, that absent a continuing event of default under the Waterford Grove Apartments Mortgage Loan, there is no obligation to make deposits into the HFC Payments reserve unless the borrower fails to provide evidence of timely payment.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Waterford Grove Apartments Property, as well as business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North
501 Gateway Drive
Brooklyn, NY 11239
Gateway Center
BROOKLYN
QUEENS
Middle Village
Ridgewood
Glendale
Forest Hills
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
QUEENS COUNTY
Resort World New York City
Aqueduct Race Track
Wakefield
Brownsville
East New York
Howard Beach
John F. Kennedy International Airport
Spring Creek Park
KINGS COUNTY
Canarsie
Canarsie Beach Park
Bergen Beach
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
Belt Pkwy
Interboro Pkwy
Linden Blvd
Pennsylvania Ave
Woodhaven Blvd
Cross Bay Blvd
Rockaway Blvd
Atlantic Ave
Liberty Ave
Jamaica Ave
Myrtle Ave
Metropolitan Ave
Nassau Expwy
Van Wyck Expwy
Grand Central Pkwy
LONG ISLAND RAILROAD
Flatlands Ave
Rockaway Pkwy
Remsen Ave
New York Ave
Bushwick Ave
Cooper Ave
Union Tpke
Lefferts Blvd
MT. CARMEL CEMETERY
ST. JOHNS CEMETERY
THE EVERGREEN CEMETERY
Jamaica Hospital Medical Ctr.
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
NEWARK
JERSEY CITY
PATERSON
YONKERS
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Mortgage Loan No. 5 – Gateway Center North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Brooklyn, NY 11239
Original Balance(1):		$59,500,000		General Property Type:	Retail
Cut-off Date Balance(1):		$59,500,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		6.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2014/NAP
Borrower Sponsor:		The Related Companies, L.P.		Size:	601,212 SF
Guarantor:		The Related Companies, L.P.		Cut-off Date Balance PSF(1):	$499
Mortgage Rate:		6.8270%		Maturity Date Balance PSF(1):	$499
Note Date:		10/22/2024		Property Manager:	Related Gateway Phase II, LLC
Maturity Date:		11/6/2029			(borrower-related)
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$25,481,475
IO Period:		60 months		UW NCF:	$24,931,003
Seasoning:		4 months		UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):		L(23),YM1(5),DorYM1(25),O(7)		UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):		$240,500,000		Most Recent NOI:	$25,542,737 (8/31/2024 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$24,988,506 (12/31/2023)
				3rd Most Recent NOI:	$24,542,492 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	96.3% (9/3/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$443,000,000 (9/6/2024)
Replacement Reserve:	$0	Springing	$143,599	Appraised Value PSF:	$737
TI/LC Reserve:	$0	Springing	$957,344	Cut-off Date LTV Ratio(1):	67.7%
Other Reserves(4):	$3,084,213	$0	NAP	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$300,000,000	97.9%	Loan Payoff:	$301,105,790	98.2%
Borrower Sponsor Equity:	$6,527,983	2.1%	Reserves:	$3,084,213	1.0%
			Closing Costs:	$2,337,979	0.8%
Total Sources:	$306,527,983	100.0%	Total Uses:	$306,527,983	100.0%

(1)	The Gateway Center North Mortgage Loan (as defined below) is part of the Gateway Center North Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $300,000,000. The information presented is based on the aggregate principal balance of the promissory notes comprising the Gateway Center North Whole Loan.
(2)	Defeasance of the Gateway Center North Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Gateway Center North Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in March 2025.
(3)	See “Escrows and Reserves” below for further discussion information.
(4)	Other Reserves include upfront landlord obligations reserve of $1,353,710 and a gap rent reserve of $1,730,503 for the sixth largest tenant, Urban Air.

The Mortgage Loan. The fifth largest mortgage loan (the “Gateway Center North Mortgage Loan”) is part of a whole loan (the “Gateway Center North Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $300,000,000 and secured by a first priority fee mortgage encumbering a 601,212 SF anchored retail center located in Brooklyn, New York (the “Gateway Center North Property”). The Gateway Center North Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $59,500,000. The remaining promissory notes comprising the Gateway Center North Whole Loan are summarized in the below table. The Gateway Center North Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust. The relationship between the holders of the Gateway Center North Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%
Gateway Center North Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$77,000,000	$77,000,000	BANK5 2024-5YR11	Yes
A-2	$59,500,000	$59,500,000	MSBAM 2025-5C1	No
A-3	$53,500,000	$53,500,000	BANK5 2025-5YR13	No
A-4	$50,000,000	$50,000,000	BANK5 2024-5YR12	No
A-5(1)	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-6	$20,000,000	$20,000,000	BANK5 2025-5YR13	No
A-7	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
Whole Loan	$300,000,000	$300,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Gateway Center North Whole Loan is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Gateway Center North Whole Loan is The Related Companies, L.P. (“Related”).

Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, with a team of approximately 4,000 professionals. Related’s assets include the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA, Related Santa Clara in California and The 78 in Chicago.

The Property. The Gateway Center North Property consists of a 601,212 SF anchored retail power center situated on 40.49 acres in Brooklyn, New York. The Gateway Center North Property is comprised of eight one- and two-story buildings and three pad sites. The Gateway Center North Property has a total of 1,542 parking spaces, resulting in a ratio of approximately 2.56 spaces per 1,000 SF. The Gateway Center North Property was constructed by the borrower sponsor in 2014 and is anchored by JCPenney, as the tenant under a ground lease, ShopRite, and Burlington Coat Factory, which account for 47.6% of the rentable area and 26.7% of the underwritten base rent. The Gateway Center North Property was the second phase expansion to Gateway Center South (not part of the collateral), which was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot, and Target, and together with the Gateway Center North Property, makes up Gateway Center, which serves as the primary retail location within the Brooklyn market.

The Gateway Center North Property has a granular rent roll, with no tenant contributing greater than 11.4% of the total underwritten rent. The top 10 tenants at the Gateway Center North Property represent 77.5% of total SF and generate 60.3% of total underwritten rent. There are six investment-grade rated tenants at the Gateway Center North Property representing 13.8% of underwritten rent. The Gateway Center North Property has averaged 99.0% occupancy since 2020. As of September 3, 2024, the Gateway Center North Property was 96.3% leased to 35 tenants.

Major Tenants.

JCPenney (122,473 SF, 20.4% of NRA, 4.7% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been wholly owned and operated by Brookfield Asset Management and Simon Property Group since emerging from Chapter 11 bankruptcy in 2020. JCPenney has been a tenant at the Gateway Center North Property since 2014. JCPenney is the tenant under a ground lease that has a current expiration of August 31, 2034, with eleven five-year renewal options remaining, and no termination options. JCPenney currently pays a base rent of $10.23 PSF, increasing to $11.05 PSF effective September 1, 2029. JCPenney reported sales of $146 PSF, $146 PSF, and $139 PSF in 2022, 2023 and TTM August 2024.

ShopRite (89,774 SF, 14.9% of NRA, 10.6% of underwritten base rent). ShopRite is a grocery chain owned by the parent company Wakefern Food Corporation. ShopRite started in the 1940’s, when eight mom-and-pop grocers came together to start Wakefern Food Corporation. ShopRite has grown into the largest cooperative in the United States and the largest employer in New Jersey. ShopRite operates 50 individually-owned and 365 affiliate-owned stores, all under its corporate and distribution arm, Wakefern Food Corporation, in nine states: Connecticut, Delaware, Maryland, New Jersey, New York, Pennsylvania, Massachusetts, New Hampshire and Rhode Island. ShopRite has been a tenant at the Gateway Center North Property since 2014. ShopRite operates under a lease that has a current expiration of October 31, 2034, with five five-year renewal options and one three year and eleven month renewal option. ShopRite currently pays a base rent of $31.48 PSF effective November 1, 2024. ShopRite is not required to report sales.

Burlington Coat Factory (73,864 SF, 12.3% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (S&P: BB+) started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington Township, New Jersey. Burlington Coat Factory has been a tenant at the Gateway Center North Property since 2014 and currently has a lease expiration date of February 28, 2030, with three five-year renewal options. Burlington Coat Factory currently pays a base rent of $41.14 PSF and pays 3.0% of annual sales over a $31,281,404 ($424 PSF) sales breakpoint. Burlington Coat Factory reported sales of $419 PSF in 2022 and $427 PSF in 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents sales information for certain tenants at the Gateway Center North Property:

Tenant Sales(1)
				TTM August 2024
Tenant	SF	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
JCPenney (Ground Lease)	122,473	$17,936,910	$17,862,294	$17,012,579	$139
Burlington Coat Factory	73,864	$30,930,333	$31,525,577	NAV	NAV
DSW Shoe Warehouse	20,088	$5,705,268	$3,947,682	NAV	NAV
Petco	12,117	$3,896,310	$2,913,461	NAV	NAV
Nike	11,940	$9,698,923	$11,059,264	$9,412,061	$788
Buffalo Wild Wings	8,002	$4,109,414	$2,630,923	NAV	NAV
Applebee's	7,881	$7,300,506	$5,409,442	NAV	NAV
Victoria's Secret	7,401	$2,218,993	$4,475,645	$4,137,535	$559
Lane Bryant	5,909	$2,022,821	$1,917,178	NAV	NAV
Panera Bread	4,208	$2,506,574	$3,365,669	NAV	NAV
Carter's Retail	4,041	$2,213,071	$1,934,224	$1,825,254	$452
Bath & Body Works	3,502	$5,895,523	$5,887,539	$5,962,095	$1,702
Smashburger	2,155	$3,180,694	$3,240,034	$3,030,106	$1,406
Davis Visionworks	1,919	$1,714,925	$1,782,552	NAV	NAV
Pizza Studio	1,156	$1,333,908	$504,742	NAV	NAV

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the tenancy at the Gateway Center North Property:

Tenant Summary(1)
							August 2024 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
JCPenney (Ground Lease)(4)	NR/NR/NR	122,473	20.4%	$1,253,465	4.7%	$10.23	$17,012,579	$139	7.4%	8/31/2034	11 x 5 yr	None
ShopRite	NR/NR/NR	89,774	14.9%	$2,826,086	10.6%	$31.48	NAV	NAV	NAV	10/31/2034	(5)	None
Burlington Coat Factory	NR/NR/BB+	73,864	12.3%	$3,038,765	11.4%	$41.14	$31,525,577	$427	9.6%	2/28/2030	3 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		286,111	47.6%	$7,118,316	26.7%	$24.88

Junior Anchors
P.C. Richard & Son	NR/NR/NR	33,593	5.6%	$1,274,854	4.8%	$37.95	NAV	NAV	NAV	1/31/2027	(6)	None
T.J. Maxx	NR/A2/A	32,960	5.5%	$1,595,264	6.0%	$48.40	NAV	NAV	NAV	8/31/2029	2 x 5 yr	None
Urban Air(7)	NR/NR/NR	32,718	5.4%	$1,730,503	6.5%	$52.89	NAV	NAV	NAV	10/1/2034	2 x 5 yr	None
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$1,752,121	6.6%	$55.66	NAV	NAV	NAV	7/31/2027	3 x 5 yr	None
DSW Shoe Warehouse	NR/NR/NR	20,088	3.3%	$775,000	2.9%	$38.58	$3,947,682	$197	19.6%	1/31/2030	1 x 5 yr	None
Aldi	NR/NR/NR	16,859	2.8%	$925,650	3.5%	$54.91	NAV	NAV	NAV	11/30/2033	4 x 5 yr	None
Petco	NR/B3/B	12,117	2.0%	$911,198	3.4%	$75.20	$2,913,461	$240	31.3%	9/30/2027	3 x 5 yr	None
Junior Anchors Subtotal/Wtd. Avg.		179,814	29.9%	$8,964,591	33.6%	$49.85

Other Tenants		112,771	18.8%	$10,609,318	39.7%	$94.08
Occupied Collateral Total / Wtd. Avg.		578,696	96.3%	$26,692,225	100.0%	$46.12

Vacant Space		22,516	3.7%
Total/Wtd. Avg.		601,212	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Sales information for Burlington Coat Factory, DSW Shoe Warehouse and Petco is as of year-end 2023.
(4)	JCPenney operates under a ground lease and owns its own improvements.
(5)	ShopRite has five five-year renewal options and one three-year and eleven month renewal option.
(6)	P.C. Richard & Son has 5 extension periods of 3 years for the first extension, 5 years for the second, third and fourth extensions, and 2 years for the fifth extension.
(7)	Urban Air executed its lease in October 2024 and is currently building out its space and is expected to commence rent payments in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at origination. We cannot assure you that the tenant will take occupancy or commence paying rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,208	0.7%	0.7%	$336,640	1.3%	1.3%	$80.00
2026	4	21,212	3.5%	4.2%	$1,459,035	5.5%	6.7%	$68.78
2027	6	94,525	15.7%	20.0%	$5,834,770	21.9%	28.6%	$61.73
2028	1	8,002	1.3%	21.3%	$577,500	2.2%	30.8%	$72.17
2029(3)	7	63,186	10.5%	31.8%	$4,500,743	16.9%	47.6%	$71.23
2030	6	102,684	17.1%	48.9%	$4,823,644	18.1%	65.7%	$46.98
2031	1	6,006	1.0%	49.9%	$420,420	1.6%	67.3%	$70.00
2032	1	7,401	1.2%	51.1%	$592,080	2.2%	69.5%	$80.00
2033	2	19,018	3.2%	54.3%	$1,206,320	4.5%	74.0%	$63.43
2034	6	252,454	42.0%	96.3%	$6,941,074	26.0%	100.0%	$27.49
2035 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	22,516	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	601,212	100.0%		$26,692,225	100.0%		$46.12	(4)

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Gateway Center North Mortgage Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Center North Property is located in Brooklyn, New York, along Gateway Drive just north of the Belt Parkway, a major regional expressway. The Gateway Center North Property is visible from the Belt Parkway and is located five miles west of John F. Kennedy International Airport. The area surrounding the Gateway Center North Property is primarily residential, with commercial and industrial development serving the needs of the local population of over 525,000 residents.

The Gateway Center North Property is located in the New York retail market and the North Brooklyn submarket, which includes the neighborhoods of Greenpoint, Williamsburg, Park Slope, Crown Heights, and East New York. According to the appraisal, as of the second quarter of 2024, the New York retail market contains approximately 645.8 million SF of space and the North Brooklyn submarket contains approximately 51.3 million SF, or 7.94% of the total market’s inventory. As of the second quarter of 2024, the overall vacancy rate for the market was 4.03%, with asking rents of $47.56 PSF, and the North Brooklyn submarket had a vacancy rate of 3.05% with asking rents of $54.45 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gateway Center North Property was 40,386, 560,297 and 1,732,087, respectively. The 2024 average household income within the same radii was $66,933, $89,647 and $105,003, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Center North Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$40.00	10	10% Yr. 5
Jr. Anchor	$50.00	10	10% Yr. 5
In-Line (>10,000 SF)	$65.00	10	10% Yr. 5
In-Line (5,000 - 10,000 SF)	$80.00	10	10% Yr. 5
In-Line (<5,000 SF)	$125.00	10	10% Yr. 5
Outparcel - Restaurant	$85.00	10	10% Yr. 5
Outparcel - Bank	$200.00	10	10% Yr. 5

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Gateway Center North Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Gateway Center North 501 Gateway Drive Brooklyn, NY	2014/NAP	601,212(2)	96.3%(2)	NAP	JCPenney, ShopRite, Burlington Coat Factory, P.C. Richard & Son, T.J.Maxx(2)
Shops at Atlantic Center 625 Atlantic Ave Brooklyn, NY	1996/NAP	482,550	92.2%	7.1 miles	Burlington, Marshalls, Old Navy, Stop & Shop
Gateway Center South(3) 339-579 Gateway Dr Brooklyn, NY	2001/NAP	669,293	100.0%	0.2 miles	The Home Depot, Target, BJ’s
Kings Plaza Shopping Center 5100 Kings Plaza Brooklyn, NY	1970/2018	1,146,000	100.0%	5.0 miles	Burlington, Lowe’s, Macy’s
Green Acres Mall 1150-2034 Green Acres Mall Valley Stream, NY	1956/2016	2,042,000	95.8%	8.6 miles	BJ’s, Macy’s, Walmart
Five Towns Shopping Center 253-01 Rockaway Blvd Rosedale, NY	1968/1990	408,096	99.0%	8.2 miles	Lowe’s, Party City, T.J.Maxx
The Shops at Atlas Park 8000 Cooper Ave Glendale, NY	2006/NAP	509,068	93.5%	6.0 miles	Burlington, Marshalls, Old Navy, Stop & Shop

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 3, 2024.
(3)	Gateway Center South is also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Gateway Center North Property of $443,000,000 as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there was no evidence of any recognized environmental conditions at the Gateway Center North Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gateway Center North Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM		UW		UW PSF
Base Rental Income(1)	$25,317,063	$25,398,637	$25,943,888	$26,383,569		$27,818,025		$46.27
Straight Line Rent(2)	$0	$0	$0	$0		$2,616		$0.00
Percentage Rent(3)	$436,246	$290,290	$86,412	$109,523		$57,476		$0.10
Expense Reimbursements	$7,853,283	$8,161,537	$8,203,391	$8,325,205		$8,614,796		$14.33
Deferred Rent Repay/Abatements	($182,186)	$0	$0	$0		$0		$0.00
Net Rental Income	$33,424,407	$33,850,465	$34,233,691	$34,818,297		$36,492,912		$60.70
(Vacancy & Credit Loss)	$0	$0	$0	$0		($1,470,739)		($2.45)
Direct Billed Income	$299,728	$187,180	$226,992	$242,864		$198,320		$0.33
Other Income(4)	$472,736	$441,596	$388,014	$390,231		$420,104		$0.70
Effective Gross Income	$34,196,870	$34,479,241	$34,848,697	$35,451,392		$35,640,597		$59.28

Real Estate Taxes(5)	$3,882,864	$4,046,170	$4,035,096	$4,049,038		$4,186,595		$6.96
Insurance	$251,891	$298,571	$368,493	$402,043		$377,939		$0.63
Other Operating Expenses	$6,195,429	$5,592,007	$5,456,601	$5,457,574		$5,594,587		$9.31
Total Operating Expenses	$10,330,185	$9,936,749	$9,860,190	$9,908,655		$10,159,122		$16.90

Net Operating Income	$23,866,686	$24,542,492	$24,988,506	$25,542,737		$25,481,475		$42.38
Replacement Reserves	$0	$0	$0	$0		$71,801		$0.12
TI/LC	$0	$0	$0	$0		$478,672		$0.80
Net Cash Flow	$23,866,686	$24,542,492	$24,988,506	$25,542,737		$24,931,003		$41.47

Occupancy %	100.0%	99.6%	100.0%	96.3%	(6)	94.7%	(7)
NOI DSCR(8)	1.15x	1.18x	1.20x	1.23x		1.23x
NCF DSCR(8)	1.15x	1.18x	1.20x	1.23x		1.20x
NOI Debt Yield(8)	8.0%	8.2%	8.3%	8.5%		8.5%
NCF Debt Yield(8)	8.0%	8.2%	8.3%	8.5%		8.3%

(1)	Base Rental Income is based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025 and rent for Urban Air, which executed its lease in October 2024 and is expected to commence paying rent in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at origination. We cannot assure you that the tenant will take occupancy or commence paying rent.
(2)	UW Straight Line Rent includes rent averaged over the loan term for T-Mobile and Bank of America.
(3)	UW Percentage Rent is based on the terms of applicable leases using TTM August 2024 sales figures.
(4)	Other income is based on the borrower sponsor’s budget and includes income from solar lease, storage income, late fees, vending income and other miscellaneous income.
(5)	The Gateway North Center Property currently benefits from a 25-year ICAP Tax Abatement, which has been in place since the 2015/2016 tax year and will continue through the 2040/2041 tax year. The tax abatement for the 2024/2025 tax year is approximately $8.0 million and the underwritten real estate taxes and expense reimbursements shown above are net of the abatement.
(6)	Represents occupancy per the underwritten rent roll dated September 3, 2024.
(7)	Based on the economic vacancy of 5.3%.
(8)	DSCRs and Debt Yields are based on the Gateway Center North Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,353,710 for tenant improvement allowances and leasing commissions related to Urban Air and (ii) $1,730,503 for a gap rent reserve related to Urban Air.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the ensuing 12 months.

Insurance – During a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums; however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Gateway Center North Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $5,983 for capital expenditures, capped at approximately $143,599.

TI/LC Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $39,889 for tenant improvements and leasing commissions, capped at $957,344.

Lockbox and Cash Management. The Gateway Center North Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Gateway Center North Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. If a Cash Sweep Event Period is not in effect, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Retail – Anchored	Loan #5	Cut-off Date Balance:	$59,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%
Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender to be applied and disbursed in accordance with the Gateway Center North Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default;
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Gateway Center North Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the net cash flow is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in clause (A) above). The NCF DSCR on the Gateway Center North Whole Loan at the time of loan origination was 1.20x.

Terrorism Insurance.  The Gateway Center North Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6-month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the then-applicable annual premium for the property insurance coverage). The Gateway Center North Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”), to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to the lender and the rating agencies from an insurance company meeting the rating requirements set forth in the related loan documents for the remaining portion of terrorism coverage not subject to the applicable federal backstop percentage, the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 and paid to RVI will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The related loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Gateway Center North Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

24th Floor
Suite 2400 Vacant 16,275 SF
23rd Floor
Suite 2300 Lee, Hong, Degerman, Kang & Waimey, P.C. 16,121 SF | 9/30/2025
22nd Floor
Suite 2200 Lee, Hong, Degerman, Kang & Waimey, P.C. 5,050 SF | 9/30/2025
Suite 2220 Spectrum Pacific West, LLC 2,470 SF | 5/31/2027
Suite 2250 Burnham Benefits Insurance Services, Inc.
Suite 2280 Vacant 2,959 SF
21st Floor
Suite 2100 Kimley-Horn and Associates, Inc. 8,273 SF | 6/30/2027
Suite 2150 Vacant 7,825 SF
20th Floor
Suite 2050 Kimley-Horn and Associates, Inc. 15,988 SF | 6/30/2027
19th Floor
Suite 1900
Suite 1920 1,713 SF | 4/30/2027
Suite 1940 Vacant 2,339 SF
Suite 1960 Vacant 2700 SF
Suite 1980 Meserve Mumper & Hughes
18th Floor
Suite 1800 Vacant 4,905 SF
Suite 1880 Vacant 7,729 SF
17th Floor
Suite 1700 Vacant 5,243 SF
16th Floor
15th Floor
Suite 1500 Wilshire Law Firm 7,378 SF | 12/19/2034
Suite 1550 Wilshire Law Firm 8,827 SF | 12/19/2034
14th Floor
Suite 1400 Wilshire Law Firm 5,297 SF | 12/19/2034
Suite 1450 Wilshire Law Firm 10,783 SF | 12/19/2034F
12th Floor
11th Floor
Suite 1100 Wilshire Law Firm 7,944 SF | 12/19/2034
Suite 1140 Wilshire Law Firm 2,949 SF | 12/19/2034
Suite 1150 Wilshire Law Firm 5,820 SF | 12/19/2034
10th Floor
Suite 1000 Wilshire Law Firm 3,475 SF | 12/19/2034
Suite 1030 Wilshire Law Firm 1,316 SF | 12/19/2034
Suite 1040 Wilshire Law Firm 4,738 SF | 12/19/2034
Suite 1050 Wilshire Law Firm 3,194 SF | 12/19/2034
Suite 1070 Wilshire Law Firm 2,107 SF | 12/19/2034
9th Floor
Suite 900 Wilshire Law Firm 15,647 SF | 12/19/2034
8th Floor
Suite 800 Wilshire Law Firm 15,659 SF | 12/19/2034
7th Floor
Suite 700 Wilshire Law Firm 14,384 SF | 12/19/2034
Parking
Parking
Parking
Parking
Parking
1st Floor
Suite 001 Vacant 1,952 SF
Suite 002 Chick-Fil-A, Inc. 1,580 SF | 5/31/2032
Suite 100 Chick-Fil-A, Inc. 4,098 SF | 5/31/2032
Suite 150 Vacant 4,661 SF
Vacant
2025
2026
2027
2028
2029
2031
2032+
Parking

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

Chinatown
Pico Union
MacArthur Park
Westlake
Los Angeles Surge Hospital
Good Samaritan Hospital
LA Center Studios
Loyola Law School
Ahmanson Theatre
Walt Disney Concert Hall
LA Grand Hotel
Wells Fargo Center
The Broad
MOCA
Bank of Am. Ctr.
California Plaza
US Bank Tower
Grand Central Market
LA Public Library
City Hall
Japanese Village Plaza
LITTLE TOKYO
Downtown Los Angeles
Wilshire Grand Center
The Bloc
LOS ANGELES
JEWELRY DISTRICT
Honda Plaza
Southern California Inst. of Architecture
Peacock Theater
LA Live
Crypto.com Arena
LA Convention Center
Fashion Institute of Design & Merchandising
ARTS DISTRICT
FASHION DISTRICT
California Hospital Medical Ctr.
Institute of Contemporary Art, LA
Chinatown Central Plaza
Harbor Fwy
Hollywood Fwy
Santa Monica Fwy
METRO B/D LINES
METRO E LINE
METRO A/E LINES
METROLINK
A LINE
Wilshire Blvd
W. Olympic Blvd
W. Pico Blvd
W. Venice Blvd
Beverly Blvd
W. 1st St
W. 3rd St
W. 6th St
W. 7th St
W. 8th St
S. Broadway
Pico Blvd
S. San Pedro St
S. Central Ave
S. Alameda St
E. 3rd St
E. 4th St
E. 5th St
E. 6th St
E. 7th St
E. 8th St
E. 9th St
Los Angeles River
101
110
10

CALIFORNIA
San Francisco
San Diego

Figueroa Tower & Residence Inn Costa Mesa

1	Figueroa Tower	Los Angeles, CA
2	Residence Inn Costa Mesa	Costa Mesa, CA

LA Intl. Airport 34 miles
SANTA ANA
SoCo
IKEA
Bristol Center
Segerstrom Center for the Arts
Sunflower Ave.
Metro Pointe at South Coast
South Coast Plaza
Segerstrom Stage
Experian
The MET
San Diego Fwy
Mesa Del Mar
Baker St.
Harbor Blvd.
Fairview St.
Bristol St.
Adams Ave.
Lebard Stadium
Orange Coast College
Robert B. Moore Theater
Costa Mesa Speedway
Orange County Fairgrounds
Vanguard University
Costa Mesa Fwy
Costa Mesa Country Club
Costa Mesa
Santa Ana Country Club
Newport Beach GC
Newport Beach Vineyards & Winery
USAA Real Estate
Bayview Park
Upper Newport Bay
Newport Beach
ORANGE COUNTY
Victoria St.
22nd St.
Santa Ana Ave.
Irvine Ave.
Pacific College
John Wayne Orange County Airport
Lyon Air Museum
Red Hill Ave.
Campus Dr.
MacArthur Blvd
Mazda North America
Ricoh USA
IRVINE BUSINESS COMPLEX
B Braun Medical Inc.
The Square
MAIN PLAZA
Ultimate Software
Jack & Shanaz Langson Institute & Museum of California Art
Western Digital
Koll Center Newport
Tower Semiconductor
UCI Health Irvine Hospital
IRVINE
Google
Cicerone Field at Anteater Ballpark
Irvine Barclay Theatre
University of California - Irvine
UNIVERSITY RESEARCH PARK
University Dr.
Alton Pkwy
Von Karman Ave.
Jamboree Rd.
Main St.
Michelson Dr.
Harvard Ave.
405
55
73

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mortgage Loan No. 6 – Figueroa Tower & Residence Inn Costa Mesa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Various, CA
Original Balance:		$53,600,000		General Property Type:	Various
Cut-off Date Balance:		$53,600,000		Detailed Property Type:	Various
% of Initial Pool Balance:		5.7%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	Various
Borrower Sponsor:		Bobby B. Saadian		Size(3):	370,931 SF
Guarantor:		Bobby B. Saadian		Cut-off Date Balance per SF:	$145
Mortgage Rate:		7.5190%		Maturity Date Balance per SF:	$145
Note Date:		12/20/2024		Property Manager(4):	Various
Maturity Date:		1/6/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(5):	$9,324,146
Seasoning:		2 months		UW NCF:	$8,511,633
Prepayment Provisions:		L(26),D(27),O(7)		UW NOI Debt Yield:	17.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	15.9%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Balance:		NAP		UW NCF DSCR:	2.08x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(5)(6):	$4,667,943 (Various)
Reserves(1)				2nd Most Recent NOI(5):	$4,937,779 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,097,337 (12/31/2022)
RE Tax:	$716,002	$143,200	NAP	Most Recent Occupancy(5)(7)(8):	80.7% (Various)
Insurance:	$58,040	$29,020	NAP	2nd Most Recent Occupancy(5)(8):	56.0% (12/31/2023)
Replacement Reserve:	$0	$5,882	NAP	3rd Most Recent Occupancy(8):	57.8% (12/31/2022)
TI/LC Reserve:	$0	$23,528	NAP	Appraised Value (as of)(9):	$88,000,000 (Various)
PIP Reserve(2):	$2,000,000	$235,025	NAP	Appraised Value per SF:	$237
Free Rent Reserve:	$396,634	$0	NAP	Cut-off Date LTV Ratio:	60.9%
Outstanding TI/LC Reserve:	$6,550	$0	NAP	Maturity Date LTV Ratio:	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$53,600,000	61.9%	Purchase Price(10):	$83,499,974	96.5%
Sponsor Equity:	$32,923,530	38.1%	Closing Costs:	$1,846,330	2.1%
			Reserves(2):	$1,177,226	1.4%
Total Sources:	$86,523,530	100.0%	Total Uses:	$86,523,530	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The related borrower posted a $2,000,000 letter of credit at closing in lieu of a cash deposit for the upfront PIP Reserve. A $235,025 monthly PIP deposit is required from 2/6/2025 through 7/6/2025, after which, the PIP deposit becomes springing and will only be required if a new PIP is instituted.
(3)	The Residence Inn Costa Mesa Property (as defined below) is comprised of 144 rooms.
(4)	The Residence Inn Costa Mesa Property is managed pursuant to a management agreement with Residence Inn by Marriott, LLC that expires in December 2038. The Figueroa Tower Property (as defined below) is managed pursuant to a management agreement with Jones Lang Lasalle Americas, Inc. that expires in December 2025.
(5)	The increase in UW NOI from Most Recent NOI and the increase in Most Recent Occupancy from 2nd Most Recent Occupancy is primarily due to the lease with Wilshire Law Firm (54.9% of underwritten base rent and 46.6% of NRA for Figueroa Tower), a borrower-sponsor affiliated tenant, that commenced in December 2024.
(6)	Most Recent NOI is as of the trailing 12-month period ending July 31, 2024 and October 31, 2024 for the Figueroa Tower Property and the Residence Inn Costa Mesa Property, respectively.
(7)	Most Recent Occupancy is as of September 9, 2024 and October 31, 2024 for the Figueroa Tower Property and the Residence Inn Costa Mesa Property, respectively.
(8)	Occupancies represent a weighted average of the two properties based on square footage.
(9)	The As-Is Appraised Value is as of November 8, 2024 and November 12, 2024 for the Figueroa Tower Property ($48,500,000) and the Residence Inn Costa Mesa Property ($39,500,000), respectively. The appraisal concluded to an As-Stabilized appraised value of $47,000,000 as of November 1, 2026 for the Residence Inn Costa Mesa Property, which assumes the stabilization of the Residence Inn Costa Mesa Property after the completion of the property improvement plan.
(10)	The purchase prices for Figueroa Tower Property and Residence Inn Costa Mesa Property are $44 million and $39.5 million, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “Figueroa Tower & Residence Inn Costa Mesa Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $53,600,000 and secured by a first-priority fee mortgage encumbering a 282,331 square foot office property in Los Angeles, California (the “Figueroa Tower Property”) and a 144-room extended stay hospitality property in Costa Mesa, California (the “Residence Inn Costa Mesa Property”).

The Borrowers and the Borrower Sponsor. The borrowers are 660 Fig LLC and Ladera Linda, LLC, both single-purpose Delaware limited liability companies with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Bobby B. Saadian. Bobby Saadian is the founding partner of Wilshire Law Firm, PLC, a law firm based in California. Bobby Saadian’s real estate portfolio is comprised of 10 properties with an estimated market value of $112 million, comprised of 7 multifamily properties in and around the Los Angeles market, a development property and two single-family rentals. Bobby Saadian’s real estate portfolio is operated by a separate family office known as Legacy Strata.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

The Properties. The Figueroa Tower Property is comprised of a 282,331 square foot Central Business District office tower and the Residence Inn Costa Mesa Property is comprised of a 144-room extended stay hotel.

The Figueroa Tower and Residence Inn Costa Mesa Properties are further summarized in the table below:

Portfolio Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Mortgage Loan Cut-off Date Balance	Allocated Mortgage Loan Cut-off Date Balance Per Unit	As-Is Appraised Value(1)	Cut-off Date LTV	% of UW NOI
Figueroa Tower	Office / CBD	1987/NAP	282,331 SF	$27,600,000	$98	$48,500,000	56.9%	60.2%
Los Angeles, CA
Residence Inn Costa Mesa	Hospitality / Extended Stay	1986/2016-2020	144 Rooms	$26,000,000	$180,556	$39,500,000	65.8%	39.8%
Costa Mesa, CA
Total/Weighted Average				$53,600,000		$88,000,000	60.9%	100.0%

(1)	The As-Is Appraised Value is as of November 8, 2024 and November 12, 2024 for the Figueroa Tower Property and Residence Inn Costa Mesa Property, respectively. The Residence Inn Costa Mesa Property has an As-Stabilized appraised value of $47,000,000 as of November 1, 2026 which assumes the stabilization of the Residence Inn Costa Mesa Property after the completion of the property improvement plan.

Figueroa Tower Property. The Figueroa Tower Property is a 24-story, Class A, Central Business District office tower located in downtown Los Angeles directly above the 7th Street Metro Center Station (a regional rail facility). Originally constructed in 1987, the Figueroa Tower Property is comprised of 272,781 square feet of office space (96.6% of net rentable area), 4,998 square feet of retail space (1.8% of net rentable area) and 4,552 square feet of storage space (1.6% of net rentable area). The seller invested approximately $15.1 million into renovating the Figueroa Tower Property in the past 10 years, including tenant improvements, common area improvements, building systems, valet and construction of a sky lobby. The Figueroa Tower Property is served by a total of 11 elevators and features a 120-space, five-level parking garage resulting in a parking ratio of 0.43 space per 1,000 square feet of net rentable area.

As of September 9, 2024, the Figueroa Tower Property was 78.6% leased by 17 tenants. The largest tenant, Wilshire Law Firm (“Wilshire”) (46.6% of net rentable area and 54.9% of underwritten base rent), a borrower sponsor-affiliated entity, recently signed a 10-year lease that commenced in December 2024. The firm relocated its headquarters to the Figueroa Tower Property from another office property two miles away as it required more space due to an increase in employee count, while remaining in close proximity to courthouses, government agencies and other legal offices. Wilshire is leasing floors 7 through 16.

The following table presents certain information relating to the historical and current occupancy of the Figueroa Tower Property:

Historical and Current Occupancy(1)
2021(1)	2022(1)	2023(1)	Current(2)
52.7%	48.8%	46.6%	78.6%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of September 9, 2024.

Major Tenants.

Wilshire Law Firm (131,598 SF, 46.6% of NRA, 54.9% of underwritten base rent). Founded in 2007, Wilshire is a law firm specializing in personal injury, sexual abuse, employee rights and consumer class action. Wilshire has recovered more than $1 billion in damages for clients. Wilshire consists of over 650 team members and over 110 attorneys and reported income from operations and net income of $29.9 million and $31.8 million, respectively in 2023. Wilshire has been headquartered at the Figueroa Tower Property since December 2024, when it commenced a 10-year lease. Wilshire is affiliated with the borrower sponsor, who founded the law firm in 2007. Wilshire’s lease has no renewal or early termination options.

Kimley-Horn and Associates, Inc. (24,261 SF, 8.6% of NRA, 12.6% of underwritten base rent). Kimley-Horn and Associates, Inc. (“KHA”) is a North Carolina-based planning, surveying, engineering and design consulting firm serving a wide range of disciplines including transportation, aviation, land development, transit, urban planning, landscape architecture and water resources. KHA operates with over 8,000 staff across more than 120 offices in the United States. KHA has been a tenant at the Figueroa Tower Property since October 2012, when it signed a 14.75-year lease for 15,988 square feet of space. In December 2020, the tenant expanded its space at the Figueroa Tower Property, signing a lease for an additional 8,273 square feet of space with the same expiration date as its original lease of June 2027. The tenant has the one-time option to terminate its lease on the expansion premises (8,273 square feet), exercisable in December 2025 with 180 days’ prior written notice. KHA has one five-year renewal option remaining.

Lee, Hong, Degerman, Kang, & Waimey, P.C. (21,171 SF, 7.5% of NRA, 8.6% of underwritten base rent). Lee, Hong, Degerman, Kang, and Waimey, P.C. (“LHDK&W”) is a law firm practicing intellectual property, automative regulatory and litigation, international arbitration and dispute resolution, product liability, real estate transactions and more. LHDK&W originally took occupancy at the Figueroa Tower Property in June 2011, when it signed a lease for 5,050 square feet of space through September 2025. In June 2014, the tenant expanded its space by 16,121 square feet with an expiration in September 2025. The tenant has one, five-year renewal option remaining and no early termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

The following table presents a summary regarding the tenants at the Figueroa Tower Property:

Figueroa Tower Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Wilshire Law Firm(3)	NR/NR/NR	131,598	46.6%	$4,737,528	54.9%	$36.00	12/19/2034	N	None
Kimley-Horn and Associates, Inc.(4)	NR/NR/NR	24,261	8.6%	$1,085,960	12.6%	$44.76	6/30/2027	Y	1 x 5 Yr
Lee, Hong, Degerman, Kang, & Waimey, P.C.	NR/NR/NR	21,171	7.5%	$667,008	7.7%	$31.51	9/30/2025	N	1 x 5 Yr
Chick-Fil-A, Inc.	NR/NR/NR	6,578	2.3%	$554,243	6.4%	$84.26	5/31/2032	N	3 x 5 Yr
Gas Transmissions Systems, Inc.	NR/NR/NR	6,370	2.3%	$276,922	3.2%	$43.47	1/31/2025	N	1 x 5 Yr
Subtotal/Wtd. Avg.		189,978	67.3%	$7,321,660	84.9%	$38.54

Other Tenants		31,876	11.3%	$1,306,001	15.1%	$40.97
Total Occupied Space		221,854	78.6%	$8,627,661	100.0%	$38.89

Vacant Space		60,477	21.4%
Total/Wtd. Avg.		282,331	100.0%

(1)	Information is based on the underwritten rent roll dated September 9, 2024, inclusive of rent steps taken through October 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	The tenant is an affiliate of the borrower sponsor.
(4)	KHA has the option to terminate its lease for its expansion premises (8,273 square feet), exercisable in December 2025 with 180 days’ prior written notice.

The following table presents certain information with respect to the lease rollover at the Figueroa Tower Property:

Figueroa Tower Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	2	11,638	4.1%	4.1%	$497,229	5.8%	5.8%	$42.72
2025	1	21,171	7.5%	11.6%	$667,008	7.7%	13.5%	$31.51
2026	2	7,864	2.8%	14.4%	$366,396	4.2%	17.7%	$46.59
2027	6	34,229	12.1%	26.5%	$1,502,035	17.4%	35.2%	$43.88
2028	2	4,576	1.6%	28.2%	$196,530	2.3%	37.4%	$42.95
2029	1	2,697	1.0%	29.1%	$106,692	1.2%	38.7%	$39.56
2030(3)	0	0	0.0%	29.1%	$0	0.0%	38.7%	$0.00
2031	0	0	0.0%	29.1%	$0	0.0%	38.7%	$0.00
2032	1	6,578	2.3%	31.4%	$554,243	6.4%	45.1%	$84.26
2033	0	0	0.0%	31.4%	$0	0.0%	45.1%	$0.00
2034	1	131,598	46.6%	78.0%	$4,737,528	54.9%	100.0%	$36.00
2035	0	0	0.0%	78.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	1	1,503	0.5%	78.6%	$0	0.0%	100.0%	$0.00
Vacant	0	60,477	21.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	17	282,331	100.0%		$8,627,661	100.0%		$38.89	(4)

(1)	Information is based on the underwritten rent roll dated September 9, 2024, inclusive of rent steps taken through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Figueroa Tower & Residence Inn Costa Mesa Mortgage Loan has a maturity date of January 6, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Residence Inn Costa Mesa Property. The Residence Inn Costa Mesa Property is a 144-room extended stay hotel located in Costa Mesa, California and was originally constructed in 1986. From 2016 through 2020, approximately $4.4 million was spent on renovations, including guest rooms upgrades in 2016 and common area / gatehouse renovations in 2020. The Residence Inn Costa Mesa Property is comprised of 19 two-story buildings with guest rooms accessed via exterior entry. Each guest room includes a flat screen TV with cable/satellite, hairdryer, microwave, electric stovetop, refrigerator, dishwasher, ironing board, and a coffee/tea maker. Amenities include an outdoor pool, hot tub, fitness center, sundries shop, meeting space, complimentary breakfast, basketball court, guest laundry and dry-cleaning service, and business center. The Residence Inn Costa Mesa Property features 146 surface parking spaces, resulting in a parking ratio of 1.01 spaces per room. Demand segmentation consists of approximately 49% commercial, 36% leisure, and 15% meeting and group. The commercial segment draws demand from nearby employers such as the University of California, Irvine, EPL Intermediate, Inc., Experian Information Solutions, Inc., and Deloitte, while benefitting from close proximity to John Wayne Airport, which is located approximately three miles from the Residence Inn Costa Mesa Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

The Residence Inn Costa Mesa Property is expected to undergo a $3,554,680 ($24,685 per room) Property Improvement Plan (“PIP”) that will cover architectural and façade work, parking, landscaping, outdoor furniture, upgrades to the pool and fitness center, guestroom upgrades, bathroom upgrades, and painting. At origination, the related borrower posted a $2.0 million letter of credit for an upfront PIP Reserve and is also required to deposit $235,025 monthly into the PIP Reserve for the first six months of the loan term. Additionally, as required in the Management Agreement (as defined below) the Manager (as defined below) collects an ongoing FF&E Reserve equal to 5.0% of gross revenues. As of origination, the balance in the FF&E reserve held by the Manager was approximately $900,000. The Figueroa Tower & Residence Inn Costa Mesa Mortgage Loan documents require the PIP to be completed by June 30, 2026 and the borrower sponsor provided a completion guaranty for the PIP. The Residence Inn Costa Mesa Property is encumbered by a management agreement (the “Management Agreement”) with Residence Inn by Marriott, LLC (the “Manager”) that expires in December 2038.

The following table presents certain information relating to the historical performance of the Residence Inn Costa Mesa Property:

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn Costa Mesa			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	80.6%	$149.13	$120.15	58.5%	$113.83	$66.61	137.7%	131.0%	180.4%
2022	86.6%	$185.53	$160.62	70.7%	$139.16	$98.40	122.4%	133.3%	163.2%
2023	85.8%	$190.93	$163.77	72.9%	$147.45	$107.45	117.7%	129.5%	152.4%
9/30/2024 TTM	86.8%	$188.67	$163.67	71.7%	$146.74	$105.22	121.0%	128.6%	155.6%

(1)	Information obtained from industry reports dated September 2024, December 2023, December 2022, and December 2021.
(2)	The competitive set includes Crowne Plaza Costa Mesa Orange County, Sonesta Simply Suites Orange County Irvine East, Embassy Suites by Hilton Irvine Orange County Airport, Hilton Orange County Costa Mesa and Extended Stay America Orange County - John Wayne Airport.

The Markets.

The Figueroa Tower Property. The Figueroa Tower Property is located in downtown Los Angeles on the corner of South Figueroa Street and West 7th Street. Direct access to the Figueroa Tower Property is provided by the Harbor Freeway (Interstate 110), located two blocks away. The 7th Street/Metro Center rail station serving the Red, Purple, Blue and Expo Metro Lines is located directly underneath the Figueroa Tower Property. The Figueroa Tower Property is located within walking distance to multiple major venues such as Crypto.com Arena, LA Live, Fig at 7th, and The Bloc. Additionally, the Figueroa Tower Property is located across the street from the $1.2 billion development of the Wilshire Grand Ballroom, the tallest building in the western United States featuring approximately 67,000 square feet of retail space, 677,000 square feet of office space, and an 889-room hotel.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Figueroa Tower Property was 94,854, 525,502, and 1,189,696, respectively; and the 2024 estimated average household income within the same radii was approximately $95,702, $84,768, and $93,183, respectively.

According to the appraisal, the Figueroa Tower Property is located in the Downtown Los Angeles office submarket within the Los Angeles office market. As of the third quarter of 2024, the Los Angeles office market reported a total inventory of approximately 466.7 million SF, an approximately 15.9% vacancy rate, and an average asking rent of $40.74 per square foot. As of the third quarter of 2024, the Downtown Los Angeles office submarket reported a total inventory of approximately 71.5 million SF with an approximately 21.6% vacancy rate, and an average asking rent of $36.23 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Figueroa Tower Property:

Figueroa Tower Market Rent Summary(1)
	Office	Retail	Storage
Property SF(2)	272,781	4,998	4,552
Market Rent (PSF)	$39.00	$60.00	$18.00
Lease Term (Years)	7	10	1
Lease Type (Reimbursements)	FSG	NNN	Gross
Rent Increase Projection (per Year)	3%	3%	N/A
New Tenant Improvements (PSF)	$25.00	$100.00	N/A
Renewal Tenant Improvements (PSF)	$15.00	$50.00	N/A

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

The following table presents recent leasing data at comparable office properties with respect to the Figueroa Tower Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Figueroa Tower Los Angeles, CA	1987/NAP	282,331(2)	Wilshire Law Firm	131,598(2)	Dec-24(2)	120(2)	$36.00(2)
800 Wilshire Boulevard Los Angeles, CA	1972/2008	220,767	Bespoke Treatment	1,414	May-24	65	$35.40
600 Wilshire Boulevard Los Angeles, CA	1980/2003	314,494	Local Initiatives	2,337	Oct-24	40	$34.20
888 S Figueroa Los Angeles, CA	1985/NAP	403,424	Pathways LA	16,888	May-24	91	$36.00
The Bloc Los Angeles, CA	1973/NAP	721,693	Rodenbeck	5,460	Nov-24	66	$43.80
801 South Grand Los Angeles, CA	1986/2014	215,097	REDF	2,421	Aug-23	42	$39.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 9, 2024.

The Residence Inn Costa Mesa Property. The Residence Inn Costa Mesa Property is located in Costa Mesa, California within Orange County. Costa Mesa is bordered by Newport Beach to the south, Huntington Beach to the west, Irvine to the east, and Santa Ana to the north, positioning it approximately 40 miles south of Los Angeles and 90 miles north of San Diego. Primary access to the Residence Inn Costa Mesa Property is provided by the San Diego Freeway (Interstate 405) and the Costa Mesa Freeway (California 55). The Residence Inn Costa Mesa Property benefits from its proximity to leisure attractions including beaches, the Orange County Fairgrounds, Disneyland and Segerstrom Center for the Performing Arts. Other demand drivers nearby include the University of California, Irvine (three miles away), Chapman University (seven miles away), John Wayne Airport (three miles away), and South Coast Plaza (1.3 miles away), the largest shopping center on the West Coast of the United States. According to the appraisal, there are no proposed hotels anticipated to enter the immediate area that are considered to be competitive with the Residence Inn Costa Mesa Property. While a moderate amount of other new supply is expected to enter the overall surrounding area over the next several years, most of the proposed new supply is considered speculative and consists of properties that are not anticipated to directly compete with the Residence Inn Costa Mesa Property.

Appraisal. The appraisal concluded to an “as-is” value for the Figueroa Tower Property of $48,500,000 as of November 8, 2024 and an “as-is” value for the Residence Inn Costa Mesa Property of $39,500,000 as of November 12, 2024. The appraisal concluded to an “as-stabilized” appraised value of $47,000,000 as of November 1, 2026 for the Residence Inn Costa Mesa Property which assumes the stabilization of the Residence Inn Costa Mesa Property after the completion of the property improvement plan.

Environmental Matters. According to the Phase I environmental site assessment dated October 2, 2024, there was no evidence of any recognized environmental conditions at the Figueroa Tower Property. According to the Phase I environmental site assessment dated November 8, 2024, there was no evidence of any recognized environmental conditions at the Residence Inn Costa Mesa Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Figueroa Tower & Residence Inn Costa Mesa Property:

Portfolio Cash Flow Analysis
	2021	2022	2023	TTM(1)	UW	UW PSF
Room Revenue	$6,314,986	$8,442,344	$8,607,763	$8,671,215	$8,647,523	$23.31
Other Hotel Revenue	$271,248	$379,638	$481,249	$545,951	$544,459	$1.47
Commercial Revenue(2)	$6,026,154	$6,894,635	$5,124,066	$4,900,016	$11,855,956	$31.96
Vacancy/Credit Loss	($229,213)	($107,538)	($123,567)	($105,533)	($2,399,700)	($6.47)
Total Revenue	$12,383,175	$15,609,079	$14,089,511	$14,011,649	$18,648,238	$50.27

Management Fee	$621,781	$830,023	$824,230	$800,729	$1,019,965	$2.75
Real Estate Taxes	$1,475,571	$1,436,087	$1,567,259	$1,700,150	$1,069,435	$2.88
Insurance	$328,847	$380,184	$577,320	$577,385	$348,240	$0.94
Rooms Expense	$1,236,943	$1,565,879	$1,742,473	$1,838,075	$1,833,053	$4.94
Other Hotel Expense	$1,581,527	$2,021,365	$2,092,584	$2,248,223	$2,282,483	$6.15
Other Commercial Expenses	$2,521,967	$2,278,203	$2,347,866	$2,179,143	$2,770,915	$7.47
Total Expenses	$7,766,636	$8,511,742	$9,151,732	$9,343,706	$9,324,093	$25.14

Net Operating Income(3)	$4,616,540	$7,097,337	$4,937,779	$4,667,943	$9,324,146	$25.14
FF&E	$0	$0	$0	$460,858	$459,599	$1.24
TI/LC	$0	$0	$0	$0	$282,331	$0.76
Capital Expenditures	$0	$0	$0	$0	$70,583	$0.19
Net Cash Flow	$4,616,540	$7,097,337	$4,937,779	$4,207,084	$8,511,633	$22.95

Occupancy %(4)	59.4%	57.8%	56.0%	30.5%	80.9%
NOI DSCR	1.13x	1.74x	1.21x	1.14x	2.28x
NCF DSCR	1.13x	1.74x	1.21x	1.03x	2.08x
NOI Debt Yield	8.6%	13.2%	9.2%	8.7%	17.4%
NCF Debt Yield	8.6%	13.2%	9.2%	7.8%	15.9%

(1)	TTM dates are as of July 31, 2024 and October 31, 2024 for Figueroa Tower and Residence Inn Costa Mesa, respectively.
(2)	Underwritten commercial revenue is inclusive of rent steps taken through October 2025.
(3)	The increase from TTM NOI to UW NOI is primarily due to the lease executed with the borrower sponsor-affiliated tenant Wilshire Law Firm (54.9% of underwritten base rent) in December 2024.
(4)	Occupancy % is as of December 31 of each respective year except for TTM, which reflects occupancy as of July 31, 2024 and October 31, 2024 for Figueroa Tower and Residence Inn Costa Mesa, respectively. Occupancies represent a weighted average of the two properties based on square footage.

Figueroa Tower Cash Flow Analysis
	2021	2022	2023	7/31/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$5,730,847	$6,078,543	$4,650,044	$4,530,638	$11,356,578	$40.22
Other Income	$295,307	$816,091	$474,022	$369,378	$499,378	$1.77
Vacancy, Credit Loss & Concessions	($229,213)	($107,538)	($123,567)	($105,533)	($2,399,700)	($8.50)
Effective Gross Income	$5,796,941	$6,787,097	$5,000,499	$4,794,483	$9,456,256	$33.49

Taxes	$1,114,750	$1,117,278	$1,152,638	$1,180,399	$655,435	$2.32
Insurance	$142,412	$138,436	$265,199	$269,282	$130,199	$0.46
Management Fee	$94,224	$122,944	$96,200	$79,316	$283,688	$1.00
Other Operating Expenses	$2,521,967	$2,278,203	$2,347,866	$2,179,143	$2,770,915	$9.81
Total Operating Expenses	$3,873,353	$3,656,862	$3,861,903	$3,708,140	$3,840,237	$13.60

Net Operating Income(2)	$1,923,589	$3,130,236	$1,138,595	$1,086,343	$5,616,019	$19.89
TI/LC	$0	$0	$0	$0	$282,331	$1.00
Capital Expenditures	$0	$0	$0	$0	$70,583	$0.25
Net Cash Flow	$1,923,589	$3,130,236	$1,138,595	$1,086,343	$5,263,106	$18.64

(1)	Underwritten Gross Potential Rent is inclusive of rent steps taken through October 2025.
(2)	The increase from TTM NOI to UW NOI is primarily due to the lease executed with the borrower sponsor-affiliated tenant Wilshire Law Firm (54.9% of underwritten base rent) in December 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%
Residence Inn Costa Mesa Cash Flow Analysis
	2021	2022	2023	10/31/2024 TTM	UW	UW per Room(1)
Occupancy	80.6%	86.6%	85.8%	87.4%	87.4%
ADR	$149.13	$185.53	$190.93	$188.29	$188.29
RevPAR	$120.15	$160.62	$163.77	$164.53	$164.53

Room Revenue	$6,314,986	$8,442,344	$8,607,763	$8,671,215	$8,647,523	$60,052
Food & Beverage	$50,835	$70,086	$73,931	$56,353	$56,200	$390
Other Departmental Income	$220,413	$309,552	$407,318	$489,597	$488,260	$3,391
Total Revenue	$6,586,234	$8,821,981	$9,089,012	$9,217,166	$9,191,982	$63,833

Room Expense	$1,236,943	$1,565,879	$1,742,473	$1,838,075	$1,833,053	$12,730
Food & Beverage Expense	$22,960	$30,096	$27,414	$23,368	$23,304	$162
Management Fee	$527,557	$707,079	$728,030	$721,413	$736,278	$5,113
Real Estate Taxes	$360,821	$318,809	$414,621	$519,751	$414,000	$2,875
Insurance	$186,435	$241,748	$312,121	$308,103	$218,041	$1,514
Other Expenses	$1,558,567	$1,991,270	$2,065,171	$2,224,855	$2,259,180	$15,689
Total Expenses	$3,893,283	$4,854,880	$5,289,828	$5,635,566	$5,483,856	$38,082

Net Operating Income	$2,692,951	$3,967,101	$3,799,184	$3,581,600	$3,708,126	$25,751
FF&E	$0	$0	$0	$460,858	$459,599	$3,192
Net Cash Flow	$2,692,951	$3,967,101	$3,799,184	$3,120,741	$3,248,527	$22,559

(1)	UW Per Room is based on 144 rooms.

Escrows and Reserves.

At origination, the borrowers, collectively or individually, as applicable, deposited approximately (i) $716,002 into a real estate tax reserve, (ii) $58,040 into an insurance reserve, (iii) $396,634 into a rent abatement reserve and (iv) $6,550 for outstanding TI/LC expenses. Additionally, the related borrower provided a $2,000,000 letter of credit in lieu of a cash deposit for an upfront PIP reserve.

Real Estate Taxes – The loan documents require ongoing monthly deposits into the real estate tax reserve equal to 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period (initially estimated to be approximately $143,200).

Insurance – The loan documents require ongoing monthly deposits into the insurance reserve equal to 1/12th of the annual insurance premiums that the lender reasonably estimates will be payable over the next 12-month period (initially estimated to be approximately $29,020).

TI/LC Reserve – The loan documents require ongoing monthly deposits into the TI/LC reserve equal to approximately $23,528 ($1.00 per square foot of commercial space annually).

Replacement Reserve – The loan documents require ongoing monthly deposits into the replacement reserve equal to approximately $5,882 ($0.25 per square foot of commercial space annually).

FF&E Reserve – The loan documents require ongoing monthly deposits into a furniture, fixtures and equipment (“FF&E”) reserve, in an amount equal to 1/12th of the greater of (i) 4% of the gross revenues at the Residence Inn Costa Mesa Property and (ii) the amount required to be reserved for FF&E pursuant to the management agreement with Marriott. The monthly deposits into the FF&E reserve have been conditionally waived so long as the Management Agreement remains in place and the Manager holds a reserve for the payment of FF&E pursuant to the terms of the management agreement. The Management Agreement currently requires collections equal to 5% of annual gross revenue. The lender does not have a security interest in the FF&E Reserve maintained by the Manager.

PIP Reserve – The loan documents require on each monthly payment date occurring in February 2025 through July 2025, an ongoing deposit into the PIP reserve equal to $235,025. Additionally, if at any time a new replacement franchisor requires a PIP to be instituted in conjunction with an existing or replacement franchise agreement, the related borrower is required to deposit an amount equal to 110% of the estimated cost of the PIP into the PIP reserve.

Lockbox and Cash Management

The Figueroa Tower & Residence Inn Costa Mesa Mortgage Loan is structured with a hard lockbox and springing cash management. The related borrower is required to cause the following to be transferred into a lender-controlled lockbox account: (x) all rents to be transmitted directly by tenants at the Figueroa Tower Property; and (y) any excess gross revenues due to the borrower under the Management Agreement at the Residence Inn Costa Mesa Property, after taking into account certain deductions incurred by the Manager for, among other things, (i) cost of sales, including compensations for employees, cost of inventories and supplies consumed during the operation of the hotel and such other costs reasonably necessary for the operation of the hotel, (ii) a management fee, payable to the Manager, in an amount equal to 3% of annual gross revenues, (iii) a fee payable to the Manager for services offered under the “Residence Inn” trade name, in an amount equal to 5.01% of annual gross revenues and (iv) amounts transferred by the Manager into the FF&E Reserve, such amounts equal to 5% of gross revenues for each four-week period. In addition, the related borrower is required to cause all rents received

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%

by the borrower or by Manager with respect to any commercial lease at the Residence Inn Costa Mesa Property, as applicable, to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the related borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Figueroa Tower & Residence Inn Costa Mesa Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled cash collateral subaccount (or in the case of a Trigger Lease Sweep Period (as defined below), into a lender-controlled rollover reserve subaccount); provided, during a Cash Management Period continuing solely as a result of clause (viii) in the definition of Trigger Lease Sweep Period below, 50% of available cash will be deposited into a lender-controlled rollover reserve subaccount and 50% of available cash will be released to the related borrower.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.30x as of the end of any calendar quarter;
(iii)	12 months prior to the expiration of the Management Agreement or any replacement franchise or management agreement;
(iv)	a Franchise Trigger Event (as defined below);
(v)	a future PIP is required by the in-place franchise or management agreement and the related borrower fails to make the required deposit into the PIP reserve; or
(vi)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure (if applicable) of such event of default;
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.30x for two consecutive calendar quarters;
●	with respect to clause (iii) above, the Management Agreement is extended to a date that is five years after the stated maturity date or the borrower has satisfied the New License Conditions (as defined below);
●	with respect to clause (iv) above, borrower has satisfied the New License Conditions;
●	with respect to clause (v) above, the related borrower deposits the required funds into the PIP reserve or all required improvements under the PIP have been completed; or
●	with respect to clause (vi) above, the Trigger Lease Sweep Period has ended.

“New License Conditions” means the delivery to the lender of (i) a replacement management or franchise agreement or the extension of the existing Management Agreement for a term of at least five years beyond the stated maturity date; or (ii) a tri-party agreement or comfort letter issued by the manager relating to the extension of the existing Management Agreement or replacement agreement described in (i) above; or (iii) the completion of the PIP or the deposit of the PIP deposit amount.

A "Trigger Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms);

(ii) the date required under a Trigger Lease by which the applicable tenant under the Trigger Lease is required to give notice of its exercise of a renewal option thereunder or the date that any tenant under a Trigger Lease gives written notice of its intention not to renew or extend its lease;

(iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);

(iv) any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder;

(vi) the occurrence of an insolvency proceeding by a tenant under a Trigger Lease;

(vii) the net income for Wilshire Law Firm is less than $5,000,000 for the trailing 12-month period, tested on the payment dates occurring in January and July of each year; or

(viii) the net income for Wilshire Law Firm is less than $7,500,000 for the trailing 12-month period, tested on the payment dates occurring in January and July of each year.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, and (y) any of the following events:

●	with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the related borrower that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure;
●	with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender;
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Various	Loan #6	Cut-off Date Balance:	$53,600,000
Various	Figueroa Tower & Residence Inn Costa Mesa	Cut-off Date LTV:	60.9%
Various, CA		UW NCF DSCR:	2.08x
		UW NOI Debt Yield:	17.4%
●	with respect to clause (vii) above, upon the net income for Wilshire Law Firm for the trailing twelve months exceeding $5,000,000; or
●	with respect to clause (viii) above, upon the net income for Wilshire Law Firm for the trailing twelve months exceeding $7,500,000.

A “Franchise Trigger Event” shall occur (i) if the Manager gives notice of its intention to terminate or not renew the Management Agreement, (ii) if an event of default occurs under the Management Agreement or (iii) upon the bankruptcy or insolvency of Manager.

A “Trigger Lease” means the Wilshire Law Firm lease and any other lease that covers 20% or more of the net rentable area at the Figueroa Tower Property.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Future Subordinate or Mezzanine Indebtedness. Not permitted.

Letter of Credit. At origination, the related borrower provided a $2,000,000 letter of credit in lieu of a cash deposit for the upfront PIP reserve.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Figueroa Tower & Residence Inn Costa Mesa Properties, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

Prosper South Bend Apartments
3001 East Jefferson Boulevard
South Bend, IN 46615
MICHIGAN
INDIANA
BERRIEN COUNTY
CASS COUNTY
ST. JOSEPH COUNTY
SOUTH BEND
DOWNTOWN SOUTH BEND
Mishawaka
Granger
Arlington Heights
Council Oak
Westside
Rum Village
Deer Run
Crest Manor
Tamarack Grange
Chicago 90 miles
Redfield Rd
Auten Rd
Darden Rd
Cleveland Rd
Douglas Rd
E. Day Rd
Indiana Toll Road
Portage Rd
Portage Ave
Lilac Rd
St. Joseph River
Ironwood Rd
Michigan St
Lincoln Way
Fillmore Rd
Western Ave
Sample St
W. McKinley Ave
Jefferson Blvd
Mishawaka Ave
W. 8th St
E. 12th St
Harrison Rd
Ewing Ave
Dragon Trl
Ireland Rd
Jackson Rd
Johnson Rd
Kern Rd
St. Joseph Valley Pkwy
Gertrude St
Locust Rd
Miami St
Grass Rd
Bremen Hwy
Elm Rd
Capital Ave
Bittersweet Rd
AMTRAK
St. Patrick's County Park
Knollwood CC
Clocktower Lane Plaza
Heritage Square
University Park Mall
University Crossings
Warren GC
Juday Creek GC
Indian Ridge Plaza
St. Mary's College
University of Notre Dame
Notre Dame Stadium
South Bend International Airport
Wilshire Plaza
Main Street Marketplace
St. Joseph Health System
Princess City Plaza
Memorial Hospital
Morris Park CC
Town & Country Shopping Center
Bethel University
Mullen Automotive Mishawaka Assembly Plant
Studebaker National Museum
Century Center
Four Winds Field
Potawatomi Zoo
Eberhart-Petro Mun GC
Ignition Park
Ivy Tech Comm. College South Bend-Elkhart
Indiana University South Bend
Merrifield Plaza
Rum Village Park
Erskine GC
Coca-Cola Distribution Ctr.
Erskine Plaza
St. Joseph County Fairgrounds
Elm Road Medical Campus
31
51
12
933
80
90
23
20
331
931
Lake Michigan
MICHIGAN
INDIANA
ILLINOIS
OHIO
KENTUCKY
CHICAGO
INDIANAPOLIS
CINCINNATI
LOUISVILLE
DAYTON
TOLEDO
FORT WAYNE
LEXINGTON
Elgin
Aurora
Joliet
Gary
Hammond
Portage
Elkhart
South Bend
Westville
Kankakee
Bloomington
Champaign
Decatur
Lafayette
Kokomo
Muncie
Anderson
Carmel
Terre Haute
Greenwood
Columbus
Evansville
Owensboro
Frankfort
Findlay
Lima
Springfield
Hamilton
Jeffersonville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Mortgage Loan No. 7 – Prosper South Bend Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	South Bend, IN 46615
Original Balance(1):	$43,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$43,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1968-1970 / 2022
Borrower Sponsor:	Avrohom Klor			Size:	710 Units
Guarantor:	Avrohom Klor			Cut-off Date Balance Per Unit(1):	$91,549
Mortgage Rate:	6.8200%			Maturity Date Balance Per Unit(1):	$91,549
Note Date:	2/20/2025			Property Manager:	H&A Property Management, LLC
Maturity Date:	3/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$5,926,821
Amortization Term:	0 months			UW NCF:	$5,749,321
IO Period:	60 months			UW NOI Debt Yield(1):	9.1%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.28x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$5,982,111 (11/30/2024 TTM)
Additional Debt Balance(1):	$22,000,000			2nd Most Recent NOI:	$4,108,316 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,785,958 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	92.8% (1/7/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.3% (12/31/2023)
RE Taxes:	$78,951	$26,317	NAP	3rd Most Recent Occupancy:	70.7% (12/31/2022)
Insurance:	$158,876	$39,719	NAP	Appraised Value (as of):	$94,000,000 (12/9/2024)
Deferred Maintenance:	$229,363	$0	NAP	Appraised Value Per Unit:	$132,394
Replacement Reserve:	$0	$14,792	NAP	Cut-off Date LTV Ratio(1):	69.1%
Environmental Reserve:	$11,250	$0	NAP	Maturity Date LTV Ratio(1):	69.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$65,000,000	100.0%	Loan Payoff:	$62,177,609	95.7%
			Return of Equity:	$691,443	1.1%
			Closing Costs:	$1,652,508	2.5%
			Reserves:	$478,440	0.7%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The Prosper South Bend Apartments Mortgage Loan (as defined below) is part of the Prosper South Bend Apartments Whole Loan (as defined below), with an aggregate original principal amount of $65,000,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Prosper South Bend Apartments Whole Loan.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The seventh largest mortgage loan (the “Prosper South Bend Apartments Mortgage Loan”) is part of a whole loan (the “Prosper South Bend Apartments Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $65,000,000. The Prosper South Bend Apartments Whole Loan is secured by a first priority fee mortgage encumbering a 710-unit multifamily property located in South Bend, Indiana (the “Prosper South Bend Apartments Property”). The Prosper South Bend Apartments Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $43,000,000. The Prosper South Bend Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Prosper South Bend Apartments Whole Loan.

Prosper South Bend Apartments Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$43,000,000	$43,000,000	MSBAM 2025-5C1	Yes
A-2(1)	$22,000,000	$22,000,000	MSBNA	No
Total	$65,000,000	$65,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

The Borrower and the Borrower Sponsor. The borrower for the Prosper South Bend Apartments Mortgage Loan is H&A Prosper LLC, a single-purpose Indiana limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Strategic SBN LLC, which is 87.5% owned by the borrower sponsor and non-recourse carve-out guarantor, Avrohom Klor. Avrohom Klor is the co-founder and chief executive officer of The H&A Group, a real estate and alternative asset investment firm that was founded in 2017 and is headquartered in South Bend Indiana. The H&A Group has a portfolio of approximately 2.0 million SF. Prior to co-founding The H&A Group, Avrohom Klor held various leadership roles in other organizations, including Vice President of Operations at Strategic Properties of North America (SPNA), where he oversaw the Midwest Portfolio’s growth. The Prosper South Bend Apartments Mortgage Loan is 20% recourse to the borrower sponsor for the entire loan term.

The Property. The Prosper South Bend Apartments Property is comprised of a 710-unit garden multifamily property located in South Bend, Indiana. Built between 1968 and 1970, the Prosper South Bend Apartments Property consists of 28 two-story apartment buildings and one amenity building, with 1,256 parking spaces (1.8 per unit). The borrower sponsor purchased the Prosper South Bend Apartments Property in 2021 for $53.3 million, and since that time through 2022, has invested approximately $14.4 million on property improvements, including the renovation of 216 units, common area and amenity space renovations, and façade repairs and upgrades. Common amenities at the Prosper South Bend Apartments Property include a clubhouse, theater room, billiards room, lounge, fitness center, tanning bed, indoor pool, playground, dog park, on-site management/maintenance, and security patrol service. Each unit has a balcony or patio and is equipped with an electric oven/range combination, garbage disposal, dishwasher, and refrigerator/freezer. Appliances in the renovated units are stainless steel, while the classic units have standard appliances. The Prosper South Bend Apartments Property’s renovated units include quartz countertops, while the non-renovated units have laminate countertops. The Prosper South Bend Apartments Property offers common area laundry facilities, with 37 units containing in-unit stackable washer/dryers. As of January 7, 2025, the Prosper South Bend Apartments Property was 92.8% occupied. Currently, there are 163 tenants who use Section 8 vouchers through the South Bend Housing Authority to pay all or a portion of their rent. Additionally, there are various local companies that lease 33 units to house their workers and there are three organizations that lease 29 units for transitional housing.

The following table presents detailed information with respect to the units at the Prosper South Bend Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Wtd. Average Rent PSF
1 BR / 1 BA	244	237	97.1%	678	$958	$1.41
2 BR / 1 BA	267	239	89.5%	933	$1,120	$1.20
2 BR / 1.5 BA	169	154	91.1%	969	$1,134	$1.17
2 BR / 2 BA	24	23	95.8%	1010	$1,204	$1.19
3 BR / 1.5 BA	6	6	100.0%	1,101	$1,467	$1.33
Total/ Wtd. Average	710	659	92.8%	858	$1,071	$1.25

(1)	Information is based on the borrower rent roll dated January 7, 2025.

The Market. The Prosper South Bend Apartments Property is located in South Bend, Indiana, within the South Bend multifamily market, within the South Bend-Mishawaka metropolitan statistical area. The Prosper South Bend Apartments Property is located in a suburban neighborhood along East Jefferson Boulevard, a local thoroughfare. Route US 20 is immediately north of the Prosper South Bend Apartments Property, and US 31 and Interstate 90 are located within four miles of the Prosper South Bend Apartments Property. There are single family homes surrounding the Prosper South Bend Apartments Property and a shopping center located approximately 1.1 miles northeast of the Prosper South Bend Apartments Property that includes a Kroger grocery store. Additionally, other supporting retail properties within a three-mile radius of the Prosper South Bend Apartments Property include a Trader Joe’s and Martin’s Super Market.

South Bend’s top attractions, including University Park Mall, Potawatomi Zoo, South Bend Farmer’s Market, Eddy Street Commons, and Four Winds Casino are located within a few minutes’ drive from the Prosper South Bend Apartments Property. The Prosper South Bend Apartments Property is a 10-minute drive to downtown South Bend and provides easy access to the city’s various dining options, nightlife attractions and shopping destinations. Additionally, the South Bend International Airport is a 20-minute drive from the Prosper South Bend Apartments Property. The Prosper South Bend Apartments Property is also just a 10-minute drive to the University of Notre Dame and is easily accessible to other major employers and schools such as Bethel University, Indiana University South Bend, Innovation Park, and Beacon Health System.

According to the appraisal, as of the third quarter of 2024, the vacancy rate in the South Bend multifamily market was approximately 5.8%, with average asking rents of $970 per unit, and inventory of approximately 13,923 units. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Prosper South Bend Apartments Property is 14,493, 94,153 and 175,097, respectively. The 2024 average household income within the same one-, three-, and five-mile radius was $67,466, $72,785, and $78,882, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to multifamily rental properties comparable to the Prosper South Bend Apartments Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Unit Mix	Units	Unit Size (SF)	Average Monthly Rent per Unit
Prosper South Bend Apartments (subject)(1) 3001 East Jefferson Boulevard South Bend, IN	1968-1970 / 2022	710	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA 2 BR / 2 BA 3 BR / 1.5 BA	244 267 169 24 6	678 933 969 1,010 1,101	$958 $1,120 $1,134 $1,204 $1,467
Williamsburg on The Lake Mishawaka 302 Village Drive Mishawaka, IN	1974 / NAP	300	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA 3 BR / 1.5 BA	120 88 60 32	700 900 1,000 1,200	$1,008 $1,117 $1,425 $1,932
University Park Apartments 5630 University Park Drive Mishawaka, IN	1980 / NAP	164	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA 3 BR / 1.5 BA	48 32 50 34	700 905 1,000 1,200	$1,116 $1,336 $1,750 $1,913
Runaway Bay 302 Runaway Bay Circle Mishawaka, IN	1986 / NAP	264	1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	104 24 136	752 848 1,035	$1055 $1,190 $1,260
Castle Point Apartments 18011 Cleveland Road South Bend, IN	1975 / 2020	739	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA 3 BR / 1.5 BA	362 106 212 59	834 1,025 1,108 1,340	$1,079 $1,180 $1,251 $1,570
Indian Lakes Apartments 5726 Seneca Drive Mishawaka, IN	1994 / NAP	924	1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	556 168 200	752 890 958	$1,402 $1,466 $1,530
The Element at St. Andrews 3902 Saint Andrews Circle Mishawaka, IN	1986 / 2012	310	1 BR / 1 BA 2 BR / 1.5 BA 3 BR / 2 BA 3 BR / 2.5 BA	50 232 16 12	753 1,017 1,160 1,430	$1,035 $1,282 $1,450 $1,709

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 7, 2025, other than Year Built.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Prosper South Bend Apartments Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
1 BR	244	678	$958	$1.41	$1,031	$1.32
2 BR	460	950	$1,130	$1.19	$1,269	$1.28
3 BR	6	1,101	$1,467	$1.33	$1,642	$1.31
Total/ Wtd. Average	710	858	$1,071	$1.25	$1,190	$1.39

(1)	Based on the borrower rent roll dated January 7, 2025.
(2)	Based on the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

Appraisal. The appraisal concluded to an “as-is” value for the Prosper South Bend Apartments Property of $94,000,000 as of December 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 10, 2024, there was no evidence of any recognized environmental conditions at the Prosper South Bend Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prosper South Bend Apartments Property:

Cash Flow Analysis(1)
	2022	2023	TTM 11/30/2024		UW	UW per Unit
Gross Potential Rent	$5,759,018	$8,790,463	$9,104,378		$9,200,102	$12,957.89
Discounts Concessions	$0	$0	$0		$0	$0.00
Other Income	$558,405	$574,182	$682,611		$682,611	$961.42
Vacancy & Credit Loss	$0	($2,059,753)	($899,246)		($1,012,011)	($1,425.37)
Effective Gross Income	$6,317,423	$7,304,892	$8,887,744		$8,870,702	$12,493.95

Real Estate Taxes	$325,500	$318,102	$316,300		$399,266	$562.35
Insurance	$619,888	$659,684	$551,388		$462,743	$651.75
Other Expenses	$2,586,077	$2,218,790	$2,037,945		$2,081,872	$2,932.21
Total Expenses	$3,531,465	$3,196,576	$2,905,632		$2,943,882	$4,146.31

Net Operating Income	$2,785,958	$4,108,316	$5,982,111		$5,926,821	$8,347.63
Capital Expenditures	$0	$0	$0		$177,500	$250.00
Net Cash Flow	$2,785,958	$4,108,316	$5,982,111		$5,749,321	$8,097.63

Occupancy %	70.7%	90.3%	92.8%	(2)	89.0%
NOI DSCR(3)	0.62x	0.91x	1.33x		1.32x
NCF DSCR(3)	0.62x	0.91x	1.33x		1.28x
NOI Debt Yield(3)	4.3%	6.3%	9.2%		9.1%
NCF Debt Yield(3)	4.3%	6.3%	9.2%		8.8%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the borrower rent roll dated January 7, 2025.
(2)	Represents current in-place occupancy based off the borrower rent roll dated January 7, 2025.
(3)	DSCRs and Debt Yields are based on the Prosper South Bend Apartments Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $78,951 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $26,317).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit of $158,876 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to $39,719). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $14,792 into a reserve for capital expenditures.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $229,363 into a reserve for required repairs at the Prosper South Bend Apartments Property.

Environmental Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $11,250 for retesting and mitigation (if required) radon at certain buildings on the Prosper South Bend Apartments Property.

Lockbox / Cash Management. The Prosper South Bend Apartments Whole Loan is structured with a soft lockbox and springing cash management. In connection with the origination of the Prosper South Bend Apartments Whole Loan, the borrower was required to establish and maintain a lockbox account for the benefit of the lender and to deposit all rents and any other revenue received by the borrower or manager into such lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Prosper South Bend Apartments Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Multifamily – Garden	Loan #7	Cut-off Date Balance:	$43,000,000
3001 East Jefferson Boulevard	Prosper South Bend Apartments	Cut-off Date LTV:	69.1%
South Bend, IN 46615		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.1%

(ii) to pay debt service on the Prosper South Bend Apartments Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses and (v) to deposit any remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Prosper South Bend Apartments Whole Loan, during the continuance of a Cash Sweep Event Period, and upon the termination of any Cash Sweep Event Period, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Prosper South Bend Apartments Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Prosper South Bend Apartments Whole Loan being less than 1.10x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Terrorism Insurance.  The Prosper South Bend Apartments Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Prosper South Bend Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

Cord Meyer Retail Portfolio
1 108-27 & 108-20 Queens Boulevard Forest Hills, NY
2 108-36 Queens Boulevard Forest Hills, NY
3 111-01 Queens Boulevard Forest Hills, NY
4 72-09 Northern Boulevard Jackson Heights, NY
5 75-10 & 75-20 Northern Boulevard Jackson Heights, NY
6 68-01 Northern Boulevard Woodside, NY
East River
Rikers Island
College Point
14th Ave
Pepsi Cola Bottling Co.
La Guardia Airport
Flushing Bay
New York Times Distribution
Linden Hill
Whitestone Expressway Plaza
Whitestone Expwy
Astoria
Ditmars Blvd
Steinway St
Grand Central Pkwy
East Elmhurst
Astoria Blvd
Flushing
Northern Blvd
New World Mall
Roosevelt Ave
31st Ave
82nd St
Junction Blvd
108th St
Citi Field
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Broadway
Woodside
Jackson Heights
Plaza 48
Arthur Ashe Stadium
Louis Armstrong Stadium
NY Presbyterian Queens Hospital
Kissena Blvd
Skillman Ave
Elmhurst
QUEENS
Flushing Meadows Corona Park
Long Island Expwy
Bklyn-Queens Expwy
Queens Blvd
51st Ave
99th St
Meadow Lake
Cedar Grove Cemetery
Main St
Queens College, CUNY
Van Wyck Expwy
Maspeth
Grand Ave
69th St
Long Island Expwy
Rego Center
Woodhaven Blvd
Jewel Ave
Kew Gardens Hills
58th St
Eliot Ave
Rego Park
Willow Lake
Forest Hills Stadium
St. Johns Cemetery
Forest Hills
Jamaica
Metropolitan Ave
Cooper Ave
Glendale
Union Tpke
Interboro Pkwy
Forest Park
Kew Gardens
Myrtle Ave
Mount Lebanon Cemetery
Jamaica Hospital Center
JFK Intl. Airport 3 miles
Lefferts Blvd
Atlantic Ave
Richmond Hills
New York City
Manhattan
Brooklyn
Queens
Bronx
Staten Island
Newark
Jersey City
Paterson
Yonkers
New Rochelle
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Mortgage Loan No. 8 – Cord Meyer Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Various, NY
Original Balance:	$35,000,000			General Property Type:	Various
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Cord Meyer Development Company			Size:	145,633 SF
Guarantor:	Cord Meyer Development LLC			Cut-off Date Balance Per SF:	$240
Mortgage Rate:	6.6000%			Maturity Date Balance Per SF:	$240
Note Date:	2/14/2025			Property Manager:	Self-Managed
Maturity Date:	3/1/2030
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$4,213,431
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF:	$3,813,561
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield:	12.0%
Additional Debt Type:	NAP			UW NCF Debt Yield:	10.9%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	12.0%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.63x
Reserves(1)				Most Recent NOI:	$4,418,624 (12/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$4,580,896 (12/31/2023)
RE Taxes:	$270,927	$90,309	NAP	3rd Most Recent NOI:	$4,799,140 (12/31/2022)
Insurance:	$0	Springing	NAP	Most Recent Occupancy:	86.2% (1/1/2025)
Deferred Maintenance:	$72,710	$0	NAP	2nd Most Recent Occupancy:	94.8% (12/31/2023)
Replacement Reserve:	$290,000	$1,780	NAP	3rd Most Recent Occupancy:	96.7% (12/31/2022)
TI/LC Reserve:	$0	$15,704	NAP	Appraised Value (as of):	$82,350,000 (12/17/2024)
Outstanding Tenant Allowance Reserve:	$749,835	$0	NAP	Appraised Value per SF:	$565
Environmental Reserve:	$25,000	$0	NAP	Cut-off Date LTV Ratio:	42.5%
Condominium Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	42.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,000,000	100.0%	Return of Equity:	$31,853,649	91.0%
			Closing Costs:	$1,737,879	5.0%
			Reserves:	$1,408,472	4.0%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The eighth largest mortgage loan (the “Cord Meyer Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount $35,000,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in six office, retail, and parking lot properties totaling 145,633 SF located across Queens County, New York (the “Cord Meyer Retail Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Cord Meyer Retail Portfolio Mortgage Loan are 10827 QB LLC, 10836 QB LLC, 6801 Northern LLC, 7209 Northern LLC, 7510 Northern LLC, 11101 Queens LLC and Building 389 LLC, each a single purpose New York limited liability company with one independent director in its organizational structure. The borrowers are wholly owned and managed by Cord Meyer Development LLC, the non-recourse carveout guarantor, which in turn is wholly owned and managed by the borrower sponsor, Cord Meyer Development Company. Cord Meyer Development Company has a board of directors made up of 10 individuals, which includes Matthew Whalen, the president and chief executive officer.

Cord Meyer Development Company is a commercial real estate owner and operator throughout the New York metropolitan area. The company was founded in 1904 by Cord Meyer Jr. and his brothers, and has been in operation for over 120 years. The company has deep ties in the Forest Hills neighborhood in Queens and has completed many residential and commercial development projects. Cord Meyer Development Company has a current portfolio of 18 commercial properties and vacant land throughout New York City and Long Island.

In January 1998, Cord Meyer Development Company reorganized and Cord Meyer Development LLC was created, into which substantially all the operating assets and liabilities of Cord Meyer Development Company were transferred, including consolidated operating properties and real estate under development and two unconsolidated properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The Properties. The Cord Meyer Retail Portfolio Properties comprise a 145,633 SF portfolio of six retail, office and parking lot properties located throughout the Forest Hills, Jackson Heights and Woodside neighborhoods of Queens, New York. The Cord Meyer Retail Portfolio Properties are located in two separate clusters, with three multi-tenant properties located along Queens Boulevard in Forest Hills, Queens, New York (the “108-27 & 108-20 Queens Boulevard Property”, the “108-36 Queens Boulevard Property” and the “111-01 Queens Boulevard Property”) and three single-tenant properties located along Northern Boulevard in Jackson Heights and Woodside, Queens (the “72-09 Northern Boulevard Property”, the “75-10 Northern Boulevard Property”, and the “68-15 Northern Boulevard Property”). As of January 1, 2025, the Cord Meyer Retail Portfolio Properties are currently 86.2% occupied by 16 different tenants.

108-27 & 108-20 Queens Boulevard Property

The 108-27 & 108-20 Queens Boulevard Property is a neighborhood retail property consisting of two conjoined buildings, located in Forest Hills, New York. CVS (9,360 SF) occupies one building, while Key Food (8,439 SF)\ occupies the other, totaling 17,799 SF. The 108-27 & 108-20 Queens Boulevard Property was built in 1942, renovated in 1975, and CVS in 2013, and is situated on an approximately 0.62-acre site. As of January 1, 2025, the 108-27 & 108-20 Queens Boulevard Property was 100.0% leased. The CVS parcel is a commercial condominium unit within a condominium known as the Aston Condominium, which also includes 99 non-collateral residential condominium units. The CVS condominium unit represents an approximately 4.6659% interest in the Aston Condominium and the related common elements, and has the right to appoint one member of a five member board of managers of the Aston Condominium. Accordingly, the related borrower does not control the Aston Condominium.

108-36 Queens Boulevard Property

The 108-36 Queens Boulevard Property is a multi-tenant retail/office property totaling 26,584 SF, located in Forest Hills, New York. The 108-36 Queens Boulevard Property was built in 1950, renovated in 1972 and 1996, and is situated on an approximately 0.32-acre site. As of January 1, 2025, the 108-36 Queens Boulevard Property was 58.7% leased to four corner retail tenants, and one office tenant.

111-01 Queens Boulevard Property

The 111-01 Queens Boulevard Property is a multi-tenant, mixed-use property totaling 63,250 SF, located in Forest Hills, New York. The 111-01 Queens Boulevard Property was built in 1966 and is situated on a 0.31-acre site. The largest tenant at the 111-01 Queens Boulevard Property is Sylvan Forester Garage Corp, which operates a 29,346 SF parking garage unit, containing approximately 121 parking spaces. In addition to the parking garage unit, the 111-01 Queens Boulevard Property is comprised of four first floor retail units (20,288 SF) and seven second floor office units (13,616 SF). As of January 1, 2025, the 111-01 Queens Boulevard Property was 85.5% leased to nine tenants. The 111-01 Queens Boulevard Property consists of condominium units in a condominium known as the Forester Condominium, which also includes non-collateral residential units. The 111-01 Queens Boulevard Property represents a 30% interest in the Forester Condominium and the related common elements, and has the right to appoint one member of a three member board of managers of the Forester Condominium. Accordingly, the related borrower does not control the Forester Condominium.

72-09 Northern Boulevard Property

The 72-09 Northern Boulevard Property is a single-tenant retail building, totaling 13,200 SF, located in Jackson Heights, Queens, New York. The 72-09 Northern Boulevard Property was built in 1970, renovated in 1994, and is situated on an approximately 0.69-acre site, with 30 surface parking spaces (2.3 spaces per 1,000 SF). As of January 1, 2025, the 72-09 Northern Boulevard Property was 100.0% ground leased to the sole tenant, CVS.

75-10 Northern Boulevard Property

The 75-10 Northern Boulevard Property is a paved parking lot, totaling 20,000 SF of land area on an approximately 0.46-acre site in Jackson Heights, Queens, New York. The 75-10 Northern Boulevard Property was built in 1996, with 17 surface parking spaces. The 75-10 Northern Boulevard Property is leased by the single tenant, Koeppel Nissan, which uses the property to store its used car fleet. Koeppel Nissan has a dealership across the street from the 75-10 Northern Boulevard Property. As of January 1, 2025, the 75-10 Northern Boulevard Property was 100.0% leased to Koeppel Nissan.

68-15 Northern Boulevard Property

The 68-15 Northern Boulevard Property is a single-tenant retail building, totaling 4,800 SF, located in Woodside, Queens, New York. The 68-15 Northern Boulevard Property was built in 2025 and is situated on an approximately 0.48-acre site, with 20 surface parking spaces (4.2 spaces per 1,000 SF). As of January 1, 2025, the 68-15 Northern Boulevard Property was 100.0% ground leased to the sole tenant, Chick-Fil-A.

The following table presents certain information relating to the Cord Meyer Retail Portfolio Properties.

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Tenant SF(1)	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
108-27 & 108-20 Queens Boulevard	Forest Hills, NY	1942, 2013 / 1975	17,799	100.0%	$8,880,000	25.4%	$20,900,000	25.4%
108-36 Queens Boulevard	Forest Hills, NY	1950 / 1972, 1996	26,584	58.7%	$8,370,000	23.9%	$19,700,000	23.9%
111-01 Queens Boulevard	Forest Hills, NY	1966 / NAP	63,250	85.5%	$6,760,000	19.3%	$15,900,000	19.3%
72-09 Northern Boulevard	Jackson Heights, NY	1970 / 1994	13,200	100.0%	$4,190,000	12.0%	$9,850,000	12.0%
75-10 Northern Boulevard	Jackson Heights, NY	1996 / NAP	20,000	100.0%	$3,460,000	9.9%	$8,150,000	9.9%
68-15 Northern Boulevard	Woodside, NY	2025 / NAP	4,800	100.0%	$3,340,000	9.5%	$7,850,000	9.5%
Total/Wtd. Avg.			145,633	86.2%	$35,000,000	100.0%	$82,350,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Information is based on the underwritten rent roll dated January 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

Major Tenants.

CVS (22,560 SF, 15.5% of NRA, 22.6% of underwritten rent). CVS Pharmacy Inc. is an American retail chain, that is the largest pharmacy chain in the United States, with over 9,000 pharmacy locations in all 50 states. CVS Pharmacy Inc. is a subsidiary of CVS Health, and is headquartered in Woonsocket, Rhode Island. The company was founded in 1963 in Lowell, Massachusetts. CVS has occupied 13,200 SF of the 72-09 Northern Boulevard Property since 1994, has a lease expiration date of January 31, 2030, and has no renewal options remaining. CVS has occupied 9,360 SF of the 108-27 & 108-20 Queens Boulevard Property since 2014, has a lease expiration date of January 31, 2030, and has three, 5-year renewal options remaining.

TD Bank (5,610 SF, 3.9% of NRA, 15.4% of underwritten rent). TD Bank is an American national bank, and the United States subsidiary of the Canadian multinational TD Bank Group. TD Bank is one of the 10 largest banks in the United States, providing over 9.9 million customers with a full range of retail, small business and commercial banking products and services at more than 1,100 locations throughout the Northeast, Mid-Atlantic, metropolitan D.C., the Carolinas, and Florida. TD Bank also offers customized private banking and wealth services through TD Wealth. TD Bank is headquartered in Cherry Hill, New Jersey. TD Bank has occupied the 108-36 Queens Boulevard Property since 2004, has a lease expiration date of September 7, 2033, and has two, 5-year renewal options remaining.

Medex (18,808 SF, 12.9% of NRA, 13.6% of underwritten rent). Medex Diagnostic & Treatment Center (“Medex”) in the Forest Hills neighborhood of Queens is a multispecialty clinic with a large team of experienced doctors ready to help patients, providing care for all ages over 15 years old. The medical team includes doctors of many specialties including cardiology, dermatology, ear nose and throat, gastroenterology, internal medicine, podiatry, psychiatry, urology, allergies, and gynecology. Medex is also an approved location for the United States Citizenship and Naturalization Services civil service medical exam. Medex has occupied the 16,938 SF of retail space at the 111-01 Queens Boulevard Property since 1996, has a lease expiration date of January 31, 2035, and has one, 10-year renewal option remaining. Additionally, Medex has occupied 1,870 SF of office space at the 111-01 Queens Boulevard Property since 2016, has a lease expiration date of December 31, 2025, and has one, 20-year renewal option remaining.

The following table presents a summary regarding the tenants at the Cord Meyer Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
CVS	72-09 Northern Boulevard / 108-27 & 108-20 Queens Boulevard	BBB/Baa3/BBB	22,560	15.5%	$1,235,031	22.6%	$54.74	1/31/2030	(3)	N
TD Bank	108-36 Queens Boulevard	AA-/A2/A-	5,610	3.9%	$841,500	15.4%	$150.00	9/7/2033	2 x 5 yr	N
Medex	111-01 Queens Boulevard	NR/NR/NR	18,808	12.9%	$743,719	13.6%	$39.54	1/31/2035(4)	1 x 10 yr(4)	N
Chick-Fil-A	68-15 Northern Boulevard	NR/NR/NR	4,800	3.3%	$400,000	7.3%	$83.33	5/31/2044	2 x 5 yr	N
Koeppel Nissan	75-10 Northern Boulevard	BBB-/Baa3/BB+	20,000	13.7%	$310,000	5.7%	$15.50	1/31/2027	None	N
Sylvan Forester Garage Corp	111-01 Queens Boulevard	NR/NR/NR	29,346	20.2%	$298,700	5.5%	$10.18	2/28/2034	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			101,124	69.4%	3,828,950	70.0%	$37.86

Other Tenants			24,385	16.7%	$1,637,828	30.0%	$67.17
Occupied Subtotal/Wtd. Avg.			125,509	86.2%	$5,466,778	100.0%	$43.56

Vacant Space			20,124	13.8%
Total/Wtd. Avg.			145,633	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	The CVS occupying the 72-09 Northern Boulevard Property (13,200 SF) has no renewal options remaining. The CVS occupying the 108-27 & 108-20 Queens Boulevard Property (9,360 SF) has three, 5-year renewal options remaining.
(4)	Medex occupies 16,938 of retail space ($38.16 PSF) that has a lease expiration of January 31, 2035, and 1,870 SF of office space ($52.06 PSF) that has a lease expiration date of December 31, 2025, and has one, 20-year renewal option remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents certain information with respect to the lease rollover at the Cord Meyer Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	3	3,296	2.3%	2.3%	$149,726	2.7%	2.7%	$45.43
2026	0	0	0.0%	2.3%	$0	0.0%	2.7%	$0.00
2027	2	28,439	19.5%	21.8%	$952,714	17.4%	20.2%	$33.50
2028	0	0	0.0%	21.8%	$0	0.0%	20.2%	$0.00
2029	1	1,180	0.8%	22.6%	$53,171	1.0%	21.1%	$45.06
2030(2)	2	22,560	15.5%	38.1%	$1,235,031	22.6%	43.7%	$54.74
2031	2	3,520	2.4%	40.5%	$172,929	3.2%	46.9%	$49.13
2032	0	0	0.0%	40.5%	$0	0.0%	46.9%	$0.00
2033	4	11,111	7.6%	48.1%	$1,337,455	24.5%	71.4%	$120.37
2034	3	33,665	23.1%	71.3%	$519,383	9.5%	80.9%	$15.43
2035	1	16,938	11.6%	82.9%	$646,370	11.8%	92.7%	$38.16
2036 & Thereafter	1	4,800	3.3%	86.2%	$400,000	7.3%	100.0%	$83.33
Vacant	0	20,124	13.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	145,633	100.0%		$5,466,778	100.0%		$43.56(3)

(1)	Information is based on the underwritten rent roll dated January 1, 2025. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	The Cord Meyer Retail Portfolio Mortgage Loan has a maturity date of March 1, 2030.
(3)	Excludes Vacant Space.

The Market. The Cord Meyer Retail Portfolio Properties are located in two separate clusters, with the 108-27 & 108-20 Queens Boulevard Property, the 108-36 Queens Boulevard Property and the 111-01 Queens Boulevard Property located along Queens Boulevard in Forest Hills, New York and the 72-09 Northern Boulevard Property, 75-10 Northern Boulevard Property and the 68-15 Northern Boulevard Property located along Northern Boulevard in Jackson Heights and Woodside, New York. The 108-27 & 108-20 Queens Boulevard Property is located in the 11375-zip code retail submarket of the Queens retail market. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the 11375-zip code retail submarket was 3.0%, with average asking rents of $93.85 PSF and inventory of approximately 2.6 million SF. The 108-36 Queens Boulevard Property and 111-01 Queens Boulevard Property are located in the Central Queens retail and office submarkets of the Long Island retail and office markets. According to the appraisal, as of the third quarter of 2024, the Central Queens retail submarket had a vacancy rate of 4.6%, with average asking rents of $46.67 PSF and an inventory of approximately 18.7 million SF, and the Central Queens office submarket had a vacancy rate of 4.2%, with average asking rents of $44.23 PSF and an inventory of approximately 5.1 million SF. According to the appraisal, as of the third quarter of 2024, the Long Island retail submarket had a vacancy rate of 4.0%, with asking rents of $32.04 PSF and an inventory of approximately 157.4 million SF, while the Long Island office submarket had a vacancy rate of 8.8%, with average asking rents of $29.48 PSF and an inventory of approximately 100.7 million SF. The 72-09 Northern Boulevard Property, 75-10 Northern Boulevard Property and the 68-15 Northern Boulevard Property are located within the local zip code retail submarket of the Queens retail market. According to the appraisal, as of the third quarter of 2024, the vacancy rate in the local zip code retail submarket was 1.6%, with average asking rents of $64.53 PSF and inventory of approximately 2.1 million SF. According to the appraisal, as of the third quarter of 2024, the Queens retail market had a vacancy rate of 3.7%, with average asking rents of $52.31 PSF and inventory of approximately 82.9 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 108-36 Queens Boulevard Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Reimbursements	Rent Escalation	Lease Term (years)	Tenant Improvements (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)
Retail:	$95.00	Net	2.5% per annum	10	$75.00 / $0.00	Varies / Varies
Retail Corner:	$120.00	Net Taxes and Net Utilities	2.5% per annum	10	$75.00 / $0.00	Varies / Varies
Office:	$45.00	BY Taxes and Net Utilities	2.5% per annum	10	$100.00 / $50.00	Varies / Varies

The following table presents certain information relating to the appraisal’s market rent conclusions for the 111-01 Queens Boulevard Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Reimbursements	Rent Escalation	Lease Term (years)	Tenant Improvements (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)
Small Retail:	$75.00	BY Taxes and Net Utilities	2.5% per annum	10	$75.00 / $0.00	Varies / Varies
Large Retail:	$65.00	BY Taxes and Net Utilities	2.5% per annum	10	$75.00 / $0.00	Varies / Varies
Large Office:	$35.00	BY Taxes and Net Utilities	2.5% per annum	10	$100.00 / $50.00	Varies / Varies
Small Office:	$45.00	Net Utilities	2.5% per annum	10	$100.00 / $50.00	Varies / Varies
Parking Garage	$10.00	BY Taxes and Net Utilities	2.5% per annum	20	$0.00 / $0.00	None / None
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents recent pharmacy space leasing data at comparable retail properties with respect to the 108-27 & 108-20 Queens Boulevard Property and the 72-09 Northern Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
108-27 & 108-20 Queens Boulevard (subject)(1) Forest Hills, NY	1942, 2013 / 1975	17,799	CVS	9,360	Jul. 2014	$72.00	NNN
Walgreens 6628 18th Avenue Brooklyn, NY	1931 / 2008	12,753	Walgreens	12,753	May 2022	$76.66	NNN
CVS 120 5th Avenue Brooklyn, NY	2024 / NAP	300,000	CVS Pharmacy	13,690	Oct. 2022	$65.74	NNN
CVS 85 Jay Street Brooklyn, NY	2022 / NAP	1,053,108	CVS Pharmacy	9,300	Feb. 2023	$75.87	NNN
Rite Aid 5224 5th Avenue Brooklyn, NY	1950 / NAP	31,308	Rite Aid	6,000	Sep. 2021	$68.00	MG
Pharmacy 5902 Kissena Boulevard Flushing, NY	1952 / NAP	8,100	Walgreens	1,800	May 2021	$55.56	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

The following table presents recent supermarket space leasing data at comparable retail properties with respect to the 108-27 & 108-20 Queens Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
108-27 & 108-20 Queens Boulevard (subject)(1) Forest Hills, NY	1942, 2013 / 1975	17,799	Key Food	8,439	Oct. 2017	$76.16	MG
101 Clinton Street Brooklyn, NY	1930 / NAP	69,000	Food Town	10,100	Nov. 2023	$53.47	MG
130 Court Street Brooklyn, NY	1924 / 2000	28,000	Trader Joe’s	14,450	Oct. 2023	$103.10	NNN
283 East 204th Street Bronx, NY	1925 / NAP	13,500	Food Town	4,000	Jul. 2022	$50.00	MG
17633-17647 Union Turnpike Fresh Meadows, NY	1952 / NAP	4,519	Salt & Pepper Organic Market	2,200	Sep. 2024	$70.00	MG
115-02 Merrick Boulevard Jamaica, NY	1968 / NAP	14,000	Johns Farm Market	10,000	Mar. 2024	$50.00	MG
22 Chapel Street Brooklyn, NY	2022 / NAP	166,976	Chapel Deli & Market	2,030	Apr. 2023	$92.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

The following table presents recent retail space leasing data at comparable retail properties with respect to the 108-36 Queens Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
108-36 Queens Boulevard (subject)(1) Forest Hills, NY	1950 / 1972, 1996	26,584	TD Bank True North Urgent Care	5,610 2,451	Sep. 2023 Sep. 2023	$150.00 $97.71	NNN MG
88-02 Queens Boulevard Rego Park, NY	1967 / NAP	9,810	Sleepy’s LLC	5,000	Dec. 2024	$83.00	MG
107-06 Queens Boulevard Forest Hills, NY	2019 / NAP	93,738	New York Blood Center	3,820	Jun. 2024	$90.00	NNN
107-22 Continental Avenue Forest Hills, NY	1930 / 1969	108,282	Confidential	1,375	Feb. 2024	$140.00	NNN
12080 Queens Boulevard Kew Gardens, NY	1951 / NAP	22,211	Subway	900	Jan. 2024	$136.00	MG
107-48 Queens Boulevard Forest Hills, NY	1939 / NAP	1,620	T-Bone Diner & Deli	1,620	Jan. 2023	$111.11	NNN
108-22 Queens Boulevard Forest Hills, NY	1940 / 1998	47,250	N/Av	1,100	Oct. 2022	$85.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents recent office space leasing data at comparable office properties with respect to the 108-36 Queens Boulevard Property and the 111-01 Queens Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
108-36 Queens Boulevard (subject)(1) Forest Hills, NY	1950 / 1972, 1996	26,584	National VIP Centers Mgmt	2,539	Sep. 2024	$46.35	MG
111-01 Queens Boulevard (subject)(1) Forest Hills, NY	1966/ NAP	63,250	I & G Pediatrics	1,180	Apr. 2024	$45.06	Base Year
102-02 Queens Boulevard Forest Hills, NY	2002 / NAP	20,000	N/Av	1,500	Oct. 2024	$50.40	MG
125-10 Queens Boulevard Kew Gardens, NY	1960 / NAP	419,528	Jewish Community Council of Greater Coney Island	1,539	Jan. 2024	$37.82	FSG
98-11 Queens Boulevard Rego Park, NY	1938 / 2016	255,400	Home Care	676	Jan. 2024	$36.00	MG
123-20 82nd Avenue Kew Gardens, NY	1996 / NAP	12,905	N/Av	1,000	Dec. 2023	$40.00	-
71-01 Austin Street Forest Hills, NY	1925 / NAP	8,500	N/Av	900	Dec. 2023	$55.00	MG
75-52 113th Street Forest Hills, NY	2007 / NAP	12,318	N/Av	600	Sep. 2023	$38.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

The following table presents recent retail space leasing data at comparable retail properties with respect to the 111-01 Queens Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
111-01 Queens Boulevard (subject)(1) Forest Hills, NY	1966 / NAP	63,250	Medex Hands of Hope	16,938 1,780	Feb. 2020 Nov. 2024	$38.16 $57.87	MG MG
88-02 Queens Boulevard Rego Park, NY	1967 / NAP	9,810	Sleepy’s LLC	5,000	Dec. 2024	$83.00	MG
107-06 Queens Boulevard Forest Hills, NY	2019 / NAP	93,738	New York Blood Center	3,820	Jun. 2024	$90.00	-
96-18 Queens Boulevard Rego Park, NY	1941 / 2004	27,900	Carpet Co	2,800	Jan. 2024	$63.00	MG
103-09 Queens Boulevard Forest Hills, NY	1949 /1998	12,850	Cigar & Vapes	900	May 2023	$73.33	MG
107-48 Queens Boulevard Forest Hills, NY	1939 / NAP	1,620	T-Bone Diner & Deli	1,620	Jan. 2023	$111.11	NNN
108-22 Queens Boulevard Forest Hills, NY	1940 / 1998	47,250	N/Av	1,100	Oct. 2022	$85.00	MG

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

The following table presents recent land lease leasing data at comparable retail properties with respect to the 75-10 Northern Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Annual Rent	Lease Type
75-10 Northern Boulevard (subject)(1) Jackson Heights, NY	1996 / NAP	20,000	Koeppel Nissan	20,000	Jan. 2025	$310,000	NNN
33-20 55th Street Woodside, NY	1966 / 2015	23,544	Queens Motor Cars	7,000	Jan. 2023	$119,980	MG
5838 47th Street Maspeth, NY	NAV	90.000	J&J Farms Creamery	90,000	Nov. 2022	$1,800,000	NNN
512 Gardner Avenue Brooklyn, NY	NAV	394,376	Old Dominion Freight Line	20,250	Feb. 2023	$306,180	NNN
Northern Boulevard East Elmhurst, NY	2025	21,025	Chick-Fil-A	21,025	Feb. 2025	$399,896	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents recent fast food ground lease space leasing data at comparable retail properties with respect to the 68-15 Northern Boulevard Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
68-15 Northern Boulevard (subject)(1) Woodside, NY	2025 / NAP	Chick-Fil-A	4,800	Oct. 2023	$83.33	NNN
7416 Tonnelle Avenue North Bergen, NJ	2021 / NAP	Chick-Fil-A	4,235	Jan. 2021	$52.06	NNN
88-08 Northern Boulevard Jackson Heights, NY	NAV	Popeyes	1,999	Jan. 2023	$118.80	NNN
1560 St Georges Avenue Woodbridge Township, NJ	NAV	Chipotle	2,850	Jun. 2023	$71.17	NNN
575 Portion Road Lake Ronkonkoma, NY	2024	Chick-Fil-A	4,843	Oct. 2024	$46.46	NNN
2 East Park Avenue Long Beach, NY	NAV	Starbucks	3,019	Aug. 2024	$79.49	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated January 1, 2025, other than Year Built / Renovated.

Appraisal. The appraisal concluded to an “as-is” value for the 108-27 & 108-20 Queens Boulevard Property of $20,900,000 as of December 17, 2024. The appraisal concluded to an “as-is” value for the 108-36 Queens Boulevard Property of $19,700,000 as of December 17, 2024. The appraisal concluded to an “as-is” value for the 111-01 Queens Boulevard Property of $15,900,000 as of December 17, 2024. The appraisal concluded to an “as-is” value for the 72-09 Northern Boulevard Property of $9,850,000 as of December 17, 2024. The appraisal concluded to an “as-is” value for the 75-10 Northern Boulevard Property of $8,150,000 as of December 17, 2024. The appraisal concluded to an “as-is” value for the 68-15 Northern Boulevard Property of $7,850,000 as of December 17, 2024.

Together, the Cord Meyer Retail Portfolio Properties have an “as-is” value of $82,350,000.

Environmental Matters. According to the Phase I environmental site assessments dated between December 19, 2024, there was no evidence of any recognized environmental conditions at the Cord Meyer Retail Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cord Meyer Retail Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$5,784,647	$5,427,440	$5,462,193	$6,404,098	$43.97
Reimbursements	$1,346,979	$1,498,497	$796,283	$1,404,983	$9.65
Other Income	$0	$0	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($937,320)	($6.44)
Effective Gross Income	$7,131,626	$6,925,937	$6,258,476	$6,871,761	$47.19
					0
Real Estate Taxes	$1,680,651	$1,731,377	$1,199,564	$1,776,183	$12.20
Insurance	$113,256	$76,250	$125,627	$85,580	$0.59
Other Operating Expenses	$538,578	$537,414	$514,661	$796,568	$5.47
Total Operating Expenses	$2,332,486	$2,345,040	$1,839,852	$2,658,330	$18.25
					0
Net Operating Income	$4,799,140	$4,580,896	$4,418,624	$4,213,431	$28.93
Replacement Reserves	$0	$0	$0	$21,358	$0.15
TI/LC	$0	$0	$0	$378,512	$2.60
Net Cash Flow	$4,799,140	$4,580,896	$4,418,624	$3,813,561	$26.19

Occupancy (%)(2)	96.7%	94.8%	86.2%	85.4%
NOI DSCR	2.05x	1.96x	1.89x	1.80x
NCF DSCR	2.05x	1.96x	1.89x	1.63x
NOI Debt Yield	13.7%	13.1%	12.6%	12.0%
NCF Debt Yield	13.7%	13.1%	12.6%	10.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated January 1, 2025, and includes rent steps underwritten through February 2026 totaling $42,127.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 2024 Occupancy (%) is based on the underwritten rent roll dated January 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

Escrows and Reserves.

Deferred Maintenance – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for an upfront reserve of $72,710 for required repairs.

Real Estate Taxes – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for an upfront reserve of $270,927 for taxes, and ongoing monthly reserves equal to 1/12th of the real taxes the lender estimates will be payable during the next twelve months (initially estimated to be $90,309).

Notwithstanding the foregoing, the monthly deposit into the tax reserve will exclude taxes payable in respect of (x) the 68-15 Northern Boulevard Property (y) the 72-09 Northern Boulevard Property, and/or (z) the 75-10 Northern Boulevard Property, provided (i) no event of default is continuing, (ii) the tenants at the applicable property are paying the entirety of the taxes for such property directly to the relevant government authority pursuant to their leases, and (iii) the borrowers provide the lender receipts for the payment of such taxes after payment of the same by the tenants.

Insurance – The Cord Meyer Retail Portfolio Mortgage Loan documents do not require monthly reserves for insurance premiums as long as (i) no event of default is continuing under the Cord Meyer Retail Portfolio Mortgage Loan, (ii) the liability and casualty insurance coverage for the Cord Meyer Retail Portfolio Properties is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender with evidence of renewal of such policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the Cord Meyer Retail Portfolio Mortgage Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

Replacement Reserve – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for an upfront reserve of $290,000 for roof repairs at the 108-27 & 108-20 Queens Boulevard Property, and ongoing monthly reserves of approximately $1,780 for annual capital expenditures reasonably approved by the lender.

TI/LC Reserve – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for ongoing monthly deposits of $15,704 for future tenant improvements and leasing commissions.

Condominium Reserve – During the continuance of a Cash Sweep Event Period (as defined below) the borrowers are required to make monthly deposits into a condominium reserve in an amount equal to 1/12th of the condominium assessments reasonably estimated by the lender to be payable during the next 12 months. In addition, on the first payment date during the continuance of a Cash Sweep Event Period, the borrowers are required to make an up-front payment which (together with the ongoing monthly deposits described above) will be sufficient to pay the condominium assessments when due.

Outstanding Tenant Allowance Reserve – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for an upfront reserve of $749,835 for outstanding tenant allowances for the tenants Chick-Fil-A, Inc. ($226,000) and North Shore Community Services, Inc. ($523,835).

Environmental Reserve – The Cord Meyer Retail Portfolio Mortgage Loan documents provide for an upfront reserve of $25,000 to be used to provide a site management plan in a form reasonably acceptable to the lender and from a qualified environmental firm reasonably acceptable to the lender for the 75-10 Northern Boulevard Property.

Lockbox and Cash Management. The Cord Meyer Retail Portfolio Mortgage Loan is structured with a soft lockbox (which becomes a hard lockbox upon a Cash Sweep Event Period) and springing cash management. At origination, the borrowers were required to establish a lender-controlled lockbox account, and to deposit all rents into such lockbox account within three business days of receipt. In addition, at origination the borrowers were required to deliver to the lender letters directing each tenant under each lease to deposit all payments due with respect to the Cord Meyer Retail Portfolio Properties into the lockbox account, which letters are required to be held in escrow by the lender until a Cash Sweep Event Period occurs, in which event the lender has the right to deliver such letters to the tenants. If, notwithstanding the foregoing direction, following a Cash Sweep Event Period the borrowers receive any rents or revenues from the Cord Meyer Retail Portfolio Properties, they are required to deposit such amounts into the lockbox account within one business day of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the lender is required to establish, and the borrowers are required to cooperate to establish, a lender-controlled cash management account, into which all funds on deposit in the lockbox account will be required to be transferred, and applied, provided no event of default is continuing under the Cord Meyer Retail Portfolio Mortgage Loan, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Cord Meyer Retail Portfolio Mortgage Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, the rollover reserve and the condominium reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Cord Meyer Retail Portfolio Mortgage Loan during the continuance of a Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earlier of:

(i)	the occurrence of an event of default under the Cord Meyer Retail Portfolio Mortgage Loan; or
(ii)	the debt service coverage ratio being less than 1.25x at the end of any calendar quarter (a “DSCR Event”);

and (B) expiring upon:

(i)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default; or
(ii)	regarding any DSCR Event, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters;

provided that the borrower may deposit cash with the lender or deliver to the lender a letter of credit, in each case in the DSCR Cure Amount (as defined below), in order to cure a DSCR Event, provided that such delivery may not cure a DSCR Event lasting longer than eight consecutive calendar quarters.

“DSCR Cure Amount” means (i) with respect to a DSCR Event that continues for up to four consecutive calendar quarters, $1,500,000, and (ii) with respect to a DSCR Event that continues for more than four consecutive calendar quarters but less than nine consecutive calendar quarters, $3,000,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Various – Various	Loan #8	Cut-off Date Balance:	$35,000,000
Various	Cord Meyer Retail Portfolio	Cut-off Date LTV:	42.5%
Various		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

Right of First Refusal. The tenant Medex at the 111-01 Queens Boulevard Property has a right of first refusal to purchase its leased premises from the borrower.

Terrorism Insurance. The Cord Meyer Retail Portfolio Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrowers are required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

Sacramento 39 miles
W. Eight Mile Rd
E. Eight Mile Rd
Shumway Oak Grove Regional Park
Park West Place
Elkhorn GC
Bear Creek
Estate Dr
Thornton Rd
Stanfield Dr
Wagner Heights Rd
Davis Rd
Lower Sacramento Rd
SAN JOAQUIN COUNTY
N. West Ln
AMTRAK
Morada Ln
Golden State Hwy
StoneWood Shopping Ctr.
Don Ave
Sherwoods Manor
Colonial Plaza
Hammer Ln
Hammer Landing
Normandy Village Center
Oakridge Center
Hammer Ranch Center
Kathleen Plaza
The Center Shopping Plaza
Hammer Crossing
Lincoln Village
Lincoln Rd
West Side Fwy
Swenson Park GC
Benjamin Holt Dr
Lincoln Center
Stonecreek Village
5757 Pacific Avenue
Stockton, CA 95207
Holman Rd
Calaveras Square
March Ln
Lincoln Village West
Swain Rd
Sherwood Place
Palm Plaza
San Joaquin Delta College
Weberstown Mall
Bianchi Rd
Oakmoore GC
Wilson Way
El Dorado St
Quail Lakes Shopping Center
Palm Crossing
Lakeside Plaza
Riverbrook Dr
Oak Park
Cherokee Rd
Brookside
Brookside Rd
Alpine Ave
Waterloo Rd
Buckley Cove Park
University of the Pacific
Telegraph Ave
San Joaquin River
STOCKTON
St. Joseph's Medical Center
August
Brookside CC
Alpine Ave
Harding Way
Airport Way
American Legion Park
Country Club Blvd
San Francisco Naval Communication
Stockton Golf & CC
Eastland Plaza
Fremont St
The Haggin Museum
Stockton Memorial Civic Auditorium
Adventist Health Arena
STOCKTON
Downtown
Banner Island Ballpark
Children's Museum
Crosstown Fwy
Main St
Hazelton Ave
AMTRAK
Washington St
Ort J. Lofthus Fwy
Diamond Foods
Best Logistics
SAN JOAQUIN STREET
Charter Way
San Joaquin County Fairgrounds
Lincoln St
California St
Castle Metals
Charter Way
Kennedy
8th St
Stockton Flea Market
ALTAMONT COMMUTER EXPRESS
San Francisco 78 miles
Van Buskirk Municipal GC
SACRAMENTO
Elk Grove
Santa Rosa
Napa
Vacaville
Fairfield
Jackson
Petaluma
Vallejo
Lodi
Arnold
San Rafael
Concord
Stockton
Sonora
Richmond
OAKLAND
SAN FRANCISCO
Tracy
Lake Don Pedro
Hayward
Modesto
San Mateo
Fremont
Turlock
Mariposa
Santa Clara
Patterson
SAN JOSE
Merced
Los Banos
Chowchilla
Santa Cruz
Capitola
Madera
Pacific Ocean
Hollister
Salinas
Mendota
FRESNO
Marina
Monterey
Carmel
Soledad

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Mortgage Loan No. 9 – Stonecreek Village

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Stockton, CA 95207
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969, 2008, 2022 / NAP
Borrower Sponsor:	Jeffrey Seltzer			Size:	177,088 SF
Guarantor:	Jeffrey Seltzer			Cut-off Date Balance per SF:	$198
Mortgage Rate:	7.4880%			Maturity Date Balance per SF:	$198
Note Date:	1/10/2025			Property Manager:	Highpoint Property Management,
Maturity Date:	2/6/2030				Inc. (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$3,863,751
IO Period:	60 months			UW NCF:	$3,642,391
Seasoning:	1 month			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.37x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,023,832 (10/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,632,431 (12/31/2023)
Reserves(1)				3rd Most Recent NOI:	$2,111,016 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.5% (12/26/2024)
RE Taxes:	$128,439	$21,406	NAP	2nd Most Recent Occupancy:	82.0% (12/31/2023)
Insurance:	$51,400	Springing	NAP	3rd Most Recent Occupancy:	69.0% (12/31/2022)
Replacement Reserve:	$0	$3,689	$132,816	Appraised Value (as of):	$58,500,000 (11/17/2024)
TI/LC Reserve:	$500,000	$14,757	$531,264	Appraised Value per SF:	$330
Outstanding TI/LC Reserve:	$339,350	$0	NAP	Cut-off Date LTV Ratio:	59.8%
Rent Abatement Reserve:	$88,725	$0	NAP	Maturity Date LTV Ratio:	59.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,000,000	100.0%	Return of Equity:	$16,505,498	47.2%
			Loan Payoff:	$14,714,685	42.0%
			Closing Costs:	$2,671,903	7.6%
			Reserves:	$1,107,914	3.2%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from Most Recent NOI to UW NOI is primarily due to the increase in recoveries as two new triple-net leases were signed in the fourth quarter of 2024, in addition to renewal leases signed in 2024 being converted from modified gross to triple-net reimbursement structures.

The Mortgage Loan. The ninth largest mortgage loan (the “Stonecreek Village Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $35,000,000 and secured by a first-priority fee mortgage encumbering a 177,088 square foot retail property in Stockton, California (the “Stonecreek Village Property”).

The Borrower and the Borrower Sponsor. The borrower is HPC Stonecreek III LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Jeffrey Seltzer. Jeffrey Seltzer is the chief executive officer of Highpoint Capital Group, LLC, a real estate investment firm specializing in acquisitions primarily in the southern and western United States. The company currently owns and operates over 20 commercial properties, primarily multi-tenant retail, with a combined total square footage of over 2.8 million square feet and a total value of approximately $400 million.

The Property. The Stonecreek Village Property is a 177,088 square foot retail center located in Stockton, California. The Stonecreek Village Property consists of seven parcels and nine buildings (including three pad sites). Seven of the nine buildings were built in 2008, one pad building containing 10,200 square feet (5.8% of NRA) (currently occupied by Hibachi Grill) was built in 1969 and a new pad building containing 11,805 square feet (6.7% of NRA) was recently completed in 2022 (“New Pad”) and is leased to three tenants. Since acquiring the Stonecreek Village Property in 2018, the borrower sponsor has invested approximately $8.5 million on capital expenditures including the demolition and reconstruction of the New Pad in 2022. Overall, the Stonecreek Village Property is comprised of 144,314 square feet of retail space (81.5% of NRA) and 32,774 square feet of second-floor office space (18.5% of NRA). The Stonecreek Village Property also features 1,020 surface parking spaces, resulting in a parking ratio of 5.76 spaces per 1,000 square feet of NRA.

As of December 26, 2024, the Stonecreek Village Property was 82.5% occupied by 35 tenants. The vacancy consists of one anchor space (26,654 square feet) and two inline retail suites totaling 4,382 square feet. The anchor space contains two-stories including a mezzanine area of 11,949 square feet. REI, an apparel company, occupied the space but vacated in 2018. The office space at the Stonecreek Village Property was 100.0% occupied by six tenants

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

including a law firm, financial advisor, architecture firm, armed forces recruitment and two medical offices. Since acquiring the Stonecreek Village Property in 2018, the borrower sponsor signed 33 leases, 18 of which were new leases and increased net operating income from $1.1 million to $3.0 million as of the trailing 12-month period ending October 2024. The Stonecreek Village Property is managed by Highpoint Property Management, Inc., an affiliate of the borrower sponsor.

Major Tenants.

Hibachi Grill (10,200 SF, 5.8% of NRA, 4.9% of underwritten base rent). Hibachi Grill is a restaurant serving Asian cuisine. Hibachi Grill occupies an outparcel suite at the Stonecreek Village Property and has been a tenant since October 2022, when it signed a 10-year lease. The tenant has one 10-year renewal option remaining.

Kaiser Permanente (8,991 SF, 5.1% of NRA, 6.4% of underwritten base rent). Kaiser Permanente is a medical care provider that was founded in 1945 and currently operates 40 hospitals and 614 medical offices across the United States. The tenant occupies a second-floor medical office suite at the Stonecreek Village Property and has been a tenant since May 2019, when it signed a lease for 88 months. The tenant has two, 5-year renewal options remaining.

BJ’s Restaurant (8,793 SF, 5.0% of NRA, 4.9% of underwritten base rent). BJ’s Restaurant is a restaurant chain founded in 1978 with 216 locations across 30 states. BJ’s Restaurant ground leases an outparcel suite at the Stonecreek Village Property and has occupied its space since October 2006, when it signed a 20-year ground lease. The ground lease features one five-year renewal option. As of the trailing 12-month period ending November 2024, the tenant reported sales of $8.3 million or $946 per square foot which represents an occupancy cost on gross rent of 3.8%.

The following table presents certain information relating to the tenancy at the Stonecreek Village Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF		Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
Hibachi Grill	NR/NR/NR	10,200		5.8%	200,625	4.9%	$19.67	10/31/2032	No	1 x 10 Yr
Kaiser Permanente	AA-/NR/AA-	8,991		5.1%	262,450	6.4%	$29.19	1/31/2027	No	2 x 5 Yr
BJ's Restaurant(3)	NR/NR/NR	8,793	(3)	5.0%	199,650	4.9%	$22.71	9/30/2027	No	1 x 5 Yr
Armed Forces(4)	NR/NR/NR	8,487		4.8%	254,610	6.2%	$30.00	MTM(4)	No	None
Lane Bryant	NR/NR/NR	7,432		4.2%	166,243	4.0%	$22.37	1/31/2028	No	None
Subtotal/Wtd. Avg.		43,903		24.8%	$1,083,578	26.4%	$24.68

Other Tenants		102,149		57.7%	$3,024,219	73.6%	$29.61
Total Occupied Space		146,052		82.5%	$4,107,796	100.0%	$28.13

Vacant Space		31,036		17.5%
Total/Wtd. Avg.		177,088		100.0%

(1)	Information is based on the underwritten rent roll dated December 26, 2024 with rent steps taken through January 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	BJ’s Restaurant leases its premises via a ground lease and owns the improvements.
(4)	Armed Forces leases its premises on a month-to-month basis. The tenant has been in occupancy since February 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information with respect to the lease rollover at the Stonecreek Village Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2025	3	11,223	6.3%	6.3%	$335,840	8.2%	8.2%	$29.92
2026	0	0	0.0%	6.3%	$0	0.0%	8.2%	$0.00
2027	8	46,717	26.4%	32.7%	$1,250,543	30.4%	38.6%	$26.77
2028	7	29,055	16.4%	49.1%	$792,734	19.3%	57.9%	$27.28
2029	7	17,479	9.9%	59.0%	$488,387	11.9%	69.8%	$27.94
2030(3)	2	4,514	2.5%	61.5%	$136,128	3.3%	73.1%	$30.16
2031	1	2,186	1.2%	62.8%	$83,210	2.0%	75.1%	$38.07
2032	2	13,700	7.7%	70.5%	$361,625	8.8%	83.9%	$26.40
2033	2	10,536	5.9%	76.5%	$292,564	7.1%	91.1%	$27.77
2034	3	10,642	6.0%	82.5%	$366,766	8.9%	100.0%	$34.46
2035	0	0	0.0%	82.5%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	82.5%	$0	0.0%	100.0%	$0.00
Vacant	0	31,036	17.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	177,088	100.0%		$4,107,796		100.0%	$28.13(4)

(1)	Information is based on the underwritten rent roll dated December 26, 2024 with rent steps taken through January 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Stonecreek Village Mortgage Loan has a maturity date of February 6, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Stonecreek Village Property is located in Stockton, California, approximately four miles north of downtown Stockton. Primary access to the neighborhood is provided by Interstate 5 and Highway 99, which are both located within two miles of the Stonecreek Village Property. The Stockton metropolitan statistical area is centrally located between San Francisco and Sacramento, which has allowed the city to grow as a commercial center due to its strategic location. Stockton is considered a regional business hub that greatly benefits from the Port of Stockton. The Stonecreek Village Property is located in the central portion of Stockton, near the University of the Pacific west of Highway 99 and east of Interstate 5. The immediate area is primarily developed with industrial developments. Retail and office uses are located along major arterials that are interspersed with residential development in surrounding neighborhoods.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Stonecreek Village Property was 20,155, 183,512 and 295,157, respectively; and the 2024 estimated median household income within the same radii was approximately $63,133, $75,797 and $75,995, respectively.

According to the appraisal, the Stonecreek Village Property is situated within the Stockton retail submarket. As of the third quarter of 2024, the Stockton retail submarket reported a total inventory of approximately 15.7 million square feet, a vacancy rate of 5.6%, and a monthly rent per square foot of $1.20. A total of 3,877 square feet was under construction spread across two projects within the submarket.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Stonecreek Village Property:

Market Rent Summary(1)
	Inline	Anchor	Large Restaurant	Large Inline	Office	Pad	Restaurant
Property SF(2)	40,575	26,654	18,993	32,059	32,774	11,805	14,228
Market Rent (PSF per year)	$25.80	$13.80	$20.40	$24.00	$30.00	$42.00	$42.00
Lease Term (Years)	5	10	10	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	FSG	NNN	NNN
New Tenant Improvements (PSF)	$15.00	$10.00	$10.00	$10.00	$10.00	$10.00	$20.00
Renewal Tenant Improvements (PSF)	$10.00	$5.00	$5.00	$5.00	$5.00	$5.00	$10.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 26, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

The following table presents recent leasing data at comparable retail properties with respect to the Stonecreek Village Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Stonecreek Village Stockton, CA	1969, 2008, 2022/NAP	177,088(2)	Mattress Firm(2)	4,333(2)	October-24(2)	120(2)	$52.60(2)
Wood Colony Plaza Modesto, CA	1992/NAP	133,000	Planet Fitness	19,082	September-24	120	$15.00
Florin Towne Centre Sacramento, CA	2008/NAP	7,799	Mattress Firm	5,511	March-23	120	$27.00
Crocker Village Sacramento, CA	2019/NAP	109,240	Great Greek	2,200	June-23	120	$51.00
Wells Fargo Bank Stockton, CA	2024/NAP	4,250	Wells Fargo	4,250	July-24	180	$47.52
Folsom Ranch Folsom, CA	2023/2024/NAP	21,004	Nail Chateau	2,500	February-24	120	$42.24

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 26, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Stonecreek Village Property of $58,500,000 as of November 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 2, 2024, there was no evidence of any recognized environmental conditions at the Stonecreek Village Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Stonecreek Village Property:

Cash Flow Analysis(1)
	2021	2022	2023	10/31/2024 TTM	UW	UW PSF
Gross Potential Rent	$2,340,393	$2,783,451	$3,305,314	$3,828,087	$4,638,494	$26.19
Recovery Income	$460,533	$498,127	$716,637	$881,631	$1,298,558	$7.33
Other Income	$469	$54,486	$15,942	$0	$0	$0.00
Vacancy and Concessions	($30,665)	($122,062)	($81,083)	($22,914)	($480,881)	($2.72)
Effective Gross Income	$2,770,730	$3,214,003	$3,956,810	$4,686,804	$5,456,171	$30.81

Taxes	$228,934	$217,293	$235,605	$353,518	$420,000	$2.37
Insurance	$118,973	$125,651	$193,762	$193,762	$205,600	$1.16
Other Operating Expenses	$688,883	$760,042	$895,012	$1,115,692	$966,820	$5.46
Total Operating Expenses	$1,036,790	$1,102,987	$1,324,379	$1,662,971	$1,592,420	$8.99

Net Operating Income	$1,733,941	$2,111,016	$2,632,431	$3,023,832	$3,863,751	$21.82
TI/LC	$0	$0	$0	$0	$177,088	$1.00
Capital Expenditures	$0	$0	$0	$0	$44,272	$0.25
Net Cash Flow(2)	$1,733,941	$2,111,016	$2,632,431	$3,023,832	$3,642,391	$20.57

Occupancy %(3)	71.0%	69.0%	82.0%	82.5%	91.9%
NOI DSCR	0.65x	0.79x	0.99x	1.14x	1.45x
NCF DSCR	0.65x	0.79x	0.99x	1.14x	1.37x
NOI Debt Yield	5.0%	6.0%	7.5%	8.6%	11.0%
NCF Debt Yield	5.0%	6.0%	7.5%	8.6%	10.4%

(1)	Information is based on the underwritten rent roll dated December 26, 2024 with rent steps taken through January 2026.
(2)	The increase from 10/31/2024 TTM Net Operating Income to UW Net Operating Income is primarily due to the increase in recoveries as two new triple-net leases were signed in the fourth quarter of 2024 in addition to renewal leases signed in 2024 being converted from modified gross to triple-net reimbursement structures.
(3)	Occupancy % is as of December 31 of each respective year except for 10/31/2024 TTM. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

Escrows and Reserves.

At origination, the borrower deposited approximately (i) $128,439 for property taxes, (ii) $51,400 for insurance, (iii) $500,000 for future tenant improvements and leasing commissions, (iv) $339,350 for outstanding tenant improvements and leasing commissions and (v) $88,725 for outstanding free rent.

Real Estate Taxes – On a monthly basis, the borrower is required to reserve 1/12th of the estimated annual property taxes (currently approximately $21,406).

Insurance Premiums - On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Stonecreek Village Mortgage Loan documents.

Replacements Reserve – On a monthly basis, the borrower is required to reserve $3,689 for replacement reserves, subject to a cap of $132,816.

TI/LC Reserve - On a monthly basis, the borrower is required to reserve $14,757 for future tenant improvements and leasing commissions, subject to a cap of $531,264.

Lockbox and Cash Management. The Stonecreek Village Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the Stonecreek Village Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Stonecreek Village Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; or
(iii)	the commencement of a Trigger Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure (if applicable) of such event of default;
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; or
●	with respect to clause (iii) above, the Trigger Lease Sweep Period has ended.

A "Trigger Lease Sweep Period" will commence upon the occurrence of any of the following, provided, the borrower may prevent the occurrence of a Trigger Lease Sweep Period by depositing at least $81,627 into a special rollover reserve on each monthly payment date until such Trigger Lease Sweep Period would have otherwise ended;

(i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or the date a tenant under a Trigger Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Trigger Lease by which the applicable tenant under the Trigger Lease is required to give notice of its exercise of a renewal option thereunder or the date that any tenant under a Trigger Lease gives written notice of its intention not to renew or extend its lease;

(iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives written notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof);

(iv) any tenant under a Trigger Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Trigger Lease.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, and (y) any of the following events:

●	with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or
●	with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
5757 Pacific Avenue	Stonecreek Village	Cut-off Date LTV:	59.8%
Stockton, CA 95207		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	11.0%

A “Trigger Lease” means any lease that covers 25,000 or more square feet at the Stonecreek Village Property.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Stonecreek Village Property and business interruption insurance for 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

Chatham Shopping Center
140 West 87th Street
Chicago, IL 60620
CHICAGO
Lake Michigan
Chicago Loop 5 miles
Chicago Midway Intl. Airport 4 miles
Hyde Park
Washington Park
Smart Museum of Art
University of Chicago
DuSable Black History Museum
UChicago Medicine
Comer Children's Hospital
Griffin Museum of Science and Industry
Jackson Park
63rd Street Beach
La Rabida Children's Hospital
Jackson Park Golf Course
Woodlawn
Oak Woods Cemetery
South Shore Cultural Center
Jeffery Plaza
South Shore
Rainbow Beach
Rainbow Beach Park
Clarks Point
Jackson Park Hospital & Medical Center
St. Bernard Hospital
Sherman Park
Ogden Park
Englewood
Auburn Gresham
West Chatham Plaza
Foster Park
Dan Ryan Woods
87th Street Center
Chatham Village Square
Avalon Park
Tuley Park
Finkl Steel
Stony Island Plaza
Calumet Heights
Advocate Trinity Hospital
South Chicago
Stony Island
Washington Heights
Abbott Park
Chicago State University
Roseland
Olive Harvey College
Chicago Transit Authority
Cook County
Pullman Park
Pullman
Pullman District Natl. Park
West Pullman
Marshfield Plaza
Blue Island
Calumet Park
Dan Ryan Expwy
Chicago Skyway
CTA Green Line
CTA Red Line
Metra Southwest Service
Metra Rock Island Line
Metra Electric Line
South Shore Line
W. Garfield Blvd.
W. 59th St.
E. 63rd St.
W. Marquette Rd.
E. 67th St.
W. 71st St.
E. 71st St.
W. 76th St.
E. 75th St.
W. 79th St.
E. 79th St.
E. 87th St.
W. 95th St.
E. 95th St.
E. 100th St.
W. 103rd St.
W. 111th St.
W. 115th St.
W. 119th St.
W. 123rd St.
S. Damen Ave.
S. Ashland Ave.
S. Halsted St.
S. Racine Ave.
S. State St.
S. MLK Dr.
S. Vincennes Ave.
S. Woodlawn Ave.
S. Stony Island Ave.
S. Jeffery Ave.
S. Chicago Ave.
Lake Shore Dr.
94
90
57
41
12
20
1
Des Plaines
Skokie
Evanston
Niles
Park Ridge
Elmhurst
Oak Park
Cicero
Berwyn
Downers Grove
Oak Lawn
Bridgeview
Burbank
Evergreen Park
Alsip
Blue Island
Crestwood
Orland Park
South Chicago
Indiana

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Mortgage Loan No. 10 – Chatham Ridge Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Chicago, IL 60620
Original Balance:	$30,500,000			General Property Type:	Retail
Cut-off Date Balance:	$30,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/NAP
Borrower Sponsor:	Tabani Group			Size:	176,230 SF
Guarantor:	TK Realty Holdings, LLC			Cut-off Date Balance Per SF:	$173
Mortgage Rate:	6.8100%			Maturity Date Balance Per SF:	$173
Note Date:	1/9/2025			Property Manager:	AZT Corporation
Maturity Date:	2/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$3,564,658
IO Period:	60 months			UW NCF:	$3,268,606
Seasoning:	1 month			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.55x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$2,961,335 (7/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,795,002 (12/31/2023)
Reserves(1)				3rd Most Recent NOI(2):	$3,673,565 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	91.1% (11/12/2024)
RE Taxes:	$142,995	$142,995	NAP	2nd Most Recent Occupancy(2):	83.8% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(2):	98.5% (12/31/2022)
Deferred Maintenance:	$23,575	$0	NAP	Appraised Value (as of):	$47,200,000 (10/23/2024)
Replacement Reserve:	$0	$2,203	NAP	Appraised Value Per SF:	$268
TI/LC Reserve:	$0	$22,029	$660,863	Cut-off Date LTV Ratio:	64.6%
Gap Rent Reserve:	$157,500	$0	NAP	Maturity Date LTV Ratio:	64.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,500,000	100.0%	Loan Payoff:	$23,209,880	76.1%
			Return of Equity:	$5,529,852	18.1%
			Closing Costs:	$1,436,198	4.7%
			Reserves:	$324,070	1.1%
Total Sources:	$30,500,000	100.0%	Total Uses:	$30,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The decrease in NOI and occupancy from 2022 to 2023 and the increase in NOI and occupancy from 2023, 7/31/2024 TTM and UW was primarily due to Marshall’s vacating the Chatham Ridge Shopping Center Property (as defined below) in 2023, and the subsequent backfilling of half the Marshall’s space by Five Below in October 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “Chatham Ridge Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,500,000 and secured by a first priority fee mortgage encumbering a 176,230 SF anchored retail property in Chicago, Illinois (the “Chatham Ridge Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Chatham Ridge Shopping Center Mortgage Loan is T Chatham Ridge SRF IL, LLC, a single purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is 100% owned by Tabani Holdings IL, LLC, which is 99.99% owned by the non-recourse carveout guarantor, TK Realty Holdings, LLC. The borrower sponsor is Tabani Group, a full-service commercial real estate company with over 10 million SF of commercial, hotel and residential real estate nationwide. Founded in 1981 by Zaffar Tabani, the Tabani Group focuses on making capital improvements to its portfolio, increasing occupancy with professional targeted marketing, and leveraging strategic management to both grow and develop its portfolio.

The Property. The Chatham Ridge Shopping Center Property is comprised of a fee interest in six single-story buildings encompassing a 176,230 SF anchored retail property on an approximately 13.6-acre site in Chicago, Illinois that includes 622 surface parking spaces (3.5 spaces per 1,000 SF). The Chatham Ridge Shopping Center Property was built in 1990 and was acquired by the borrower sponsor in June 2021 for $30.5 million and has invested an additional $5.7 million since. As of November 12, 2024, the Chatham Ridge Shopping Center Property is 91.1% leased to 22 tenants. The Chatham Ridge Shopping Center Property is anchored by Food 4 Less (Kroger guaranteed), with other national retailers including Five Below, U.S. Renal Care, Biolife Plasma Services, LP, Foot Locker, Dollar Tree and Starbucks. Additionally, the Chatham Ridge Shopping Center Property is shadow anchored by The Home Depot. The rent roll is granular, with no tenants other than Food 4 Less and Foot Locker occupying more than 7.0% of NRA or 10.9% of underwritten rent. Historical occupancy has averaged 93% over the last five years, remaining above 90% since the borrower sponsor purchased the Chatham Ridge Shopping Center Property, with the exception of 2023 when it dropped to 83.8% due to Marshall’s vacating. Occupancy quickly recovered to the current 91.1% with Five Below backfilling half of the Marshall’s space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

Major Tenants.

Food 4 Less (63,743 SF, 36.2% of NRA, 17.0% of underwritten base rent). Food 4 Less is an American grocery chain owned by Kroger. Kroger operates Food 4 Less stores in the Chicago metropolitan area (Illinois and Indiana) and in Southern California, operating 101 stores across the United States. Kroger is an American retail company that operates (either directly or through its subsidiaries) supermarkets and multi-department stores throughout the United States. Founded in 1883 and headquartered in Cincinnati, Ohio, Kroger operates 2,750 grocer retail stores in 35 states under two dozen banners. Subsidiaries of Kroger that Kroger operates as include Kroger, Ralphs, Food 4 Less, Dillons, Pick’n Save, Mariano’s, Metro Market, Smith’s Food and Drug, Gerbes, and Fry’s. Kroger ranks as one of the world’s largest retailers, with annual sales of more than $150.0 billion. Food 4 Less has anchored the Chatham Ridge Shopping Center Property since 2009, has a lease expiration date of January 31, 2029, and has eight, five-year renewal options remaining.

Foot Locker (13,907 SF, 7.9% of NRA, 13.0% of underwritten base rent). Foot Locker, Inc. (NYSE: FL) is an American multinational footwear retailer headquartered in Midtown Manhattan, New York City. Foot Locker was founded in 1974 by F. W. Woolworth and Santiago Lopez and currently operates over 2,500 retail stores across 26 countries. Foot Locker is a leading footwear and apparel retailer that sells sneakers, footwear and apparel for men, women and kids. Foot Locker owns a portfolio of brands including Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos. Foot Locker has been a tenant at the Chatham Ridge Shopping Center Property since 2016, has a lease expiration date of July 31, 2033, and has two, five-year renewal options remaining.

Five Below (12,329 SF, 7.0% of NRA, 7.1% of underwritten base rent). Five Below, Inc. is an American chain of specialty discount stores that prices most of its products at $5 or less, plus a smaller assortment of products priced beyond $5. The company was founded in 2002 and operates more than 1,700 stores across 43 states. The chain is aimed at selling apparel, games, fashion accessories, bath and body, candy and beverages, room décor and storage, stationery and school supplies, books, and novelty items aimed at teens and tweens. Five Below has been a tenant at the Chatham Ridge Shopping Center Property since October 2024, has a lease expiration date of January 31, 2035, and has three, five-year renewal options remaining.

The following table presents a summary regarding the major stores at the Chatham Ridge Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Food 4 Less	NR/Baa1/BBB	63,743	36.2%	$682,688	17.0%	$10.71	1/31/2029	8 x 5 year	N
Foot Locker	NR/Ba3/BB	13,907	7.9%	$520,878	13.0%	$37.45	7/31/2033	2 x 5 year	N
Five Below	NR/NR/NR	12,329	7.0%	$286,033	7.1%	$23.20	1/31/2035	3 x 5 year	N
U.S. Renal Care	NR/NR/NR	12,096	6.9%	$319,334	8.0%	$26.40	9/30/2027	2 x 5 year	N
BioLife Plasma Services, L.P	NR/NR/NR	11,783	6.7%	$435,971	10.9%	$37.00	5/31/2033	3 x 5 year	N
Subtotal/Wtd. Avg.		113,858	64.6%	$2,244,904	55.9%	$19.72

Other Tenants		46,725	26.5%	$1,768,956	44.1%	$37.86
Occupied Subtotal/Wtd. Avg.		160,583	91.1%	$4,013,860	100.0%	$25.00

Vacant Space		15,647	8.9%
Total/Wtd. Avg.		176,230	100.0%

(1)	Information is based on the underwritten rent roll dated November 12, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the lease rollover at the Chatham Ridge Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	3	4,140	2.3%	2.3%	$161,748	4.0%	4.0%	$39.07
2026	3	10,200	5.8%	8.1%	$336,000	8.4%	12.4%	$32.94
2027	5	24,042	13.6%	21.8%	$742,049	18.5%	30.9%	$30.86
2028	0	0	0.0%	21.8%	$0	0.0%	30.9%	$0.00
2029	2	69,788	39.6%	61.4%	$857,993	21.4%	52.3%	$12.29
2030(3)	0	0	0.0%	61.4%	$0	0.0%	52.3%	$0.00
2031	0	0	0.0%	61.4%	$0	0.0%	52.3%	$0.00
2032	1	848	0.5%	61.9%	$53,271	1.3%	53.6%	$62.82
2033	5	33,111	18.8%	80.6%	$1,208,158	30.1%	83.7%	$36.49
2034	1	1,740	1.0%	81.6%	$90,959	2.3%	86.0%	$52.28
2035	1	12,329	7.0%	88.6%	$286,033	7.1%	93.1%	$23.20
2036 & Thereafter	2	4,385	2.5%	91.1%	$277,650	6.9%	100.0%	$63.32
Vacant	0	15,647	8.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	23	176,230	100.0%		$4,013,860	100.0%		$25.00

(1)	Information is based on the underwritten rent roll dated November 12, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The maturity date of the Chatham Ridge Shopping Center Mortgage Loan is February 6, 2030.
(4)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The Chatham Ridge Shopping Center Property is located in Chicago, Illinois, within the South Chicago retail submarket of the Chicago retail market. The Chatham Ridge Shopping Center Property is located at the intersection of West 87th Street and I-94, approximately 10 miles south of the Loop. The 87th Street Red Line Chicago Transit Authority Station, is located adjacent to the Chatham Ridge Shopping Center Property. The immediate location serves as the major retail corridor on the South Side of Chicago, with Home Depot as a shadow anchor and Jewel-Osco, Aldo, Walmart, Lowes Home Improvement, Floor and Décor, and several other retailers and restaurants all located within the immediate area of the Chatham Ridge Shopping Center Property. Additionally, the Chatham Ridge Shopping Center Property is adjacent to Perspectives Middle School, which has an enrollment of 1,705 students. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the South Chicago retail submarket was approximately 11.7%, with average asking rents of $21.73 PSF and inventory of approximately 6.9 million SF. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Chicago retail market was approximately 13.2%, with average asking rents of $20.99 PSF and inventory of approximately 106.4 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Chatham Ridge Shopping Center Property is 22,336, 243,808, and 621,721, respectively. The 2023 average household income within the same one-, three- and five-mile radius was $69,193, $60,668, and $64,580, respectively.

The following table presents recent grocery anchor space leasing data at comparable retail properties with respect to the Chatham Ridge Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Chatham Ridge Shopping Center Property (subject)(1) 140 West 87th Street Chicago, IL	1990 / NAP	176,230	Food 4 Less	63,743	Feb. 2009	$10.71	NNN
Shoppes at Mill Creek 13000 South LaGrange Road Palos Park, IL	1989 / NAP	102,422	Jewel/Osco	64,938	Sep. 2024	$10.84	Net
Jewel-Osco 507 East Woodlawn Avenue LA Grange Park, IL	1964 / 2007	46,637	Jewel-Osco	46,637	Jun. 2024	$11.00	Net
Shops of Heatherfield 2502-2332 Waukegan Road Glenview, IL	1998 / NAP	89,243	Jewel-Osco	70,848	Jan. 2023	$12.25	Net
Norridge Commons 4101-4275 North Harlem Avenue Norridge, IL	1977 / 2008	331,979	Amazon Fresh	50,000	Mar. 2022	$16.25	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated November 12, 2024 other than Year Built.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

The following table presents recent junior anchor space leasing data at comparable retail properties with respect to the Chatham Ridge Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Chatham Ridge Shopping Center Property (subject)(1) 140 West 87th Street Chicago, IL	1990 / NAP	176,230	Foot Locker Five Below	13,907 12,329	Jul. 2023 Oct. 2024	$37.45 $23.20	NNN NNN
North Aurora Towne Center 1610 Orchard Gateway Boulevard North Aurora, IL	2006 / NAP	85,758	Kids Empire	10,004	Jan. 2024	$19.00	Net
Norridge Commons 4101-4275 North Harlem Avenue Norridge, IL	1977 / 2008	331,979	Petco	16,500	Sep. 2023	$26.00	Net
Downers Park Plaza 7349 Lemont Road Downers Grove, IL	1979 / 2000	141,702	Party City	12,720	Feb. 2023	$17.60	Net
Park Center Plaza 15910 South Harlem Avenue Tinley Park, IL	1988 / NAP	132,193	Chuck E. Cheese	15,010	Aug. 2022	$18.95	Net
North & Kinsbury 1574 North Kingsbury Street Chicago, IL	2004 / NAP	37,700	Backcountry	13,000	Jul. 2022	$55.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated November 12, 2024 other than Year Built.

The following table presents recent small and mid-size space leasing data at comparable retail properties with respect to the Chatham Ridge Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Chatham Ridge Shopping Center Property (subject)(1) 140 West 87th Street Chicago, IL	1990	176,230	Starbucks Corporation Caribbean Jerk Palace	1,780 1,740	Jul. 2016 Jul. 2024	$67.50 $52.28	NNN NNN
Bloomingdale Court 364 West Army Trial Road Bloomingdale, IL	1985	491,619	Sephora	6,068	Feb. 2025	$38.00	Net
The Maxwell 1100 South Canal Street Chicago, IL	2014	240,074	X Golf Men’s Warehouse Potbelly Sandwich	7,698 5,844 1,996	Sep. 2024 Aug. 2024 Jul. 2024	$20.00 $48.00 $48.50	Net Net Net
Retail Condominium 220 West Washington Street Chicago, IL	1899	4,050	Loop Currency	1,110	Aug. 2024	$50.00	Gross
Strip Center 1323 East Golf Road Schaumburg, IL	2023	7,500	Aspen Dental	3,500	Jul. 2024	$50.00	Net
Marketplace of Rolling Meadows 1450 West Golf Road Rolling Meadows, IL	1999	10,011	Chipotle	2,775	Jan. 2024	$55.00	Net
Woodfield Village Green 1430-1570 East Golf Road Schaumburg, IL	1993	396,859	J. Crew	5,765	Jul. 2023	$38.50	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated November 12, 2024 other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

The following table presents recent ground lease leasing data at comparable retail properties with respect to the Chatham Ridge Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Annual Rent	Lease Type
Chatham Ridge Shopping Center Property (subject)(1) 140 West 87th Street Chicago, IL	1990 / NAP	176,230	Raising Cane’s (Ground Lease)	2,605	Mar. 2025	$157,500	NNN
Raising Cane’s 5250 South 76th Street Glendale, WI	2024	47,916	Raising Cane’s (Ground Lease)	3,600	Jun. 2024	$140,000	Net
Raising Cane’s 1416 Scenic Highway Snellville, GA	2024	68,389	Raising Cane’s (Ground Lease)	2,813	May 2024	$195,000	Net
Raising Cane’s 4835 East Bay Drive Clearwater, FL	2023	57,499	Raising Cane’s (Ground Lease)	3,378	Jan. 2023	$165,000	Net
Raising Cane’s 3300 Buford Drive Buford, GA	2022	46,174	Raising Cane’s (Ground Lease)	3,331	Jun. 2022	$185,000	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated November 12, 2024 other than Year Built.

The following table presents information relating to the appraisal’s market rent conclusion for the Chatham Ridge Shopping Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements
Anchor	$14.00	10.0% mid-term	10	Net
Junior Major	$24.00	10.0% mid-term	10	Net
Inline – Mid Size	$30.00	2.5% / year	5	Net
Small Shop	$50.00	2.5% / year	10	Net
Ground Lease	$170,000	10.0% every 5 years	15	Net

Source: Appraisal.

Appraisal. The appraisal concluded to an “As-is” value for the Chatham Ridge Shopping Center Property of $47,200,000 as of October 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 1, 2024, there was no evidence of any recognized environmental conditions at the Chatham Ridge Shopping Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chatham Ridge Shopping Center Property:

Cash Flow Analysis(1)
	2022	2023	7/31/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,622,357	$3,877,507	$4,082,750	$4,436,188	$25.17
Reimbursements	$3,450,770	$2,514,150	$2,442,343	$2,787,682	$15.82
Other Income	$20,305	$18,364	$18,333	$18,333	$0.10
(Vacancy / Credit Loss)	($385,109)	($715,892)	($584,742)	($687,404)	($3.90)
Effective Gross Income	$6,708,324	$5,694,129	$5,958,684	$6,554,800	$37.19

Real Estate Taxes	$1,859,170	$1,626,855	$1,712,398	$1,777,961	$10.09
Insurance	$60,395	$68,449	$74,164	$76,489	$0.43
Other Operating Expenses	$1,115,193	$1,203,823	$1,210,786	$1,135,692	$6.44
Total Operating Expenses	$3,034,758	$2,899,127	$2,997,349	$2,990,142	$16.97

Net Operating Income	$3,673,565	$2,795,002	$2,961,335	$3,564,658	$20.23
Replacement Reserves	$0	$0	$0	$26,435	$0.15
TI/LC	$0	$0	$0	$269,617	$1.53
Net Cash Flow	$3,673,565	$2,795,002	$2,961,335	$3,268,606	$18.55

Occupancy (%)(3)	98.5%	83.8%	91.1%	90.5%
NOI DSCR	1.74x	1.33x	1.41x	1.69x
NCF DSCR	1.74x	1.33x	1.41x	1.55x
NOI Debt Yield	12.0%	9.2%	9.7%	11.7%
NCF Debt Yield	12.0%	9.2%	9.7%	10.7%

(1)	The decrease in NOI and occupancy from 2022 to 2023 and the increase in NOI and occupancy from 2023 to 7/31/2024 TTM and UW was primarily due to Marshall’s vacating the Chatham Ridge Shopping Center Property in 2023, and the subsequent backfilling of half the Marshall’s space by Five Below in October 2024.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated November 12, 2024 and includes rent steps underwritten through December 2025 totaling $21,832.
(3)	UW Occupancy (%) represents economic occupancy. 7/31/2024 TTM Occupancy (%) is based on the underwritten rent roll dated November 12, 2024.

Escrows and Reserves.

Deferred Maintenance – The Chatham Ridge Shopping Center Mortgage Loan documents provide for an upfront reserve of $23,575 for required repairs.

Real Estate Taxes – The Chatham Ridge Shopping Center Mortgage Loan documents provide for an upfront reserve of $142,995 for taxes, and ongoing monthly reserves equal to 1/12th of the real taxes the lender estimates will be payable during the next twelve months (initially estimated to be $142,995).

Insurance – The Chatham Ridge Shopping Center Mortgage Loan documents do not require monthly reserves for insurance premiums as long as (i) no event of default is continuing under the Chatham Ridge Shopping Center Mortgage Loan, (ii) the liability and casualty insurance coverage for the Chatham Ridge Shopping Center Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the Chatham Ridge Shopping Center Mortgage Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

Replacement Reserve – The Chatham Ridge Shopping Center Mortgage Loan documents provide for ongoing monthly reserves of approximately $2,203 for annual capital expenditures approved by the lender in its reasonable discretion.

TI/LC Reserve – The Chatham Ridge Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of $22,029 for tenant improvements and leasing commissions, up to a cap of approximately $660,863.

Gap Rent Reserve – The Chatham Ridge Shopping Center Mortgage Loan documents provide for an upfront reserve of $157,500, representing the amount of rent abatement given to the Raising Canes tenant.

Lockbox and Cash Management. The Chatham Ridge Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled deposit account, and to direct each tenant under each lease to deposit all payments due with respect to the Chatham Ridge Shopping Center Property into the deposit account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents or revenues from the Chatham Ridge Shopping Center Property, they are required to deposit such amounts into the deposit account within one business day of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the lender is required to establish, and the borrower is required to cooperate to establish, a lender-controlled cash management account, into which all funds on deposit in the lockbox account will be required to be transferred, and applied, provided no event of default is continuing under the Chatham Ridge Shopping Center Mortgage Loan, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Chatham Ridge Shopping Center Mortgage Loan, (iii) to fund the required monthly deposits

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,500,000
140 West 87th Street	Chatham Ridge Shopping Center	Cut-off Date LTV:	64.6%
Chicago, IL 60620		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.7%

into the capital expenditure reserve and the rollover reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Chatham Ridge Shopping Center Mortgage Loan during the continuance of a Cash Sweep Event Period (provided that lender is required to disburse funds in such account to pay operating expenses and capital expenditures pursuant to the lender-approved annual budget).

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:
(i)	the occurrence of an event of default under the Chatham Ridge Shopping Center Mortgage Loan;
(ii)	the debt service coverage ratio being less than 1.25x at the end of any calendar quarter;
(iii)	the occurrence of a Major Tenant Credit Event (as defined below); or
(iv)	the occurrence of a Major Tenant Lease Expiration Event (as defined below), unless such Major Tenant (as defined below) has renewed or extended its lease on terms acceptable to the lender prior to six months before the expiration of the Major Tenant’s lease, or at least 90% of such Major Tenant’s space has been re-let to a replacement tenant (or tenants) on terms approved by the lender and the borrower has delivered an estoppel certificate stating that the replacement tenant is in occupancy of the applicable portion of the related space, open for business and paying full contractual rent;

and (B) expiring upon:

(i)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;
(ii)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters;
(iii)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, the related lease being affirmed in bankruptcy, the subject tenant being open for business and in occupancy of all of its space, or the subject space being re-leased to a new tenant or new tenants on terms approved by the lender in its sole discretion; or
(iv)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(iv) above, the Major Tenant renewing or extending its lease on terms approved by the lender, or at least 90% of such Major Tenant’s space has been re-let to a replacement tenant (or tenants) on terms approved by the lender and the borrower has delivered an estoppel certificate stating that the replacement tenant is in occupancy of all the related space, open for business and paying full contractual rent;

and provided that the borrower may deposit cash with the lender or deliver to the lender a letter of credit, in each case in the amount of $625,000, in order to cure or prevent any Cash Sweep Event Period caused by clause (A)(iii) or (A)(iv) above.

“Major Tenant” means Food 4 Less and any replacement tenant.

“Major Tenant Credit Event” means (i) the Major Tenant has made a voluntary bankruptcy filing, (ii) the Major Tenant has been the subject of an involuntary bankruptcy filing that has not been vacated within ninety days, or (iii) a Major Tenant Vacancy Event (as defined below) has occurred with respect to the Major Tenant.

“Major Tenant Lease Expiration Event” means the earlier of (i) the date the Major Tenant gives written notice to vacate and (ii) the date six months prior to the expiration of the then applicable term of the Major Tenant’s lease.

“Major Tenant Vacancy Event” means that the Major Tenant has either permanently vacated its space, or “gone dark”, meaning that it has failed to continuous operated its space for ninety consecutive days, excluding temporary closures due to inventory management, capital expenditure projects, space refurbishment, tenant improvement work, casualty or condemnation, or government mandates related to health or human safety issues.

Right of First Refusal. The tenant Raising Cane’s has a right of first refusal to purchase the parcel that it ground leases from the borrower. Such right does not apply to a foreclosure, deed in lieu or other proceeding brought to enforce a deed or trust or mortgage in favor of the landlord’s lender.

Terrorism Insurance. The Chatham Ridge Shopping Center Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Mortgage Loan No. 11 – Wilshire Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Various, CA Various
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Creative Media & Community Trust			Size:	351,464 SF
	Corporation and CIM Group Investments, LLC			Cut-off Date Balance per SF:	$299
Guarantors:	Creative Media & Community Trust			Maturity Balance per SF:	$299
	Corporation and CIM Group Investments, LLC			Property Manager:	CIM Management, Inc.
Mortgage Rate:	7.4130%				(borrower-sponsors related)
Note Date:	12/27/2024
Maturity Date:	1/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	60 months			UW NOI(4):	$13,813,785
Seasoning:	2 months			UW NCF:	$13,648,594
Prepayment Provisions(2):	L(26),DorYM1(27),O(7)			UW NOI Debt Yield:	13.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	13.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	13.2%
Additional Debt Balance(1):	$75,000,000			UW NCF DSCR:	1.73x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$12,382,146 (8/31/2024 TTM)
				2nd Most Recent NOI(4):	$11,335,735 (12/31/2023)
Reserves				3rd Most Recent NOI(4):	$10,151,699 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.3% (12/2/2024)
RE Taxes:	$1,126,644	$281,661	NAP	2nd Most Recent Occupancy:	84.2% (12/31/2023)
Insurance:	$0	Springing(3)	NAP	3rd Most Recent Occupancy:	71.8% (12/31/2022)
Replacement Reserve:	$0	$13,766	$495,573	Appraised Value (as of)(5):	$202,400,000 (Various)
TI/LC Reserve:	$9,000,000	$73,222	NAP	Appraised Value per SF(5):	$576
Existing TI/LC Reserve:	$8,396,806	$0	NAP	Cut-off Date LTV Ratio(5):	51.9%
Rent Concessions Reserve:	$1,990,340	$0	NAP	Maturity Date LTV Ratio(5):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$105,000,000	99.1%	Loan Payoff:	$82,681,287	78.1%
Borrower Sponsor Equity	$933,392	0.9%	Reserves:	$20,513,790	19.4%
			Closing Costs:	$2,738,314	2.6%
Total Sources:	$105,933,392	100.0%	Total Uses:	$105,933,392	100.0%

(1)	The Wilshire Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $105,000,000. The information presented is based on the Wilshire Office Portfolio Whole Loan (as defined below).
(2)	Prepayment with yield maintenance is permitted at any time in connection with a partial release. See “Release of Property” below.
(3)	The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next 12 months (unless no event of default is continuing and the borrowers maintain insurance coverage for the Wilshire Office Portfolio Properties (as defined below) as part of a blanket policy).
(4)	The increase in NOI was primarily due to an increase in occupancy. Since 2022, the borrower sponsors executed 48 new, renewal, relocation, or expansion leases totaling 173,252 SF.
(5)	Appraised Value includes a hypothetical as-is value for the 9460 Wilshire Boulevard Property (as defined below) of $107,600,000, which assumes the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have been paid. Such amounts owed were reserved in full by the lender. The aggregate value of the Wilshire Office Portfolio Properties using the appraisal’s as-is values is $194,000,000 as of October 14, 2024 and October 17, 2024, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 54.1%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Wilshire Office Portfolio Mortgage Loan”) is part of a whole loan (the “Wilshire Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $105,000,000. The Wilshire Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in three office properties totaling 351,464 SF of net rentable area located in Beverly Hills and Los Angeles, California (collectively the “Wilshire Office Portfolio Properties”). The Wilshire Office Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $30,000,000. The Wilshire Office Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. The relationship between the holders of the Wilshire Office Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%
Wilshire Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$48,750,000	$48,750,000	WFCM 2025-5C3	Yes
A-2	$30,000,000	$30,000,000	MSBAM 2025-5C1	No
A-3	$26,250,000	$26,250,000	WFCM 2025-5C3	No
Total	$105,000,000	$105,000,000

The Borrowers and the Borrower Sponsors. The borrowers are 9460 Wilshire Boulevard (BH) Owner, L.P., CIM/11600 Wilshire (Los Angeles), LP and CIM/11620 Wilshire (Los Angeles), LP, each a single-purpose, Delaware limited partnership with two independent directors.

The borrower sponsors and non-recourse carveout guarantors are Creative Media & Community Trust Corporation and CIM Group Investments, LLC (collectively, “CIM”). CIM Group Investments, LLC is a non-recourse carve-out guarantor for bankruptcy-related carve-out events only, subject to certain CIM-related entities being in control of the borrowers at the time of the triggering event. CIM is a full-service private equity real estate investment firm which specializes in high-density urban communities with approximately $29 billion of assets owned and operated across its various funds. Each borrower is ultimately controlled by the three co-founders/principals of CIM: Shaul Kuba, Richard Ressler, and Avi Shemesh, and are 100% owned by CIM’s publicly-traded REIT, Creative Media & Community Trust Corporation (Nasdaq: CMCT).

The Properties. The Wilshire Office Portfolio Properties comprise three office properties totaling 351,464 SF, inclusive of 116,081 SF of medical office space (33.0% of net rentable area; 31.0% of underwritten base rent) and 39,121 SF of ground floor retail space (11.1% of net rentable area; 22.5% of underwritten base rent), which are located in Beverly Hills and Los Angeles, California. As of December 2, 2024, the portfolio was 82.3% leased to 78 tenants, with no tenant representing more than 7.8% of the net portfolio rentable area, and has averaged 82.0% occupancy since 2019.

9460 Wilshire Boulevard

The 9460 Wilshire Boulevard Property is a 9-story office building totaling 97,655 SF located approximately 0.1 miles southeast of Rodeo Drive in Beverly Hills, California (the “9460 Wilshire Boulevard Property”). The 9460 Wilshire Boulevard Property includes 33,000 SF of ground floor retail space, which is leased to two tenants: U.S. Bank National Association and O’Gara Coach Company, L.L.C. O’Gara Coach Company, L.L.C. is currently building out its space as a new flagship Rolls-Royce Motor Cars showroom that the borrower sponsor expects to open for business in April 2025. The 9460 Wilshire Boulevard Property was built in 1959 and renovated between 2019 and 2024. The borrower sponsors have invested approximately $2.4 million in capital improvements and approximately $5.3 million in TI/LCs since 2018. Situated on a 0.77-acre site, the 9460 Wilshire Boulevard Property includes an onsite parking garage with 235 parking spaces (2.41 spaces per 1,000 SF). As of December 2, 2024, the 9460 Wilshire Boulevard Property was 91.6% leased to 11 tenants and has averaged 81.2% occupancy since 2019.

11620 Wilshire Boulevard

The 11620 Wilshire Boulevard Property is an 11-story office building totaling 196,928 SF, inclusive of 60,265 SF of medical office space, located in Los Angeles, California (the “11620 Wilshire Boulevard Property”). The 11620 Wilshire Property was built in 1976 and renovated in 2002. The borrower sponsors have invested approximately $4.5 million in capital improvements and approximately $18.6 million in TI/LCs since 2010. Situated on a 1.13-acre site, the 11620 Wilshire Boulevard Property includes an onsite parking garage totaling 617 parking spaces of which 135 spaces have been provided by easement to the 11600 Wilshire Boulevard Property, resulting in a net 482 total parking spaces available to the 11620 Wilshire Boulevard Property (2.45 spaces per 1,000 SF). As of December 2, 2024, the 11620 Wilshire Boulevard Property was 80.3% leased to 38 tenants and has averaged 81.4% occupancy since 2019.

11600 Wilshire Boulevard

The 11600 Wilshire Boulevard Property is a 5-story medical office building totaling 56,881 SF located in Los Angeles, California (the “11600 Wilshire Boulevard Property”). The 11600 Wilshire Boulevard Property was built in 1960 and renovated in 2000. The borrower sponsors have invested approximately $2.4 million in capital improvements and approximately $4.3 million in TI/LCs since 2010. Situated on a 0.57-acre site, the 11600 Wilshire Boulevard Property includes an onsite parking garage with 31 parking spaces. Together with the 135 spaces provided by easement at the 11600 Wilshire Boulevard Property, there are 166 total parking spaces available to the 11600 Wilshire Boulevard Property (2.92 spaces per 1,000 SF). As of December 2, 2024, the 11600 Wilshire Boulevard Property was 73.4% leased to 29 tenants and has averaged 85.1% occupancy since 2019.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the Wilshire Office Portfolio Properties:

Wilshire Office Portfolio Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF)(1)	Appraised Value(2)		Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI(1)
9460 Wilshire Boulevard Beverly Hills, CA	$52,863,911	50.3%	91.6%	1959/2019-2024	97,655	$107,600,000	(3)	49.1%	$6,954,769	50.3%
11620 Wilshire Boulevard Los Angeles, CA	$39,077,548	37.2%	80.3%	1976/2002	196,928	$65,800,000		59.4%	$5,141,037	37.2%
11600 Wilshire Boulevard Los Angeles, CA	$13,058,541	12.4%	73.4%	1960/2000	56,881	$29,000,000		45.0%	$1,717,980	12.4%
Total/Weighted Average	$105,000,000	100.0%	82.3%		351,464	$202,400,000	(3)	51.9%	$13,813,785	100.0%

(1)	Information based on the underwritten rent roll dated December 2, 2024
(2)	Source: Appraisal.
(3)	The total Appraised Value for the Wilshire Office Portfolio Properties includes a hypothetical as-is value for the 9460 Wilshire Boulevard Property of $107,600,000, which assumes the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have been paid. Such amounts have been fully reserved by the lender. The aggregate value of the Wilshire Office Portfolio Properties using the as-is values is $194,000,000 as of October 14, 2024, and October 17, 2024.

Major Tenants.

U.S. Bank National Association (27,569 SF; 7.8% of net portfolio rentable area; 19.3% of portfolio underwritten base rent). U.S. Bank National Association (“USB”) is an American bank based in Minneapolis, Minnesota. Founded in 1863, USB has more than 70,000 employees and over 2,000 branches in 26 states. USB’s space includes 14,843 SF of retail space (53.8% of USB net rentable area) and 12,726 SF of office space (46.2% of USB net rentable area). Additionally, USB has exterior building signage at the top of the property. USB has been a tenant at the 9460 Wilshire Boulevard Property since 1990 and most recently renewed its lease in 2019 for a 10-year term. The tenant’s lease expires on July 31, 2029, with two five-year renewal options and no termination options.

3 Arts Entertainment, L.L.C. (27,112 SF; 7.7% of net portfolio rentable area; 10.7% of portfolio underwritten base rent). 3 Arts Entertainment, L.L.C. (“3 Arts Entertainment”) is an American production company and talent management agency. Founded in 1991, 3 Arts Entertainment is headquartered in Beverly Hills at the 9460 Wilshire Boulevard Property. 3 Arts Entertainment has produced TV shows including The Office, Parks and Recreation, Brooklyn Nine-Nine, and It's Always Sunny in Philadelphia. 3 Arts Entertainment is currently owned by Lionsgate, an American film and television production and distribution conglomerate based in Santa Monica, California. 3 Arts Entertainment has been a tenant at the 9460 Wilshire Boulevard property since 1994 and most recently renewed its lease in 2023. The tenant’s lease expires on February 28, 2026, with one five-year renewal options and no termination options.

Rexford Industrial Realty, L.P. (24,693 SF; 7.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Rexford Industrial Realty, L.P. (“Rexford”) (NYSE: REXR) is a REIT focused on infill industrial properties in southern California. Founded in 2001, Rexford is headquartered in Los Angeles at the 11620 Wilshire Boulevard Property. As of October 15, 2024, Rexford owns 424 properties consisting of 720 buildings totaling 50 million SF. The tenant’s lease expires on April 30, 2028, with one three-year renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the tenancy at the Wilshire Office Portfolio Properties:

Tenant Summary
Tenant Name	Space Type	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF		% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
U.S. Bank National Association	Retail/Office	A+/A3/A	27,569	(3)	7.8%	$3,628,415	19.3%	$131.61	7/31/2029	N	2 x 5 Yr
3 Arts Entertainment, L.L.C.(4)	Office	NR/NR/NR	27,112		7.7%	$2,010,900	10.7%	$74.17	2/28/2026	N	1 x 5 Yr
Rexford Industrial Realty, L.P.	Office	BBB+/NR/BBB+	24,693		7.0%	$1,037,106	5.5%	$42.00	4/30/2028	N	1 x 3 Yr
Rolls Royce Motor Cars Beverly Hills (O’Gara Coach Company, L.L.C.)(5)	Retail	NR/NR/NR	18,157		5.2%	$1,808,559	9.6%	$99.61	5/31/2043	N	2 x 5 Yr
City of Los Angeles Building & Safety	Office	AAA/Aa2/AA	10,614		3.0%	$508,198	2.7%	$47.88	11/30/2027	N	1 x 3 Yr
Subtotal/Wtd. Avg.			108,145		30.8%	$8,993,178	47.9%	$83.16

Other Tenants			181,247		51.6%	$9,793,746	52.1%	$54.04
Total Occupied Space			289,392		82.3%	$18,786,924	100.0%	$64.92

Vacant Space			62,072		17.7%
Total/Wtd. Avg.			351,464		100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through December 2025 totaling $147,691.
(3)	U.S. Bank National Association SF includes 14,843 SF of retail space and 12,726 SF of office space.
(4)	3 Arts Entertainment, L.L.C. is subleasing a portion of Suite 500 to an affiliated company, 42 US Inc. on a lease through September 1, 2024, which has been extended on a month-to-month basis, with a base rent of $26,600 per month. 3 Arts Entertainment, L.L.C. and 42 US Inc. are sister companies that work together through a TV partnership with Lionsgate, which acquired a stake in 42 US Inc. in 2022.
(5)	O’Gara Coach Company, L.L.C. is currently building out its space as a new flagship Rolls-Royce Motor Cars showroom and is expected to open for business in April 2025.

The following table presents certain information relating to the lease rollover schedule at the Wilshire Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	11	23,644	6.7%	6.7%	$1,119,423	6.0%	6.0%	$47.34
2026	23	83,251	23.7%	30.4%	$4,876,599	26.0%	31.9%	$58.58
2027	13	33,317	9.5%	39.9%	$1,920,780	10.2%	42.1%	$57.65
2028	11	58,286	16.6%	56.5%	$3,020,428	16.1%	58.2%	$51.82
2029	7	39,091	11.1%	67.6%	$4,269,917	22.7%	80.9%	$109.23
2030(2)	8	17,175	4.9%	72.5%	$924,789	4.9%	85.9%	$53.85
2031	2	12,533	3.6%	76.1%	$557,883	3.0%	88.8%	$44.51
2032	1	932	0.3%	76.3%	$43,618	0.2%	89.1%	$46.80
2033	0	0	0.0%	76.3%	$0	0.0%	89.1%	$0.00
2034	1	3,006	0.9%	77.2%	$244,929	1.3%	90.4%	$81.48
2035	0	0	0.0%	77.2%	$0	0.0%	90.4%	$0.00
Thereafter	1	18,157	5.2%	82.3%	$1,808,559	9.6%	100.0%	$99.61
Vacant	0	62,072	17.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	78	351,464	100.0%		$18,786,924	100.0%		$64.92	(3)

(1)	Information is based on the underwritten rent roll dated December 2, 2024.
(2)	The maturity date of the Wilshire Office Portfolio Whole Loan is January 11, 2030.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 9460 Wilshire Boulevard Property is located approximately 0.1 miles southeast of Rodeo Drive in Beverly Hills and approximately 11.5 miles west of downtown Los Angeles, California. The 9460 Wilshire Boulevard Property is located approximately 14.3 miles west of the Los Angeles International Airport and 8.3 miles south of The Universal Studios Hollywood.

9460 Wilshire Boulevard

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 9460 Wilshire Boulevard Property was approximately 32,023, 272,572, and 703,680, respectively and the estimated 2024 average household income within the same radii was approximately $172,625, $165,239, and $152,835, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

According to the appraisal, the 9460 Wilshire Boulevard Property is situated within the Beverly Hills Golden Triangle office submarket within the greater Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 14.0% vacancy rate and an average asking rent of $81.36 PSF.

11600 Wilshire Boulevard and 11620 Wilshire Boulevard

The 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are located in Los Angeles, California, approximately 14.4 miles west of downtown Los Angeles. The 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are located approximately 14.5 miles west of the Los Angeles International Airport. In addition, the Pacific Coast Highway is situated approximately 3.5 miles west of the 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 11620 Wilshire Boulevard Property was approximately 52,154, 243,847, and 532,666, respectively and the estimated 2024 average household income within the same radii was approximately $166,991, $180,887, and $178,210, respectively.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the 11600 Wilshire Boulevard Property was approximately 52,981, 244,716, and 534,977, respectively and the estimated 2024 average household income within the same radii was approximately $166,909, $180,244, and $178,260, respectively.

According to the appraisals, the 11600 Wilshire Boulevard and 11620 Wilshire Boulevard Properties are situated within the Brentwood office submarket within the greater Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 3.5 million SF with a 21.0% vacancy rate and an average asking rent of $53.64 PSF.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Wilshire Office Portfolio Properties:

Market Rent Summary
	9460 Wilshire Boulevard		11620 Wilshire Boulevard		11600 Wilshire Boulevard
	Office	Retail	Office	Medical Office	Medical Office (Basement)	Medical Office
Market Rent (PSF)	$75.00	$120.00	$45.00	$54.00	$45.00	$55.20
Lease Term (Years)	5	10	5	5	5	5
Lease Type	BY Stop	Net	BY Stop	BY Stop	FSG	FSG
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$40 PSF	$100 PSF	$20 PSF	$20 PSF	$20 PSF	$20 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP

Appraisal. The appraisals concluded to an Appraised Value for the Wilshire Office Portfolio Properties of $202,400,000, including a hypothetical as-is value for the 9460 Wilshire Boulevard Property of $107,600,000 which assumes the outstanding tenant improvement allowances owed to O’Gara Coach Company, L.L.C. have been paid. Such amount was fully reserved by the lender. The aggregate “as-is” Appraised Value for the Wilshire Office Portfolio Properties is $194,000,000 as of October 14, 2024, and October 17, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated November 5, 2024 and October 25, 2024, there was no evidence of any recognized environmental conditions at the 9460 Wilshire Boulevard Property or the 11620 Wilshire Boulevard Property.

The Phase I environmental site assessment for the 11600 Wilshire Boulevard Property dated October 25, 2024 identified a recognized environmental condition (“REC”) due to the property formerly being occupied by a gas station between 1934 and 1958 and lack of availability of information regarding the former on-site activities. The 11600 Wilshire Boulevard Property was since redeveloped and on-site soils were excavated and removed one level below grade which did not indicate the presence of any environmental concerns. No further action was recommended. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Wilshire Office Portfolio	Cut-off Date LTV:	51.9%
Various, CA Various		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Wilshire Office Portfolio Properties:

Cash Flow Analysis
	2021		2022		2023		TTM 8/31/2024		UW		UW PSF
Base Rent	$15,941,271		$16,065,291		$17,146,628		$18,231,210		$18,786,924	(1)	$53.45
Grossed Up Vacant Space	$0		$0		$0		$0		$3,224,704		$9.18
Gross Potential Rent	$15,941,271		$16,065,291		$17,146,628		$18,231,210		$22,011,628		$62.63
Total Recoveries	$1,214,604		$1,485,553		$1,542,313		$1,860,816		$1,908,233		$5.43
Other Income	$836,400		$858,538		$1,007,855		$1,019,170		$1,019,170		$2.90
Parking/Garage/Other	$1,436,619		$1,596,139		$1,813,742		$1,851,677		$1,851,677		$5.27
Straight Line Rent(2)	$0		$0		$0		$0		$52,839		$0.15
Less: Free Rent Adjustment	($807,324)		($1,189,399)		($1,094,314)		($929,202)		$0		$0.00
(Vacancy & Credit Loss)	$0		$0		$0		$0		($3,224,704)		($9.18)
Effective Gross Income	$18,621,570		$18,816,121		$20,416,224		$22,033,671		$23,618,844		$67.20

Management Fee	$565,855		$556,883		$573,716		$623,018		$708,565		$2.02
Real Estate Taxes	$2,980,491		$3,009,358		$3,100,541		$3,169,911		$3,218,988		$9.16
Insurance	$279,830		$301,630		$346,918		$413,403		$432,313		$1.23
Other Operating Expenses	$4,354,298		$4,796,551		$5,059,314		$5,445,193		$5,445,193		$15.49
Total Expenses	$8,180,475		$8,664,422		$9,080,489		$9,651,524		$9,805,059		$27.90

Net Operating Income	$10,441,095		$10,151,699	(3)	$11,335,735	(3)	$12,382,146	(3)	$13,813,785	(3)	$39.30
Replacement Reserves	$0		$0		$0		$0		$165,191		$0.47
TI/LC	$0		$0		$0		$0		$900,000		$2.56
TI/LC Reserve	$0		$0		$0		$0		($900,000)	(4)	($2.56)
Net Cash Flow	$10,441,095		$10,151,699		$11,335,735		$12,382,146		$13,648,594		$38.83

Occupancy %	77.8%		71.8%		84.2%		82.3%	(5)	85.3%	(5)
NOI DSCR(6)	1.32	x	1.29	x	1.44	x	1.57x		1.75x
NCF DSCR(6)	1.32	x	1.29	x	1.44	x	1.57x		1.73x
NOI Debt Yield(6)	9.9%		9.7%		10.8%		11.8%		13.2%
NCF Debt Yield(6)	9.9%		9.7%		10.8%		11.8%		13.0%

(1)	UW Base Rent includes rent steps through December 2025 totaling $147,691.
(2)	Represents straight line rent averaging for investment grade tenants.
(3)	The increase in Net Operating Income from 2022 to UW was primarily due to an increase in occupancy from 71.8% to 82.3%. From 2022 to UW the borrower sponsors executed 48 new and renewal, relocation or expansion leases totaling 173,252 SF.
(4)	Represents a credit for 10% of the upfront TI/LC reserve of $9,000,000.
(5)	The underwritten economic vacancy is 14.7%. The Wilshire Office Portfolio Properties were 82.3% physically occupied as of December 2, 2024.
(6)	The information presented is based on the Wilshire Office Portfolio Whole Loan.

Release of Property. The borrower is permitted to obtain the release of either or both of the 11620 Wilshire Boulevard Property and the 11600 Wilshire Boulevard Property from the lien of the mortgage in connection with a bona fide sale to an unaffiliated third party provided: (a) the loan defeased in the amount of (or if released prior to the expiration of the defeasance lockout period prepaid in such amount, together with payment of the yield maintenance premium) equal to the greater of (y) 100% of the net proceeds of such sale or (z) 115% of the respective allocated loan amount, and (b) after giving effect to the release, (1) the debt service coverage ratio of the remaining property must be not less than the debt service coverage ratio for all properties prior to the release; (2) the debt yield of the remaining property must be not less than the debt yield for all properties prior to the release; and (3) the loan-to value ratio of the remaining property must be not more than the loan-to value ratio of all properties prior to the release.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Mortgage Loan No. 12 – Abington & Cypress

Loan Information				Property Information
Loan Seller:	SMC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Various
Original Balance(1):	$30,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.2%			Title Vesting(5):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Pinchos D. Shemano and			Size:	715 Units
	Heyme Bleier			Cut-off Date Balance per Unit(1):	$63,846
Guarantors:	Pinchos D. Shemano and			Maturity Date Balance per Unit(1):	$63,846
	Heyme Bleier			Property Manager:	Multi-South Management Services, LLC
Mortgage Rate:	7.0900%				and Multi-South Management Services
Note Date:	2/25/2025				of Missouri, LLC
Maturity Date:	3/6/2030			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI(6):	$4,519,087
Original Amortization Term:	0 months			UW NCF(6):	$4,316,027
IO Period:	60 months			UW NOI Debt Yield(1):	9.9%
Seasoning:	0 months			UW NCF Debt Yield(1):	9.5%
Prepayment Provisions(2):	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity(1):	9.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.32x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(6):	$4,212,820 (10/31/2024 TTM)
Additional Debt Balance(1)(3):	$15,650,000			2nd Most Recent NOI(6):	$3,782,899 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,829,645 (12/31/2022)
Reserves				Most Recent Occupancy:	91.9% (12/13/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	87.8% (12/31/2023)
RE Tax:	$122,561	$29,794	NAP	3rd Most Recent Occupancy:	91.3% (12/31/2022)
Insurance:	$235,725	$42,394	NAP	Appraised Value (as of):	$65,600,000 (Various)
Recurring Replacements(4):	$500,000	$29,792	NAP	Appraised Value per Unit:	$91,748
Deferred Maintenance:	$169,054	$0	NAP	Cut-off Date LTV Ratio(1):	69.6%
Limited Use Replacement Reserve:	$1,000,000	$0	NAP	Maturity Date LTV Ratio(1):	69.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$45,650,000	88.9%	Loan Payoff:	$47,247,604	92.0%
Other Sources(7):	$5,654,042	11.0%	Closing Costs:	$2,088,958	4.1%
Sponsor Equity:	$59,858	0.1%	Reserves:	$2,027,340	3.9%
Total Sources:	$51,363,901	100.0%	Total Uses:	$51,363,901	100.0%

(1)	The Abington & Cypress Mortgage Loan (as defined below) is part of the Abington & Cypress Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $45,650,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Abington & Cypress Whole Loan.
(2)	Defeasance of the Abington & Cypress Whole Loan is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Abington & Cypress Whole Loan promissory note to be securitized or (ii) February 25, 2028. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in March 2025.
(3)	See “The Loan” for further discussion of additional debt.
(4)	The borrowers are required to make monthly deposits into the replacement reserve equal to approximately (i) $29,792 through and including the monthly payment date in March 2026 and (ii) $13,705 thereafter.
(5)	The Abington property benefits from a Payment In Lieu of Taxes (“PILOT”) program with The Health, Educational and Housing Facility Board of the City of Memphis, Tennessee (“HEHFB”) that runs through May 14, 2032. Pursuant to the PILOT lease, HEHFB holds the fee interest and the related borrowers hold the leasehold interest for The Abington property. The Abington & Cypress Whole Loan is secured by the related borrowers’ fee interest in the Cypress Village Apartments property and the related borrowers’ leasehold interest in The Abington property, as well as HEHFB’s overlapping fee interest in The Abington property.
(6)	The increase in historical NOI is due in part to an increase of rents driven by the borrowers’ ongoing capital expenditure project at the Abington & Cypress Properties. The increase in UW NOI is driven by a lower UW vacancy/bad debt/concessions figure. The Abington property currently has 17 down units that are required to be brought back online by June 25, 2025. At origination of the Abington & Cypress Whole Loan, the borrower escrowed approximately $169,054 (inclusive of 110% of the engineer’s estimate to bring the down units back online) for required repairs.
(7)	The Abington & Cypress Properties, along with a third non-collateral property known as The Reserve at Winding Creek, were previously collateral to a loan securitized in both CF 2019-CF1 and MSC 2019-L2. The Reserve at Winding Creek property suffered severe flooding and was subsequently closed. The previous lender held approximately $5,654,042 in insurance proceeds and reserves in connection with the previous loan, which proceeds and reserves were released and used in conjunction with the origination of the Abington & Cypress Whole Loan.

The Loan. The twelfth largest mortgage loan (the “Abington & Cypress Mortgage Loan”) is part of a whole loan (the “Abington & Cypress Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $45,650,000, secured by a first priority fee mortgage encumbering two garden-style multifamily properties located in Saint Ann, Missouri and Memphis, Tennessee (the “Abington & Cypress Properties”). The controlling Note A-1, in the original principal amount of $30,000,000, evidences the Abington & Cypress Mortgage Loan and will be contributed to the MSBAM 2025-5C1 transaction.

The non-controlling Note A-2, in the original principal amount of $15,650,000 (the “Abington & Cypress Pari Passu Companion Loan”) is expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise be transferred at any time. The Abington & Cypress

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$30,000,000
Various	Abington & Cypress	Cut-off Date LTV:	69.6%
Various		U/W NCF DSCR:	1.32x
Various		U/W NOI Debt Yield:	9.9%

Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

The proceeds of the Abington & Cypress Whole Loan, along with approximately $5,713,901 of sponsor equity, insurance proceeds and lender-held reserves, were primarily used to repay prior debt, pay closing costs and fund reserves.

Abington & Cypress Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	MSBAM 2025-5C1	Yes
A-2	$15,650,000	$15,650,000	Starwood Mortgaged Funding II LLC(1)	No
Total	$45,650,000	$45,650,000
(1)	Expected to be contributed to one or more future commercial securitizations or otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrowers are Parkview 2016 LLC (a Tennessee limited liability company); Ridge Point LLC (a New York limited liability company); Cypress 2017 LLC (a Delaware limited liability company); PS MCII Cypress LLC (a Delaware limited liability company); CS Cypress LLC (a Delaware limited liability company) and HB Cypress LLC (a Delaware limited liability company), each structured to be bankruptcy-remote with two independent directors. The borrowers under the Abington & Cypress Whole Loan are tenants-in-common.

The borrower sponsors and nonrecourse carve-out guarantors for the Abington & Cypress Mortgage Loan are Pinchos D. Shemano and Heyme Bleier. Mr. Shemano is the head of Stern Management, an owner and operator of multifamily properties based out of Brooklyn, New York. Mr. Shemano controls and manages 25 properties and over 1,500 units. The borrower sponsors acquired the Abington & Cypress Properties in 2017 for a combined cost of $26,938,000 and subsequently spent approximately $12,400,000 in capital expenditures. The borrower sponsors have a total cost basis of approximately $48,300,000 inclusive of closing costs and reserves in connection with the Abington & Cypress Whole Loan.

The Properties. The Abington & Cypress Properties are comprised of two properties totaling 715 units known as the Cypress Village Apartments property and The Abington property.

The following table presents detailed information with respect to each of the Abington & Cypress Properties:

Abington & Cypress Properties Summary
Property Name / Location	Year Built/ Renovated	Units	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% of Appraised Value	10/31/2024TTM NOI	% of 10/31/2024 TTM NOI
Cypress Village Apartments 4225 Cypress Road and 11330 Cypress Village Drive Saint Ann, MO	1967 / 2017	331	97.9%	$15,870,756	52.9%	$34,300,000	52.3%	$2,388,554	56.7%
The Abington 4616 Scott Crossing Drive Memphis, TN	1974 / 2015	384	86.7%	$14,129,244	47.1%	$31,300,000	47.7%	$1,824,266	43.3%
Total		715	91.9%	$30,000,000	100.0%	$65,600,000	100.0%	$4,212,820	100.0%

(1)	Based on the borrower rent roll dated December 13, 2024.
(2)	The Abington & Cypress Whole Loan documents do not permit the release of any of the Abington & Cypress Properties.

The Cypress Village Apartments property is a 331-unit, garden-style multifamily complex, located in Saint Ann, Missouri. The Cypress Village Apartments property was originally constructed in 1967 and purchased by the borrower sponsors in 2017 for $14,938,000. Since acquisition of the Cypress Village Apartments property, the borrower sponsors have spent approximately $5,909,801 on capital expenditures including exterior work, interior work and soft costs. The Cypress Village Apartments property’s unit mix includes 85 one-bedroom units averaging 742 SF, 223 two-bedroom units averaging 1,604 SF and 23 three-bedroom units averaging 1,950 SF. Community amenities include a swimming pool, a fitness center, on-site maintenance and storage space. In-unit amenities include air conditioning, washer/dryer, dishwasher, refrigerator and patios. As of December 13, 2024, the Cypress Village Apartments property was 97.9% occupied with an average monthly rent of $1,023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$30,000,000
Various	Abington & Cypress	Cut-off Date LTV:	69.6%
Various		U/W NCF DSCR:	1.32x
Various		U/W NOI Debt Yield:	9.9%

The following table presents detailed information with respect to the multifamily units at the Cypress Village Apartments property:

Cypress Village Apartments Unit Summary
Unit Type	No. of Units(1)	% of Total	No. of Occupied Units(1)	Occupancy %(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	65	19.6%	63	96.9%	720	$865	$1.20	$875	$1.22
1 BR / 1 BA	20	6.0	20	100.0	810	$930	$1.15	$930	$1.15
2 BR / 1 BA	77	23.3	75	97.4	1,033	$1,003	$0.97	$1,025	$0.99
2 BR / 1.5 BA	146	44.1	144	98.6	1,080	$1,076	$1.00	$1,075	$1.00
3 BR / 1.5 BA	23	6.9	22	95.7	1,950	$1,287	$0.66	$1,550	$0.79
Total/Wtd. Avg.	331	100.0%	324	97.9%	1,043	$1,023	$0.98	$1,048	$1.02

(1)	Based on the borrower rent roll dated December 13, 2024.
(2)	Source: Appraisal.

The Abington property is a 384-unit, garden-style multifamily complex, located in Memphis, Tennessee. The Abington property was originally constructed in 1974 and purchased by the borrower sponsors in 2017 for $12,000,000. Since acquisition of The Abington property, the borrower sponsors have spent approximately $6,493,246 on capital expenditures including exterior work, interior work and soft costs. The Abington property’s unit mix includes 384 two-bedroom units averaging 900 SF. Amenities include air conditioning, on-site maintenance, a playground, a fitness center, a swimming pool, off-street parking and patios/balconies. As of December 13, 2024, The Abington property was 86.7% occupied with an average monthly rent of $811.

The Abington property benefits from a PILOT program with the HEHFB that runs through May 14, 2032. The ten year PILOT program originally started in 2012 and was renewed in 2022 for an additional ten years in exchange for a number of upgrades at The Abington property that were completed at the time of the renewal and are included in the historical capital expenditures figure. The PILOT lease creates a leasehold estate for The Abington property. Under the PILOT agreement, 40% of the units are set aside for tenants who are earning at or below the 60% of AMI. The remainder of the units are not income restricted. The rental rates at The Abington property are not restricted. Taxes for The Abington property were underwritten to the most recent PILOT payment of $40,302.65 versus the appraiser’s estimated 2025 unabated taxes of $361,386.

The following table presents detailed information with respect to the multifamily units at The Abington property:

The Abington Unit Summary
Unit Type	No. of Units(1)	% of Total	No. of Occupied Units(1)	Occupancy %(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
2 BR / 2 BA	384	100.0%	333	86.7%	900	$811	$0.90	$800	$0.89
Total/Wtd. Avg.	384	100.0%	333	86.7%	900	$811	$0.90	$800	$0.89

(1)	Based on the borrower rent roll dated December 13, 2024.
(2)	Source: Appraisal.

The Markets. According to the appraisal, the Cypress Village Apartments property is located in the St. Louis, MO-IL metro apartment market. According to the appraisal, the St. Louis, MO-IL metro apartment market has a vacancy rate of approximately 5.7% and average monthly asking rents of $1.49 per SF as of the third quarter of 2024. Additionally, the Cypress Village Apartments property is located in the Northeast St. Louis County apartment submarket. According to the appraisal, the Northeast St. Louis County apartment submarket has a vacancy rate of approximately 7.9% and average monthly asking rents of $1.00 per SF as of the third quarter of 2024. Within a one-, three- and five-mile radius of the Cypress Village Apartments property, the 2023 population was 7,985, 63,960 and 181,375, respectively. Within the same radii, the 2023 average annual household income is $65,352, $76,296 and $83,842, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$30,000,000
Various	Abington & Cypress	Cut-off Date LTV:	69.6%
Various		U/W NCF DSCR:	1.32x
Various		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to multifamily rental properties comparable to the Cypress Village Apartments property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Cypress Village Apartments(2) 4225 Cypress Road and 11330 Cypress Village Drive Saint Ann, MO	1967 / 2017	97.9%	331	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 3BR / 1.5BA	720 810 1,033 1,080 1,950	$1.20 $1.15 $0.97 $1.00 $0.66	$865 $930 $1,003 $1076 $1,287
Cabana Club Apartments 10145 Cabana Club Drive Saint Ann, MO	1969 / NAV	89.1%	231	1BR / 1BA 2BR / 1BA	600 885	$1.22 $1.10	$730 $976
Carrollton Village 4216 Carrollton Drive Bridgeton, MO	1960 / NAV	98.6%	212	2BR / 1BA 2BR / 1BA 2BR / 1.5BA 3BR / 1.5BA	850 960 1,330 1,600	$1.35 $1.33 $1.10 $1.11	$1,148 $1,275 $1,465 $1,775
Warson Village 1000 Darwick Court St. Louis, MO	1966 / NAV	93.0%	142	1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA 3BR / 1.5BA	875 1,150 1,350 1,600 1,650	$1.41 $1.22 $1.21 $1.09 $1.02	$1,235 $1,407 $1,636 $1,749 $1,688
Westpark Apartments 11409 Tivoli Lane St. Louis, MO	1996 / NAV	97.0%	212	1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 2BR / 1.5BA 3BR / 2.5BA 2BR / 1.5BA	790 875 976 1,077 1,100 1,650 2,010 1,870	$1.34 $1.31 $1.24 $1.19 $1.28 $0.95 $0.86 $0.88	$1,060 $1,145 $1,210 $1,285 $1,405 $1,570 $1,735 $1,650
San Rafael 8456 San Rafael Place St. Louis, MO	1969 / NAV	98.1%	213	1BR / 1BA 2BR / 1.5BA 3BR / 1.5BA	690 960 1,100	$1.17 $0.99 $1.12	$809 $952 $1,228
Imperial Gardens Apartments 3630 Imperial Gardens Drive St. Louis, MO	1964 / NAV	99.6%	144	1BR / 1BA 2BR / 1BA	710 780	$1.01 $1.24	$720 $970

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated December 13, 2024.

According to the appraisal, The Abington property is located in the Memphis, TN-MS-AR metro apartment market. According to the appraisal, the Memphis, TN-MS-AR metro apartment market has a vacancy rate of approximately 8.0% and average monthly asking rents of $1.25 per SF as of the third quarter of 2024. Additionally, The Abington property is located in the North Memphis apartment submarket. According to the appraisal, the North Memphis apartment submarket has a vacancy rate of approximately 8.7% and average monthly asking rents of $1.00 per SF as of the third quarter of 2024. Within a one-, three- and five-mile radius of The Abington property, the 2023 population was 6,427, 73,892 and 191,839, respectively. Within the same radii, the 2023 average annual household income is $53,735, $60,298 and $71,384, respectively.

The following table presents certain information relating to multifamily rental properties comparable to The Abington property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Abington(2) 4616 Scott Crossing Drive Memphis, TN	1974 / 2015	86.7%	384	2BR / 2BA	900	$0.90	$811
Lakes at Epping Way 2690 Drury Way Lane Memphis, TN	1976 / 2018	100.0%	182	2BR / 2BA	1,120	$0.78	$870
Jamesbridge 3815 North Advantage Way Memphis, TN	1986 / 2000	97.0%	414	2BR / 1BA 2BR / 2BA	826 950	$0.99 $0.89	$821 $850
Covington Hills 4800 Raleigh LaGrange Memphis, TN	1987 / 2017	90.0%	224	2BR / 1BA 2BR / 2BA	968 968	$0.85 $0.91	$825 $880
Huntington Hills 2872 Coach Drive Memphis, TN	1973 / 2005	92.0%	121	2BR / 1BA	809	$1.04	$841
Avery Park Apartments 4845 Bontura Drive Memphis, TN	1974 / NAP	98.0%	223	2BR / 1BA 2BR / 1.5BA	768 872	$1.04 $0.94	$795 $820
Meridian Apartments 4787 Garden Grove Cove Memphis, TN	1975 / 2022	93.4%	151	2BR / 2BA	1,000	$1.00	$996

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated December 13, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Multifamily – Garden	Loan #12	Cut-off Date Balance:	$30,000,000
Various	Abington & Cypress	Cut-off Date LTV:	69.6%
Various		U/W NCF DSCR:	1.32x
Various		U/W NOI Debt Yield:	9.9%

Appraisals. The appraisals concluded an “as-is” value for the Abington & Cypress Properties of $65,600,000 as of November 6, 2024 and November 8, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated November 11, 2024, there was no evidence of any recognized environmental conditions at the Abington & Cypress Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Abington & Cypress Properties:

Cash Flow Analysis
	2021	2022	2023	10/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent	$6,832,537	$6,871,357	$7,234,865	$7,625,157	$7,800,972	$10,910.45
Other Income(1)	$768,669	$787,495	$843,411	$903,209	$903,209	$1,263.23
Vacancy/Bad Debt/Concessions	($762,651)	($684,974)	($1,010,966)	($992,626)	($808,781)	($1,131.16)
Effective Gross Income	$6,838,556	$6,973,878	$7,067,310	$7,535,740	$7,895,400	$11,042.52

Taxes(2)	$335,554	$315,765	$316,725	$315,974	$344,180	$481.37
Insurance	$348,966	$409,235	$467,114	$494,324	$508,723	$711.50
Other Operating Expenses	$2,423,730	$2,419,232	$2,500,572	$2,512,622	$2,523,411	$3,529.25
Total Operating Expenses	$3,108,251	$3,144,233	$3,284,412	$3,322,920	$3,376,314	$4,722.12

Net Operating Income(2)	$3,730,305	$3,829,645	$3,782,899	$4,212,820	$4,519,087	$6,320.40
Capital Expenditures	$0	$0	$0	$0	$203,060	$284.00
Net Cash Flow	$3,730,305	$3,829,645	$3,782,899	$4,212,820	$4,316,027	$6,036.40

Occupancy %(3)	97.3%	91.3%	87.8%	91.9%	89.6%
NOI DSCR	1.14x	1.17x	1.15x	1.28x	1.38x
NCF DSCR	1.14x	1.17x	1.15x	1.28x	1.32x
NOI Debt Yield	8.2%	8.4%	8.3%	9.2%	9.9%
NCF Debt Yield	8.2%	8.4%	8.3%	9.2%	9.5%

(1)	Other Income is comprised of water/sewer income, renter’s liability income, onsite washer/dryer rental, administration and application fees, late fees, etc.
(2)	Taxes for The Abington property were underwritten to the most recent PILOT payment of $40,302.65 versus the appraiser’s estimated 2025 unabated taxes of $361,386. Taxes for the Cypress Village Apartments property were underwritten to the most recent tax bills.
(3)	The increase in historical Net Operating Income is due in part to an increase of rents driven by the borrowers’ ongoing capital expenditure project at the Abington & Cypress Properties. The increase in UW Net Operating Income is driven by a lower UW Vacancy/Bad Debt/Concessions figure. The Abington property currently has 17 down units that are required to be brought back online by June 25, 2025. At origination of the Abington & Cypress Whole Loan, the borrower escrowed approximately $169,054 (inclusive of 110% of the engineer’s estimate to bring the down units back online) for required repairs.
(4)	Occupancy % is the average for each respective year. 10/31/2024 TTM Occupancy % is as of December 13, 2024. UW Occupancy % represents underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Mortgage Loan No. 13 – The Spiral

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		AA-/Aa3/A		Location:	New York, NY 10001
Original Balance(1):		$25,500,000		General Property Type:	Office
Cut-off Date Balance(1):		$25,500,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		2.7%		Title Vesting:	Fee(7)
Loan Purpose:		Refinance		Year Built/Renovated:	2022/NAP
Borrower Sponsor:		Tishman Speyer Crown Equities		Size:	2,844,343 SF
		2007 LLC		Cut-off Date Balance PSF(1):	$730
Guarantor:		NAP		Maturity Date Balance PSF(1):	$730
Mortgage Rate(2):		5.499691075%		Property Manager:	Tishman Speyer Properties, L.L.C.
Note Date:		1/9/2025			(borrower-affiliate)
Maturity Date:		1/9/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI(6):	$236,785,998
Amortization Term:		0 months		UW NCF	$230,528,443
IO Period:		60 months		UW NOI Debt Yield(1):	11.4%
Seasoning:		2 months		UW NCF Debt Yield(1):	11.1%
Prepayment Provisions(3):		L(26),D(27),O(7)		UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.99x
Additional Debt Type(1):		Pari Passu / Subordinate		Most Recent NOI(7):	$72,123,305 (11/30/2024 TTM)
Additional Debt Balance(1):		$2,051,200,000 / $773,300,000		2nd Most Recent NOI(7):	NAV (NAV)
Future Debt Permitted (Type)(4):		Yes (Mezzanine)		3rd Most Recent NOI(7):	NAV (NAV)
Reserves				Most Recent Occupancy:	93.8% (1/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	NAV (NAV)
RE Taxes:	$0	Springing(5)	NAP	3rd Most Recent Occupancy(7):	NAV (NAV)
Insurance:	$0	Springing(5)	NAP	Appraised Value (as of)(8):	$4,600,000,000 (12/1/2026)
Replacement Reserve:	$0	Springing(5)	$853,308	Appraised Value PSF:	$1,617
Leasing Reserve:	$0	Springing(5)	(5)	Cut-off Date LTV Ratio(1)(8):	45.1%
Specified Tenant Reserve:	$220,726,391	$0	NAP	Maturity Date LTV Ratio(1)(8):	45.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$2,076,700,000	72.9%	Loan Payoff:	$1,561,081,096	54.8%
Subordinate Debt:	$773,300,000	27.1%	Return of Equity:	$990,913,460	34.8%
			Reserves:	$220,726,391	7.7%
			Closing Costs:	$77,279,053	2.7%
Total Sources:	$2,850,000,000	100.0%	Total Uses:	$2,850,000,000	100.0%

(1)	The Spiral Mortgage Loan (as defined below) is part of The Spiral Whole Loan (as defined below), which is comprised of 15 pari passu senior promissory notes and four pari passu junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $2,850,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of The Spiral Senior Notes (as defined below). For The Spiral Whole Loan, the Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR (based on a weighted average interest rate of 5.73551255157895% per annum (the weighted average interest rate for all components (A-E) of The Spiral Whole Loan)), Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $1,002, $1,002, 8.3%, 8.1%, 8.3%, 1.39x, 62.0% and 62.0%, respectively.
(2)	Mortgage Rate represents the Weighted Average Interest Rate of component A and component B of the Spiral Whole Loan applicable to the Spiral Senior Companion Notes (as defined below), weighted on the basis of the respective principal balances of The Spiral Senior Companion Notes. Component A has an interest rate of 5.469840% per annum and component B has an interest rate of 5.761070% per annum. The Mortgage Rate does not represent the weighted average interest rate of component A or component B applicable to the Spiral Senior SASB Notes (as defined below) or to component C, component D, component E and component F applicable to the Spiral Junior Notes (as defined below). Note that the Interest Rate of The Spiral Whole Loan may change if any portion of any of the Mortgage Loan components is paid down in accordance with the related Whole Loan documents See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(3)	Defeasance of The Spiral Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 9, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the MSBAM 2025-5C1 securitization trust in March 2025. The actual defeasance lockout period may be longer.
(4)	The borrower is permitted to obtain mezzanine financing from a mezzanine lender acceptable to the lender, provided certain conditions are met including, without limitation, the following: (a) the mezzanine financing does not exceed $142,500,000, (b) the combined Spiral Whole Loan and mezzanine LTV does not exceed 62.0%, (c) the combined Spiral Whole Loan and mezzanine DSCR is not less than 1.35x, (d) the combined Spiral Whole Loan and mezzanine debt yield is not less than 8.1%.
(5)	During a Cash Trap Event Period, the borrower is required to deposit monthly (i) 1/12th of the amount of annual estimated taxes, (ii) 1/12th of the annual estimated insurance payments, unless no event of default is continuing and The Spiral Property (as defined below) is insured under a blanket policy, (iii) $47,406 (or such lesser amount which would cause the amounts on deposit in the replacement reserve account to equal $853,308), and (iv) $474,057 towards the leasing reserve cap equal to $150 PSF on the applicable rentable area. A “Cash Trap Event Period” means the period commencing upon the occurrence of (i) an event of default under The Spiral Whole Loan documents or the mezzanine loan if applicable, (ii) the debt yield of The Spiral Whole Loan being less than 7.00% on a trailing 12-month basis, (iii) the debt service coverage ratio of The Spiral Whole Loan being less than 1.10x on a trailing 12-month basis, or (iv) a lease sweep period.
(6)	The increase in NOI from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global, LLC (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(7)	Due to The Spiral Property’s recent construction and initial leasing, further historical NOI and occupancy information is not available.
(8)	Appraised Value of $4,600,000,000 represents the appraisal’s concluded “As Stabilized” value as of December 1, 2026 and assumes The Spiral Property (as defined below) has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed to date. The appraisal’s concluded “As Is” value as of November 20, 2024 for The Spiral Property is $4,175,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for The Spiral Whole Loan of 68.3% and 68.3%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for The Spiral Senior Notes of 49.7% and 49.7%, respectively.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Mortgage Loan. The thirteenth largest mortgage loan is part of a whole loan with an aggregate outstanding balance of $2,850,000,000 (the “Spiral Whole Loan”) and is comprised of (i) 15 pari passu senior notes with an aggregate outstanding balance of $2,076,700,000 inclusive of Notes A-1, A-2, A-3 and A-4 (the “Spiral Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6-1, A-6-2, A-7, A-8-1, A-8-2, A-9, A-10, A-11 and A-12 (the “Spiral Senior Companion Notes” and, together with the Spiral Senior SASB Notes, the “Spiral Senior Notes”) and (ii) four pari passu junior notes with an outstanding balance of $773,300,000 (the “Spiral Junior Notes”). Among the Spiral Senior Companion Notes are the non-controlling Notes A-6-2 and A-10, with an aggregate initial principal balance of $25,500,000, which will be contributed to the MSBAM 2025-5C1 securitization trust (“The Spiral Mortgage Loan”). The Spiral Junior Notes are generally subordinate in right of payment to the Spiral Senior Notes. The Spiral Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Bank of America, National Association (“BANA”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFB”). The Spiral Whole Loan is secured by a first priority fee mortgage encumbering a 66-story, Class A office tower totaling approximately 2.8 million SF located in New York, NY ("The Spiral Property”). The Spiral Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2025-SPRL securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus. The relationship between the holders of the Spiral Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising The Spiral Whole Loan are summarized in the below table.

The Spiral Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-2	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-3	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-4	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-5-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-5-2(1)	$500,000	$500,000	JPMCB	No
A-6-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-6-2	$500,000	$500,000	MSBAM 2025-5C1	No
A-7	$10,000,000	$10,000,000	Benchmark 2025-V13	No
A-8-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-8-2(1)	$500,000	$500,000	WFB	No
A-9(1)	$25,000,000	$25,000,000	JPMCB	No
A-10	$25,000,000	$25,000,000	MSBAM 2025-5C1	No
A-11(1)	$40,000,000	$40,000,000	GS Bank	No
A-12(1)	$25,000,000	$25,000,000	WFB	No
Total Senior Notes	$2,076,700,000	$2,076,700,000
B-1(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-2(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-3(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-4(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
Total Junior Notes	$773,300,000	$773,300,000
Whole Loan	$2,850,000,000	$2,850,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Spiral Junior Notes are subordinate in right of payment to The Spiral Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is 509 W 34, L.L.C., a Delaware limited liability company and single purpose entity with one independent director indirectly owned and controlled by Tishman Speyer Crown Equities 2007 LLC (the “Borrower Sponsor”) and indirectly owned by other investment vehicles managed and controlled by one or more affiliates of Tishman Speyer. There is no separate non-recourse carveout guarantor, and the borrower is the sole indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non Recourse Carveout Limitations” in the prospectus for additional information.

Tishman Speyer is a leading owner, developer, operator and fund manager of first-class real estate. Founded in 1978, Tishman Speyer is active across the United States, Europe, Latin America and Asia, building and managing premier office, residential, life science, industrial, data center and retail space in over 37 key global markets for industry-leading tenants. Signature assets include New York City's Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s OpernTurm and TaunusTurm. As of September 30, 2024, Tishman Speyer operated and owned a portfolio of over 83 million SF and currently owns and/or manages 20 assets in the New York metropolitan area totaling approximately 24.7 million SF. Tishman Speyer has major projects in various phases of predevelopment or development in Austin, greater Seattle, Boston, Beijing, Dusseldorf, Hamburg, Los Angeles, Madrid, New York City, Rio de Janeiro, San Diego, San Francisco, São Paulo, Shanghai, Shenzhen and Washington, D.C.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Property. The Spiral Property is a 1,031-foot tall, 66-story, Class A office tower totaling approximately 2.8 million SF, delivered by the borrower sponsor in 2022. The Spiral Property was designed by the Bjarke Ingels Group and offers greenery with accessible gardens and fresh air on each tower floor, emphasizing sustainable design with LEED Gold and Fitwel 2-star certifications received in 2023. The Spiral Property is the only building in its competitive set with a dedicated tenant amenity space on the top floor, featuring the 13,967 SF ZO Clubhouse, a tenant exclusive lounge and workspace with an open-air terrace, offering panoramic city views, meeting rooms, event space and a state-of-the-art conference space. ZO Clubhouse also features Café Llama which serves breakfast, lunch, dinner and drinks, and curated social events. The Spiral Property caters to multiple large, high-density tenants with vast, nearly column-free floor plates (35,391 SF to 75,471 SF), slab-to-slab heights of 14-18 feet and floor-to-ceiling windows allowing natural light to fill each floor. The podium floors, located on floors 2 through 5, have 18-foot slab heights and set The Spiral Property apart from other Hudson Yards office buildings, which have either no or smaller podium floors. Ground-level amenities include 24/7 executive valet parking available to both tenants and the public and an on-site bike room complete with a changing room and private showers. Additionally, The Spiral Property features 13,864 SF (0.5% of NRA) of ground floor retail space leased to three restaurant concepts. Papa San is a Peruvian-Japanese upscale restaurant operated under a 15-year management agreement by The Llama Group, which is jointly owned and run by Juan Correa and Chef Erik Ramirez, who have previously earned 3/4-star reviews from the New York Times and a James Beard Foundation recognition. Michelin award winning Chef Gabriel Kreuther is expected to open two new restaurants at The Spiral Property in late 2025, each subject to a 15-year management agreement: an expansive Alsatian brasserie and a European-inspired grab-and-go café.

The borrower sponsor acquired the land parcels for The Spiral Property in 2014 and subsequently signed a lease with anchor tenant Pfizer, Inc. (“Pfizer”) in April 2018, and Debevoise & Plimpton LLP (“Debevoise”) and AllianceBernstein L.P. (“AB”) in 2019, bringing the pre-delivery leasing total to 51.5% of NRA. As these leases were signed prior to 2020, the associated in-place base rents are at a discount to market rents as determined by the appraiser. The borrower sponsor has maintained strong post-COVID leasing momentum and has executed 572,234 SF (20.1% of NRA) of new leases since January 2023, including TPG Global, LLC (“TPG”). TPG’s space represents an expansion of approximately 94,000 SF from its two prior Midtown Manhattan locations and will be the largest TPG-occupied space globally.

As of January 1, 2025, The Spiral Property was 93.8% leased to a tenant roster of 22 tenants with a weighted average remaining lease term of 16.7 years across multiple industries. The Spiral Property generates 84.4% of UW Base Rent (77.2% of NRA) from investment-grade rated tenants and Debevoise, a top 50 law firm by gross revenue in 2024. Due to The Spiral Property’s recent delivery, the current rent roll offers long term and durable cash flow, with 91.4% of underwritten base rent attributable to leases expiring beyond 2035. Several of the largest tenants signed 15+ year leases, with none of the top 10 largest tenants’ office space rolling prior to 2034. Additionally, only four office tenants have leases expiring prior to maturity of The Spiral Whole Loan in January 2030 (2.0% of UW Base Rent / 1.4% of NRA) and only 10 office tenants have leases expiring for office space before 2036 (8.6% of underwritten base rent / 7.5% of NRA). Eleven tenants have either their global or U.S. headquarters at The Spiral Property. Pfizer announced in April 2018 that it would be moving its new headquarters to The Spiral Property, leasing floors 7 through 20 for approximately 2,500 employees. Debevoise opened its headquarters at The Spiral Property in January 2023 to take advantage of the custom-designed space to meet its future needs.

Major Tenants.

Pfizer Inc. (766,586 SF; 27.0% of NRA; 25.3% of underwritten base rent). Pfizer Inc. (NYSE: PFE), a global leader in the pharmaceutical industry, has its global headquarters strategically located at The Spiral. Pfizer was founded by Charles Pfizer and Charles Erhart in 1849 and has grown to become one of the world’s largest research-based pharmaceuticals firms. The United States is Pfizer’s largest market and accounts for about half of all revenues. The company operates in more than 90 international markets, including Japan, Australia, Canada, Finland and South Korea. Major manufacturing facilities are located in several locations including China, Germany, Italy and Japan. Pfizer sells its products in over 125 countries globally. Pfizer is ranked 38th on the Fortune 500 and 39th in the Forbes’ Global 2000. Pfizer’s lease expires in August 2042, with renewal and termination options as detailed in “Tenant Summary” below. Pfizer has subleased the entire 20th floor (50,554 SF) to The Segal Company (Eastern States), Inc. pursuant to a sublease executed on August 21, 2023, expiring on July 30, 2042.

Debevoise & Plimpton LLP (531,211 SF; 18.7% of NRA; 21.0% of underwritten base rent). Debevoise is an international law firm based in New York City, founded in 1931. Debevoise specializes in areas such as private equity, financial services transactions, private funds and international arbitration. The firm operates globally, with approximately 855 lawyers across nine offices, including locations in New York, Washington D.C., London, Hong Kong, Shanghai and Luxembourg. Debevoise's practice is divided into three main areas: Corporate, Litigation and Tax. Debevoise is ranked on a legal publication’s 2024 A-List and No. 18 in a website’s 2024 rankings of prestigious law firms. Debevoise is ranked No. 1 on a legal publication’s "10-Year A-List" for its consistent performance in revenue, pro bono service, associate satisfaction and diversity. Debevoise’s lease expires in October 2042, with renewal and termination options as detailed in “Tenant Summary” below.

TPG Global, LLC (302,432 SF; 10.6% of NRA; 16.3% of underwritten base rent). TPG Global, LLC (NASDAQ: TPG) was founded in 1992 and has grown to become one of the largest alternative asset managers globally, with $239 billion in AUM as of November 4, 2024. TPG is based in Fort Worth, Texas, managing funds in growth capital, venture capital, public equity and debt investments. It invests across a variety of sectors, including consumer goods, media, telecommunications, technology, healthcare and more. TPG employs over 1,800 professionals globally and is responsible for actively managing over 300 active portfolio companies. Additionally, since 2017, TPG has appointed 400 diverse directors to their portfolio companies. TPG’s lease expires in July 2041, with renewal and termination options as detailed in “Tenant Summary” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at The Spiral Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Pfizer Inc.(4)	A2/A/NR	766,586	27.0%	$71,006,943	25.3%	$92.63	8/31/2042	(5)	Y(5)
Debevoise & Plimpton LLP	(6)	531,211	18.7%	$58,997,355	21.0%	$111.06	10/31/2042	(7)	Y(7)
TPG Global, LLC	A3/BBB+/BBB+	302,432	10.6%	$45,703,151	16.3%	$151.12	7/31/2041	2 x 5 yr	Y(8)
HSBC Bank USA, National Association	Aa3/A+/AA-	301,260	10.6%	$30,834,900	11.0%	$102.35	4/30/2045	(9)	Y(9)
AllianceBernstein L.P.	A2/NR/NR	166,525	5.9%	$17,449,950	6.2%	$104.79	12/31/2044	(10)	Y(10)
Marshall Wace North America L.P.	NR/NR/NR	89,120	3.1%	$10,307,604	3.7%	$115.66	7/31/2037	1 x 5 yr	Y(11)
The Turner Corporation	NR/NR/NR	86,944	3.1%	$8,172,736	2.9%	$94.00	5/31/2034	(12)	N
The New York and Presbyterian Hospital	Aa2/NR/AA	75,138	2.6%	$7,102,508	2.5%	$94.53	12/31/2043	1 x 10 yr	N
Eisler Capital (US) LLC	NR/NR/NR	35,391	1.2%	$7,078,200	2.5%	$200.00	5/31/2041	2 x 5 yr	Y(13)
Centiva HQH, LLC	NR/NR/NR	38,479	1.4%	$5,579,455	2.0%	$145.00	1/31/2037	1 x 5 yr	Y(14)
Subtotal/Wtd. Avg.		2,393,086	84.1%	$262,232,802	93.3%	$109.58

Other Occupied Tenants		261,306	9.2%	$18,826,812	6.7%	$72.05
Amenity Space		13,967	0.5%	$0	0.0%	$0.00
Occupied Collateral Total(14)		2,668,359	93.8%	$281,059,614	100.0%	$105.33

Vacant Space		175,984	6.2%
Total/Wtd. Avg.		2,844,343	100.0%

(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants have storage space and/or retail space in addition to the floor(s) listed. Debevoise has storage space with a lease expiration date in February 2035. This storage space is not considered in Lease Expiration.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	Pfizer Inc. has subleased the entire 20th floor (50,554 SF) to The Segal Company (Eastern States), Inc. pursuant to a sublease executed on August 21, 2023, expiring on July 30, 2042.
(5)	Pfizer Inc. has the option to renew its lease for either (a) two renewal terms of 10 years each or (b) four renewal terms of five years each. Pfizer Inc. has a one-time right to terminate its lease with respect to certain ancillary spaces on the ground and mezzanine floors, effective at any time from and after September 1, 2032 upon 12-months’ prior notice with no termination fee.
(6)	Debevoise & Plimpton LLP is a private law firm and does not have a credit rating. It is ranked by a legal industry publication as #37 of the largest 100 law firms in the United States.
(7)	Debevoise & Plimpton LLP has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each. Debevoise & Plimpton LLP has termination options after the maturity date of The Spiral Whole Loan: (a) a one-time right to terminate no more than one full floor effective as of October 1, 2031 or October 1, 2036, and (b) a one-time right to terminate its lease with respect to the entire premises effective on April 1, 2038.
(8)	TPG Global, LLC has the right to terminate its lease with respect to the lobby on the later of (i) 18 months after the notice to the landlord and (ii) August 1, 2029, with the payment of a termination fee equal to unamortized costs and expenses. TPG Global, LLC also has (a) a one-time right to terminate its lease in whole or in part effective on August 1, 2036 (after the maturity date of The Spiral Whole Loan), (b) a one-time right to terminate any full floor with at least 20 months’ notice and the payment of unamortized costs and expenses with respect to the applicable space, and (c) a one-time right to terminate its lease with respect to the 57th floor, with notice on or prior to March 31, 2025, with an estimated termination fee of $7,713,362.
(9)	HSBC Bank USA, National Association has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each. HSBC Bank USA, National Association has termination options on all or a portion of its premises after the maturity date of The Spiral Whole Loan: effective as of May 1, 2032, May 1, 2035, or May 1, 2037.
(10)	AllianceBernstein L.P. has the option to renew its lease for either (a) two renewal terms of 10 years each or (b) two renewal terms of five years each. AllianceBernstein L.P. has termination options after the maturity date of The Spiral Whole Loan: (a) a one-time right to terminate the highest floor and any partial floor contiguous, effective as of December 31, 2034, and (b) the right to terminate its lease in whole or in part effective as of January 1, 2040.
(11)	Marshall Wace North America L.P. has the right to terminate its expansion space on the 33rd floor as of July 1, 2030, with 15 months’ prior notice and the payment of a termination fee equal to $1,695,046.
(12)	The Turner Corporation has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each.
(13)	Eisler Capital (US) LLC has a one-time right to terminate its entire lease after the maturity date of The Spiral Whole Loan, effective as of June 1, 2036.
(14)	Centiva HQH, LLC has a one-time right to terminate its entire lease after the maturity date of The Spiral Whole Loan, effective as of November 18, 2031, provided it has not exercised its option under the lease to also lease part or all of the 56th floor.
(15)	Tenant SF attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% of NRA, is included in occupied NRA calculations despite having no Annual UW Rent attributable to such spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the lease rollover schedule at The Spiral Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	15,560	0.5%	0.5%	$2,168,200	0.8%	0.8%	$139.34
2028	2	25,043	0.9%	1.4%	$3,416,313	1.2%	2.0%	$136.42
2029	0	0	0.0%	1.4%	$0	0.0%	2.0%	$0.00
2030(4)	1	8,373	0.3%	1.7%	$1,423,410	0.5%	2.5%	$170.00
2031	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2032	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2033	3	63,782	2.2%	4.0%	$7,357,033	2.6%	5.1%	$115.35
2034	2	101,750	3.6%	7.5%	$9,890,232	3.5%	8.6%	$97.20
2035	1	489	0.0%	7.6%	$34,915	0.0%	8.6%	$71.40
2036 & Thereafter	13	2,439,395	85.8%	93.3%	$256,769,511	91.4%	100.0%	$105.26
Vacant	0	175,984	6.2%	99.5%	$0	0.0%	100.0%	$0.00
Amenity Space	0	13,967	0.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	24	2,844,343	100.0%		$281,059,614	100.0%		$105.33(5)

(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	SF Rolling attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in NRA and is treated as being occupied by tenants for purposes of occupancy calculations despite having no UW Rent Rolling attributable to such spaces. The tenants at those spaces or related leases are included in the rollover schedule above.
(4)	The maturity date of the Spiral Whole Loan is January 9, 2030.
(5)	UW Rent PSF Rolling excludes vacant space.

The Market. The Spiral Property is located in the Penn Plaza/Garment District office submarket and within the Hudson Yards micro-market in Manhattan, New York. According to a third-party research report, Manhattan office leasing velocity has built on second quarter of 2024 positive momentum, totaling 9.5 million SF in the third quarter of 2024, the strongest quarter of leasing since the fourth quarter of 2019. Leasing volume now totals 25.0 million SF through the first three quarters of 2024, putting Manhattan on track for its strongest leasing year since the start of the pandemic. Blackstone’s 1.1 million SF renewal and expansion at 345 Park Avenue was the largest lease executed in the third quarter of 2024, with three other leases by Christie’s, Willkie Farr & Gallagher and Ares Management all topping 300,000 SF. Financial Services tenants were active in the third quarter of 2024, accounting for 38.8% of all leasing volume, including four of the top ten largest leases.

According to a third-party research report, tenant preference for best-in-class space shows no sign of diminishing. In the third quarter of 2024, the Class A availability rate declined 0.7% from the second quarter of 2024 to 19.3%, while Class B/C availability held flat at 20.1%. This continued divergence was pronounced in Midtown where Class A availability dropped 0.6% to 16.0%. Available sublet space decreased by 1.0 million SF in the third quarter of 2024 to 19.7 million SF, Manhattan’s lowest level since the end of 2021. Direct available space dropped as well, falling 900,000 SF on the quarter, the first decline in two years.

Average asking rents in Manhattan overall increased 0.5% from the first quarter of 2024 to $76.63 PSF, but rent movement varied significantly by location and space type. Midtown Class A asking rents rebounded from their drop in the first quarter of 2024, growing 2.6% on the quarter to $93.27 PSF and reflecting the outsized demand for well-located, high-end product in that part of the market. This compares to a 1.4% increase for Class A rents in Manhattan overall. Meanwhile, Class B/C asking rents fell 3.3% on the quarter in Midtown and 0.9% in Manhattan overall.

According to a third-party research report, the Hudson Yards office micro-market contains only eight properties that (i) are Class A, (ii) have a 2010+ vintage or have been recently renovated and (iii) total more than 1.0 million SF. The Hudson Yards Class A, trophy micro-market includes 17.4 million SF of inventory and boasts a low average vacancy rate of 4.0% and average asking rent of $137 PSF. In comparison, the greater Penn Plaza/Garment District office submarket has a vacancy rate of 16.9% and average asking rent of $69 PSF. Excluding 2 Manhattan West, which is currently in its initial lease-up phase, the micro-market's weighted average vacancy rate stands at just 2.5%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraisal’s office market rent conclusions for The Spiral Property:

Market Rent Summary(1)
	Market Rent (PSF)	Reimbursement Type	Average Lease Term (Years)	Escalations	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office Major (2-5)	$100.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (6-10)	$105.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (11-15)	$110.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (16-20)	$115.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (21-24)	$120.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (21-24)	$120.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (25-28)	$125.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (25-28)	$125.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (29-30)	$135.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (31-36)	$130.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (31-36)	$130.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (40-45)	$140.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (46-50)	$150.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (51-55)	$160.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (51-55)	$160.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (56-59)	$165.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (56-59)	$165.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (60-62)	$175.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (63-65)	$200.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (63-65)	$200.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%

(1)	Information obtained from appraisal.

The following table presents information relating to comparable sales pertaining to The Spiral Property:

Sales Comparable(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
The Spiral New York, NY	2022/NAP	2,844,343(2)	93.8%(2)	Dec-26(3)	$4,600,000,000(3)	$1,617.25(3)
799 Broadway New York, NY	2022/NAP	177,535	71.0%	Nov-24	$255,000,000	$1,436.34
One Vanderbilt Avenue New York, NY	2020/NAP	1,653,445	100.0%	Nov-24	$4,700,000,000	$2,842.55
245 Park Avenue New York, NY	1965/2000	1,776,217	84.9%	Jun-23	$2,000,000,000	$1,125.99
200 Fifth Avenue New York, NY	1909/2007	868,904	92.0%	Nov-22	$1,050,000,000	$1,208.42
450 Park Avenue New York, NY	1972/2006	336,871	80.0%	Jun-22	$433,000,000	$1,285.36

(1)	Information obtained from appraisal.
(2)	Information is based on the underwritten rent roll as of January 1, 2025.
(3)	Reflects the appraisal’s concluded “As Stabilized” value as of December 1, 2026. The appraisal’s concluded “As Is” value of $4,175,000,000 as of November 20, 2024 results in a Sale Price (PSF) of $1,467.83.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the comparable office leases for The Spiral Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
The Spiral New York, NY	2022/NAP	2,844,343(2)	Pfizer Inc.(2)	766,586(2)	May-21(2)	$92.63(2)(3)	17.57(2)
1 Penn New York, NY	1972/2020	2,072,136	Roivant Sciences	54,702	Oct-24	$130.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Diameter Capital	26,619	Sept-24	$175.00	9.17
50 Hudson Yards New York, NY	2022/NAP	2,866,692	OMERS	49,183	Jun-24	$210.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	LIV Golf	27,846	May-24	$160.00	8.67
Penn 2 New York, NY	1968/2023	1,842,678	Major League Soccer	125,013	Apr-24	$90.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Viatris	22,604	Mar-24	$150.00	16.00
2 Manhattan West New York, NY	2023/NAP	1,930,985	PGIM Real Estate	36,166	Feb-24	$149.00	11.67
55 Hudson Yards New York, NY	2019/NAP	1,411,528	Point72 Asset Management	56,858	Nov-23	$135.00	10.50

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2025.
(3)	Represents the weighted average Rent PSF of all occupied suites.

Appraisal. The appraisal concluded to an “As Stabilized” value for The Spiral Property of $4,600,000,000 as of December 1, 2026 and assumes The Spiral Property has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed as of the appraisal date. The appraisal concluded to an “As Is” value as of November 20, 2024 for The Spiral Property of $4,175,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 18, 2024, there was no evidence of any recognized environmental conditions at The Spiral Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Office – CBD	Loan #13	Cut-off Date Balance:	$25,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Spiral Property:

Cash Flow Analysis
	TTM 11/30/2024	UW	UW PSF
Rents in Place	$223,834,575	$281,059,614	$98.81
Rent Steps(1)	$0	$71,021	$0.02
IG Rent Steps(2)	$0	$15,024,990	$5.28
Vacant Income(3)	$0	$25,117,360	$8.83
Gross Potential Rent	$223,834,575	$321,272,985	$112.95
CAM	$2,527,573	$5,767,376	$2.03
Gross Potential Income	$226,362,148	$327,040,362	$114.98
Restaurant Income	$0	$1,806,776	$0.64
Other Income(4)	$14,864,496	$21,572,398	$7.58
(Free Rent)	($79,175,365)	$0	$0.00
(Vacancy & Credit Loss)(3)	$0	($19,150,880)	($6.73)
Effective Gross Income	$162,051,278	$331,268,656	$116.47

Real Estate Taxes(5)	$39,721,826	$46,931,656	$16.50
Insurance	$2,224,456	$2,901,542	$1.02
Management Fee	$2,352,869	$1,000,000	$0.35
Other Operating Expenses	$45,628,822	$43,649,460	$15.35
Total Expenses	$89,927,973	$94,482,658	$33.22

Net Operating Income(6)	$72,123,305	$236,785,998	$83.25
Replacement Reserves	$0	$568,869	$0.20
TI/LC	$0	$5,688,686	$2.00
Net Cash Flow	$72,123,305	$230,528,443	$81.05

Occupancy %	93.4%	95.4%(3)
NOI DSCR(7)	0.62x	2.04x(6)
NCF DSCR(7)	0.62x	1.99x(6)
NOI Debt Yield(7)	3.5%	11.4%(6)
NCF Debt Yield(7)	3.5%	11.1%(6)

(1)	Rent Steps shown above includes contractual rent steps through January 2026.
(2)	IG Rent Steps represents the net present value of rent through the lease term for all investment grade tenants and Debevoise.
(3)	The vacancy was underwritten to an economic vacancy of 6.0%, which is above the micro market vacancy of 4.0% as of November 2024 according to a third party market data provider. The Spiral Property was 93.8% leased as of January 1, 2025 and continues to stabilize as evidenced by recent leasing.
(4)	Other Income includes among other items, rental income from the 23rd and 24th floor “Studio” amenity space that was nearly 100% leased as of October 2024.
(5)	In connection with the development of The Spiral Property, the borrower entered into a “Straight-Lease Transaction” payment in lieu of taxes (“PILOT”) arrangement with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the borrower leases the entire The Spiral Property to the NYCIDA, and the NYCIDA subleases The Spiral Property back to the borrower. The PILOT commenced in the 2022/23 tax year and expires in the 2041/42 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.
(6)	The increase in Net Operating Income from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global, LLC (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and Alliance Bernstein L.P. (166,525 SF) and burn-off of associated free rent.
(7)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield presented above are based on the principal balance of The Spiral Senior Notes and exclude The Spiral Junior Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Mortgage Loan No. 14 – Empire Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Antioch, CA 94531
Original Balance:	$23,750,000			General Property Type:	Retail
Cut-off Date Balance:	$23,750,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2004/NAP
Borrower Sponsor:	Peter W. Doerken			Size:	123,124 SF
Guarantor:	PWD Holdings, LLC			Cut-off Date Balance PSF:	$193
Mortgage Rate:	6.2220%			Maturity Date Balance PSF:	$193
Note Date:	1/30/2025			Property Manager:	DPI Retail, LLC
Maturity Date:	2/1/2030				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,606,374
IO Period:	60 months			UW NCF:	$2,426,055
Seasoning:	1 month			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	L(25),YM1(28),O(7)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.62x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,169,685 (10/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,350,400 (12/31/2023)
Reserves				3rd Most Recent NOI:	$2,436,256 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.5% (12/31/2024)
RE Taxes:	$0	$37,351	NAP	2nd Most Recent Occupancy:	88.0% (12/31/2023)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	93.0% (12/31/2022)
Replacement Reserve:	$0	$2,155	$80,000	Appraised Value (as of):	$37,700,000 (12/18/2024)
TI/LC Reserve(2):	$300,000	Springing	$300,000	Appraised Value PSF:	$306
Deferred Maintenance:	$380,206	$0	NAP	Cut-off Date LTV Ratio:	63.0%
Other Reserves(3):	$338,000	$0	NAP	Maturity Date LTV Ratio:	63.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,750,000	63.6%	Purchase Price:	$34,825,000	93.3%
Borrower Sponsor Equity:	$13,588,944	36.4%	Closing Costs:	$1,495,738	4.0%
			Reserves:	$1,018,206	2.7%
Total Sources:	$37,338,944	100.0%	Total Uses:	$37,338,944	100.0%

(1)	Monthly deposits for insurance premiums are waived as long as an approved blanket policy is in place.
(2)	Upon the balance of the TI/LC reserve falling below $300,000, the borrowers are required to make monthly deposits of $10,260, subject to a cap of $300,000.
(3)	Other Reserves consist of a tenant improvement allowance for Office Depot ($338,000).

The Mortgage Loan. The fourteenth largest mortgage loan (the “Empire Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,750,000 and secured by the borrowers’ fee interest in a 123,124 SF anchored retail property located in Antioch, California (the “Empire Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrowers are Empire Center Partners, LLC, Empire Ashman, LLC and Empire Duersch, LLC, each a California limited liability company and single purpose entity, and own the Empire Shopping Center Property as tenants-in-common. The borrower sponsor is Peter W. Doerken, as trustee of the Peter W. Doerken Living Trust, and the non-recourse carveout guarantor is PWD Holdings, LLC.

PWD Holdings, LLC is solely owned by Peter W. Doerken as trustee of the Peter W. Doerken Living Trust. Peter W. Doerken founded DPI Retail in 1972 and has over 50 years of experience in the real estate development industry. Through his various investment entities and trust, he has ownership interests in several commercial properties including more than ten shopping centers across California, with additional properties in Michigan, Nevada and, Utah.

The Property. The Empire Shopping Center Property is a 123,124 SF anchored retail center located in Antioch, California. The Empire Shopping Center Property, situated on 12.64 acres, was developed in 2004 and consists of nine, one-story buildings. The Empire Shopping Center Property has a total of 786 parking spaces, resulting in a ratio of approximately 6.38 spaces per 1,000 SF.

The tenant roster includes a diverse mix of retail tenants. PetSmart, Office Depot, and Old Navy are all original anchors to the Empire Shopping Center Property, and Dollar Tree opened as an anchor tenant in 2021. Inline tenants include national tenants such as Bright Now! Dental, Great Clips, Mattress Firm and Panera as well as local service, restaurant and retail businesses. The Empire Shopping Center Property has a granular rent roll, with no tenant contributing greater than 14.7% of the total underwritten rent. The Empire Shopping Center Property has an average 5-year historical occupancy of 89.7%. As of December 31, 2024, the Empire Shopping Center Property was 90.5% occupied with an average in-place lease term of approximately 7 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

Retail – Anchored	Loan # 14	Cut-off Date Balance:	$23,750,000
5865-5897 Lone Tree Way	Empire Shopping Center	Cut-off Date LTV:	63.0%
Antioch, CA 94531		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenant sales at the Empire Shopping Center Property:

Tenant Sales(1)
					2024(3)
Tenant	SF	2021 Sales(2)	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
PetSmart	19,181	$14,335,676	$15,272,216	$15,845,091	NAV	NAV
Old Navy(4)	14,200	$4,568,519	$4,366,942	$4,446,890	$4,730,052	$333
Panera	5,200	$3,818,359	$4,216,914	$4,134,837	$3,811,236	$733
Mattress Firm	4,005	NAV	$1,081,985	$1,351,424	NAV	NAV
Country Waffles	3,300	$1,123,263	$1,368,233	$1,485,085	$1,461,350	$443
Lumpy's Diner	2,500	$1,264,603	$1,709,880	$1,820,377	$1,875,551	$750
Cutie Pie Hair Salon	1,102	$170,565	$207,600	$268,508	$274,136	$249
K & K Jewelers	1,092	$603,181	$550,791	$736,690	$761,708	$698
Dad's BBQ	1,001	$980,603	$935,911	$935,798	$898,586	$898
Great Clips	1,000	$326,064	$512,086	$601,222	$641,649	$642

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.
(3)	2024 Sales are based upon TTM through the most recent month available, which varies by tenant.
(4)	Old Navy 2024 Sales reflect the last 12 months of provided sales by the borrower sponsor (April – Oct 2024, August 2023 – December 2023).

Major Tenants.

PetSmart (19,181 SF, 15.6% of NRA, 14.7% of underwritten base rent). Founded in 1987, PetSmart (S&P/Moody’s: B+/B2) is a privately held American chain of pet superstores, which sell pet products, services, and small pets. The company is headquartered in Phoenix, Arizona and has more than 1,680 locations in the United States, Canada and Puerto Rico. PetSmart has been a tenant at the Empire Shopping Center Property since 2005 and most recently extended its lease for five years through February 2030 with one 5-year and one 4-year renewal option remaining. PetSmart currently pays a base rent of $22.48 PSF, with no further increases until the renewal terms. The tenant reported sales of $826 PSF in 2023, $796 PSF in 2022 and $747 PSF in 2021. The nearest PetSmart store is located approximately eight miles northwest in Pittsburg, California.

Office Depot (18,388 SF, 14.9% of NRA, 13.3% of underwritten base rent). Office Depot is an American office supply retailer that was founded in 1986 and is headquartered in Boca Raton, Florida. The company operates 1,400 retail stores in the United States under the Office Depot and OfficeMax brands as well as e-commerce sites and a business-to-business sales organization. The company has combined annual sales of approximately $11 billion. Office Depot has been a tenant at the Empire Shopping Center Property since 2005 and most recently extended its lease for 10 years through June 2035 with one 5-year renewal option remaining. Office Depot currently pays a base rent of $17.51 PSF, which increases to $21.19 PSF in July 2025. Office Depot has an early termination right in June 2030 if sales for that lease year are less than $3,500,000. While Office Depot is not required to regularly report sales, according to a third-party research report, the Office Depot at the Empire Shopping Center Property is ranked in the top 6% of stores nationally. The nearest Office Depot/Office Max store is located approximately 25 miles west in Walnut Creek, California.

Old Navy (14,200 SF, 11.5% of NRA, 7.3% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by multinational corporation Gap, Inc. (S&P/Moody’s: BB/Ba3). Old Navy opened its first store in 1994 and was the fastest retailer to reach $1 billion in sales within four years. Old Navy is one of the largest apparel brands in the world, serving as a budget-friendly alternative to Gap’s flagship brand. Old Navy has been a tenant at the Empire Shopping Center Property since 2005 and most recently extended its lease for five years through March 2030 with one 5-year renewal option remaining. Old Navy currently pays a base rent of $15.00 PSF, which increases to $15.50 PSF in April 2026. Old Navy reported sales of $333 PSF over the last 12 months of provided sales, $313 PSF in 2023, $308 PSF in 2022 and $322 PSF in 2021. The nearest Old Navy store is located approximately 23 miles west in Concord, California.

Dollar Tree (12,651 SF, 10.3% of NRA, 6.0% of underwritten base rent). Dollar Tree is an American chain of discount variety stores headquartered in Chesapeake, Virginia. Ranked 137 on the Fortune 500 list, Dollar Tree, Inc. consists of two brands, Dollar Tree and Family Dollar. Serving North America for more than 63 years, Dollar Tree currently operates over 16,000 stores throughout the 48 contiguous United States and Canada. Its stores are supported by a nationwide logistics network of 25 distribution centers and more than 211,000 employees. Dollar Tree has been a tenant at the Empire Shopping Center Property since 2021 and its lease expires on February 29, 2032, with two, 5-year renewal options remaining. Dollar Tree currently pays a base rent of $14.00 PSF, which increases to $14.50 PSF in November 2026. Dollar Tree is not required to report sales. The nearest Dollar Tree store is located approximately 5 miles northwest in Antioch, California.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-143

Retail – Anchored	Loan # 14	Cut-off Date Balance:	$23,750,000
5865-5897 Lone Tree Way	Empire Shopping Center	Cut-off Date LTV:	63.0%
Antioch, CA 94531		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenancy at the Empire Shopping Center Property:

Tenant Summary(1)
							2024 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Options	Term. Option
Anchor Tenants
PetSmart(4)	NR/B2/B+	19,181	15.6%	$431,188	14.7%	$22.48	$15,845,091	$826	2.7%	2/28/2030	1 x 5 yr, 1 x 4 yr	None
Office Depot	NR/NR/NR	18,388	14.9%	$389,712	13.3%	$21.19	NAV	NAV	NAV	6/30/2035	1 x 5 yr	(5)
Old Navy(6)	NR/Ba3/BB	14,200	11.5%	$213,000	7.3%	$15.00	$4,730,052	$333	4.5%	3/31/2030	1 x 5 yr	None
Dollar Tree	NR/Baa2/BBB	12,651	10.3%	$177,114	6.0%	$14.00	NAV	NAV	NAV	2/29/2032	2 x 5 yr	None
Major Tenants Subtotal/Wtd. Avg.		64,420	52.3%	$1,211,014	41.3%	$18.80

Inline Tenants		47,047	38.2%	$1,719,463	58.7%	$36.55
Occupied Collateral Total / Wtd. Avg.		111,467	90.5%	$2,930,477	100.0%	$26.29

Vacant Space		11,657	9.5%
Total/Wtd. Avg.		123,124	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2024, inclusive of rent steps through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is provided by the borrower sponsor and is based upon TTM through the most recent month available, which varies by tenant. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors.
(4)	PetSmart sales reflect 2023 figures.
(5)	Office Depot has an early termination right in June 2030 if sales for that lease year are less than $3,500,000.
(6)	Old Navy sales reflect the last 12 months of provided sales (April – Oct 2024, August 2023 – December 2023).

The following table presents certain information relating to the lease rollover schedule at the Empire Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	1,000	0.8%	0.8%	$43,000	1.5%	1.5%	$43.00
2026	4	10,074	8.2%	9.0%	$331,516	11.3%	12.8%	$32.91
2027	3	7,199	5.8%	14.8%	$198,329	6.8%	19.5%	$27.55
2028	2	4,093	3.3%	18.2%	$144,139	4.9%	24.5%	$35.22
2029	4	7,682	6.2%	24.4%	$255,875	8.7%	33.2%	$33.31
2030(3)	5	42,882	34.8%	59.2%	$1,062,445	36.3%	69.5%	$24.78
2031	0	0	0.0%	59.2%	$0	0.0%	69.5%	$0.00
2032	2	12,651	10.3%	69.5%	$210,714	7.2%	76.6%	$16.66
2033	2	3,998	3.2%	72.8%	$112,347	3.8%	80.5%	$28.10
2034	1	3,500	2.8%	75.6%	$122,400	4.2%	84.7%	$34.97
2035	1	18,388	14.9%	90.5%	$389,712	13.3%	98.0%	$21.19
2036 & Thereafter	1	0	0.0%	90.5%	$60,000	2.0%	100.0%	$0.00
Vacant	0	11,657	9.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	26	123,124	100.0%		$2,930,477	100.0%		$26.29	(4)

(1)	Based on the underwritten rent roll dated December 31, 2024, inclusive of rent steps through March 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Empire Shopping Center Mortgage Loan has a maturity date of February 1, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Empire Shopping Center Property is located in the eastern portion of the City of Antioch, County of Contra Costa, within the East Bay region of the greater San Francisco Bay area, supported by a transportation network provided by the Bay Area Rapid Transit system and interstate highways. The general area includes Pittsburg to the west and Brentwood and Oakley to the east, and is bounded by the Sacramento Delta on the north and Mount Diablo to the south. The Empire Shopping Center Property is located at the intersection of Lone Tree Way and Empire Avenue, near the path of Highway 4. Antioch is a suburban community with a mix of neighborhood and community shopping centers along Lone Tree Way. This retail corridor includes national tenants such as Target, Walmart, Home Depot, Marshalls, Trader Joes, Lowes, WinCo and Kohls.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-144

Retail – Anchored	Loan # 14	Cut-off Date Balance:	$23,750,000
5865-5897 Lone Tree Way	Empire Shopping Center	Cut-off Date LTV:	63.0%
Antioch, CA 94531		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

The largest employment sectors in Contra Costa Country are Education & Health Services (21%), Trade, Transportation & Utilities (16.5%) and Professional & Business Services (15.2%). The Empire Shopping Center Property is part of the East Contra Costa retail submarket which had an inventory of 3.1 million SF with vacancy of 6.8% and average asking rental rates of $25.00 PSF as of the third quarter of 2024.

According to the appraisal, the 2023 population within a 1-, 3- and 5-mile radius of the Empire Shopping Center Property was 10,575, 113,222 and 182,657, respectively. The 2023 average household income within the same radii was $162,221, $139,488 and $134,565, respectively.

The following table presents information regarding comparable leases to the Empire Shopping Center Property:

Summary of Comparable Leases
Property / Location	Year Built/ Year Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TI per SF / Free Rent (mos.) / Rent Steps
Empire Shopping Center 5865-5897 Lone Tree Way Antioch, CA	2004/NAP	-	Dollar Tree(1)	Oct-21(1)	10.4(1)	12,651(1)	$14.00(1)	$0 / 0 / 3.6% Yr 6
Marketplace at Birdcage 6110 Sunrise Boulevard Citrus Heights, CA	1976/2010	76.4 Miles	HomeGoods	Oct-24	10.1	25,040	$14.50	$120 / 1 / Flat
Hayward Center 26231 Mission Boulevard Hayward, CA	1973/2024	46.5 Miles	Ross	Sept-24	10.0	22,615	$24.88	$27 / 0 / 2.3% Yr 6
111 South Maag Avenue Oakdale, CA	1993/NAP	61.9 Miles	Dollar Tree	Feb-24	5.0	10,750	$14.28	$0 / 0 / NAV
South Shore Center 2201 South Shore Center Alameda, CA	1973/2026	46.7 Miles	HomeGoods	Oct-23	10.0	28,000	$22.00	$0 / 0 / 8% mid term
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	2002/2007	80.4 Miles	World Market	Sept-23	10.3	20,177	$19.75	$0 / 0 / 10% Yr 6
West Valley Mall 3150 Naglee Road Tracy, CA	1995/NAP	24.5 Miles	Burlington Coat Factory	Sept-23	10.0	27,990	$14.85	$0 / 0 / $0.50 PSF Yr 6
Tracy Pavilion 2461-2477 N Naglee Road Tracy, CA	2003/NAP	24.7 Miles	Staples	June-22	5.0	15,152	$13.80	$13 / 0 / Flat

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated December 31, 2024.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Empire Shopping Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchors	$18.00	10	10% Yr. 6
Corner Retail	$40.00	10	3.5% Annual
Retail	$30.00	5	3.5% Annual

Appraisal. The appraiser concluded to an “as-is” value for the Empire Shopping Center Property of $37,700,000 as of December 18, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 26, 2024, there was no evidence of any recognized environmental conditions at the Empire Shopping Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-145

Retail – Anchored	Loan # 14	Cut-off Date Balance:	$23,750,000
5865-5897 Lone Tree Way	Empire Shopping Center	Cut-off Date LTV:	63.0%
Antioch, CA 94531		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Empire Shopping Center Property:

Cash Flow Analysis
	2022	2023	10/31/2024 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,781,502	$2,740,614	$2,712,346	$3,280,187	$26.64
Free Rent	($25,000)	($13,470)	($8,250)	$0	$0.00
Reimbursements	$1,061,179	$1,063,458	$1,179,087	$1,174,811	$9.54
Net Rental Income	$3,817,681	$3,790,602	$3,883,183	$4,454,998	$36.18
(Vacancy & Credit Loss)	$0	$0	$0	($483,766)	($3.93)
Other Income	$21,573	$51,500	$2,533	$0	$0.00
Effective Gross Income	$3,839,254	$3,842,102	$3,885,716	$3,971,232	$32.25

Real Estate Taxes	$456,295	$380,594	$460,672	$430,967	$3.50
Insurance	$66,720	$139,478	$150,404	$65,338	$0.53
Other Operating Expenses	$879,983	$971,630	$1,104,955	$868,553	$7.05
Total Operating Expenses	$1,402,998	$1,491,702	$1,716,031	$1,364,858	$11.09

Net Operating Income	$2,436,256	$2,350,400	$2,169,685	$2,606,374	$21.17
Replacement Reserves	$44,943	$57,627	$150,477	$25,951	$0.21
TI/LC	$0	$0	$9,087	$154,368	$1.25
Net Cash Flow	$2,391,313	$2,292,773	$2,010,121	$2,426,055	$19.70

Occupancy %	93.0%	88.0%	90.5%(2)	85.3%(3)
NOI DSCR	1.63x	1.57x	1.45x	1.74x
NCF DSCR	1.60x	1.53x	1.34x	1.62x
NOI Debt Yield	10.3%	9.9%	9.1%	11.0%
NCF Debt Yield	10.1%	9.7%	8.5%	10.2%

(1)	Gross Potential Rent is based on the underwritten rent roll dated December 31, 2024, inclusive of rent steps through March 1, 2026.
(2)	Represents occupancy per the underwritten rent roll dated December 31, 2024.
(3)	Based on the economic vacancy of 14.7%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-146

Mortgage Loan No. 15 – Lakes at West Covina

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	West Covina, CA 91790
Original Balance:	$23,700,000			General Property Type:	Office
Cut-off Date Balance:	$23,700,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1989/2019
Borrower Sponsors:	Brookfield Asset Management and			Size:	174,986 SF
	Waterford Property Company			Cut-off Date Balance Per SF:	$135
Guarantors:	John Drachman and Sean Rawson			Maturity Date Balance Per SF:	$135
Mortgage Rate:	7.3070%			Property Manager:	The Larchmont Group
Note Date:	2/21/2025
Maturity Date:	3/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$3,307,240
Amortization Term:	0 months			UW NCF:	$3,009,763
IO Period:	60 months			UW NOI Debt Yield:	14.0%
Seasoning:	0 months			UW NCF Debt Yield:	12.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.71x
Additional Debt Type:	NAP			Most Recent NOI:	$3,170,888 (12/31/2024)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$3,454,607 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,764,553 (12/31/2022)
Reserves				Most Recent Occupancy:	96.9% (1/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.7% (12/31/2024)
RE Taxes:	$0	$46,910	NAP	3rd Most Recent Occupancy:	91.5% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$36,800,000 (12/10/2024)
Replacement Reserve:	$315,000	$2,916	NAP	Appraised Value PSF:	$210
TI/LC Reserve:	$300,000	$21,873	$393,719	Cut-off Date LTV Ratio:	64.4%
Other Reserves(1):	$985,128	$0	NAP	Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,700,000	81.5%	Loan Payoff:	$26,620,628	91.6%
Borrower Sponsor Equity:	$5,372,644	18.5%	Reserves:	$1,600,128	5.5%
			Closing Costs:	$851,888	2.9%
Total Sources:	$29,072,644	100.0%	Total Uses:	$29,072,644	100.0%

(1)	Other Reserves consist of an Unfunded Obligations Reserve ($616,528) and Free Rent Reserve ($368,599).

The Mortgage Loan. The fifteenth largest mortgage loan (the “Lakes at West Covina Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,700,000 and secured by a first priority fee mortgage encumbering a 174,986 SF office property located in West Covina, California (the “Lakes at West Covina Property”)

The Borrower and the Borrower Sponsor. The borrower is Lakes Property Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. The borrower sponsor is a joint venture between affiliates of Brookfield Asset Management (“Brookfield”) (95%) and Waterford Property Company (“Waterford”) (5%). The non-recourse carveout guarantors for the Lakes at West Covina Mortgage Loan are John Drachman and Sean Rawson.

Brookfield is a global asset manager with over $1 trillion dollars of assets under management as of February 2025. The Lakes at West Covina Property is owned within Brookfield Real Estate Income Trust (“Brookfield REIT”) which is a public, non-listed, perpetual-life real estate investment trust that invests in a diversified, global portfolio of real estate and debt investments. Brookfield REIT reports a gross asset value of $2.3 billion and net asset value of nearly $1.1 billion. Brookfield acquired a 95% interest in the Lakes at West Covina Property in February 2020.

Waterford is a diversified real estate investment and development company that delivers housing solutions. Waterford is involved in land development and entitlements as well as in the acquisition, management, and repositioning of multifamily and commercial properties. Its founders, Sean Rawson and John Drachman have collectively acquired or managed over $2.8 billion in projects throughout California. Waterford acquired the Lakes at West Covina Property in 2015.

The Property. The Lakes at West Covina Property is a 174,986 SF suburban office property located in West Covina, California. Situated on two adjacent parcels totaling 2.07 acres, the Lakes at West Covina Property consists of two, four-story office buildings originally developed in 1989 and renovated in 2019. The Lakes at West Covina Property has a granular rent roll with no tenant occupying more than 12.6% of NRA or generating more than 12.9% of underwritten rent. The tenancy at the Lakes at West Covina Property is made up of a diverse mix across a variety of medical, law, insurance, financial services and wealth management firms, and insurance agencies. Three of the top five tenants at the Lakes at West Covina Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-147

Office – Suburban	Loan #15	Cut-off Date Balance:	$23,700,000
1000 and 1050 Lakes Drive South	Lakes at West Covina	Cut-off Date LTV:	64.4%
West Covina, CA 91790		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	14.0%

have a weighted average lease term of 20 years. As of January 31, 2025, the Lakes at West Covina Property was leased to 43 tenants representing 96.9% of NRA.

Parking at the Lakes at West Covina Property is provided by two garages and a surface lot located on adjacent parcels owned by the West Covina Parking Authority. The spaces in the structures are available in perpetuity to the office owner through a perpetual non-exclusive easement. The Lakes at West Covina Property has access to a total of 600 parking spaces via the foregoing arrangements, resulting in a ratio of approximately 3.43 spaces per 1,000 SF.

Major Tenants.

GSA-United States of America (FBI) (22,034 SF, 12.6% of NRA, 12.1% of UW Rent). Founded in 1908 and headquartered in Washington D.C., the Federal Bureau of Investigation (“FBI”) enforces federal law, and investigates a variety of criminal activity including terrorism, cybercrime, white collar crimes, public corruption, civil rights violations, and other major crimes. The agency currently has approximately 38,000 employees offering support to more than 350 satellite offices, 55 field offices, specialized field installations, and over 60 international liaison offices. The FBI has been a tenant at the Lakes at West Covina Property since 1999 and its current lease extends through September 14, 2026, with no renewal options. According to the borrower sponsors, the tenant is currently in early negotiations to extend its lease for an additional 15 years. We cannot assure you that the FBI will extend its lease. The FBI currently pays a rent of $32.58 PSF and has the right to terminate its lease in whole or in part with at least 60 days’ written notice.

Wells Fargo Bank (21,696 SF, 12.4% of NRA, 12.9% of UW Rent). Wells Fargo Bank is the personal and commercial banking subsidiary of Wells Fargo & Company, a multinational diversified financial services company. Founded in 1852 and headquartered in San Francisco, Wells Fargo Bank serves approximately one in three households in the United States. In 2023, the company was ranked 47th on the Fortune 500 List. In fiscal year 2023, the company reported a total revenue of roughly $82.6 billion. Wells Fargo Bank has been a tenant at the Lakes at West Covina Property since 1997 and leases two spaces: a retail space consisting of 8,252 SF and an office space consisting of 13,444 SF. The retail space was renewed in October 2024 and expires on May 31, 2031 and requires a current base rent of $37.82 PSF, decreasing to $34.80 PSF on January 1, 2026. The office space was renewed in March 2023 and expires on August 31, 2028 and requires a current base rent of $35.65 PSF. Wells Fargo Bank has two 5-year renewal options remaining on both its retail and office space. The tenant has a one-time right to terminate its lease on the retail space on January 31, 2030 and the office space on June 30, 2026, with 9 months’ notice plus a termination fee equal to the unamortized value of leasing costs, rent abatements, brokerage commissions, improvement allowance and the cost of any subsequent leasehold improvements, plus interest on associated costs at the rate of 8% per annum.

RGN-West Covina I, LLC (14,820 SF, 8.5% of NRA, 8.8% of UW Rent). RGN-West Covina I, LLC is an affiliate of International Workplace Group, a multinational provider of serviced offices, co-working spaces, business lounges, virtual offices, meeting rooms, and video teleconferencing services with over 4,000 locations in more than 120 countries, serving over 8 million individual clients. The firm was founded in 1989 and is currently based in Switzerland, trading on the London Stock Exchange under ticker IWG and is a member of the FTSE 250 Index. RGN-West Covina I, LLC offers short term office leases, shared common areas and amenities including business lounges meeting rooms for individuals and small companies and has been a tenant at the Lakes at West Covina Property since 2016. In December 2023, RGN-West Covina I, LLC extended its lease through October 31, 2030, and has one 5-year renewal option remaining. RGN-West Covina I, LLC currently pays a rent of $33.99 PSF, increasing to $35.01 PSF on December 1, 2025, with no termination options.

The following table presents certain information relating to the tenancy at the Lakes at West Covina Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
GSA-United States of America (FBI)	Aaa/AA+/AA+	22,034	12.6%	$717,799	12.1%	$32.58	9/14/2026	N	Y(3)
Wells Fargo Bank	A1/A+/BBB+	21,696	12.4%	$766,398	12.9%	$35.32	(4)	2 x 5 yr	Y(5)
RGN-West Covina I, LLC	NR/BBB/NR	14,820	8.5%	$518,844	8.8%	$35.01	10/31/2030	1 x 5 yr	N
Department of Justice (DOJ)	Aaa/AA+/AA+	8,596	4.9%	$301,485	5.1%	$35.07	8/31/2025	N	Y(3)
GSA-DCAA	Aaa/AA+/AA+	8,347	4.8%	$231,218	3.9%	$27.70	5/15/2028	N	Y(3)
Major Tenants Subtotal/Wtd. Avg.		75,493	43.1%	$2,535,743	42.8%	$33.59

Other Tenants		94,129	53.8%	$3,391,718	57.2%	$36.03
Occupied Subtotal/Wtd. Avg.		169,622	96.9%	$5,927,461	100.0%	$34.95
Vacant Space		5,364	3.1%
Total/Wtd. Avg.		174,986	100.0%

(1)	Information is based on the underwritten rent roll dated January 31, 2025 and is inclusive of rent steps through February 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Certain ratings are those of the parent company or the United States government whether or not the parent or the government guarantees the lease.
(3)	GSA-United States of America (FBI) and Department of Justice (DOJ) have the right to terminate in whole or in part with at least 60 days’ written notice. GSA DCAA has the right to terminate in whole or in part with at least 30 days’ written notice.
(4)	Wells Fargo leases 13,444 SF of office space expiring on August 31, 2028 and 8,252 SF of retail space expiring on May 31, 2031.
(5)	Wells Fargo has a one-time right to terminate its lease on the retail space on January 31, 2030 and the office space on June 30, 2026, with 9 months’ notice plus a termination fee equal to the unamortized value of leasing costs, rent abatement, brokerage commissions, improvement allowance and the cost of any subsequent leasehold improvements, plus interest on associated costs at the rate of 8% per annum.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-148

Office – Suburban	Loan #15	Cut-off Date Balance:	$23,700,000
1000 and 1050 Lakes Drive South	Lakes at West Covina	Cut-off Date LTV:	64.4%
West Covina, CA 91790		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the Lakes at West Covina Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	8	21,744	12.4%	12.4%	$784,806	13.2%	13.2%	$36.09
2026	5	29,420	16.8%	29.2%	$993,229	16.8%	30.0%	$33.76
2027	6	7,955	4.5%	33.8%	$308,247	5.2%	35.2%	$38.75
2028	8	39,327	22.5%	56.3%	$1,346,529	22.7%	57.9%	$34.24
2029	7	16,035	9.2%	65.4%	$571,881	9.6%	67.6%	$35.66
2030(2)	6	32,074	18.3%	83.8%	$1,127,703	19.0%	86.6%	$35.16
2031	3	16,084	9.2%	92.9%	$555,038	9.4%	96.0%	$34.51
2032	0	0	0.0%	92.9%	$0	0.0%	96.0%	$0.00
2033	0	0	0.0%	92.9%	$0	0.0%	96.0%	$0.00
2034	0	0	0.0%	92.9%	$0	0.0%	96.0%	$0.00
2035	1	6,983	4.0%	96.9%	$240,028	4.0%	100.0%	$34.37
2036 & Thereafter	1	0	0.0%	96.9%	$0	0.0%	100.0%	$0.00
Vacant	0	5,364	3.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	45	174,986	100.0%		$5,927,461	100.0%		$34.95	(3)

(1)	Information is based on the underwritten rent roll dated January 31, 2025 and is inclusive of rent steps through February 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Lakes at West Covina Mortgage Loan has a maturity date of March 1, 2030.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Lakes at West Covina Property is located in West Covina, California and is bound to the north by Interstate-10, to the east by South Azusa Avenue, to the west by West Cameron Avenue, and to the south by East Cameron Avenue. The Lakes at West Covina Property is in close proximity to several educational institutions including the California Institute of Technology and California State Polytechnic University, Pomona. Additionally, the Lakes at West Covina Property is located approximately 0.4 miles from Plaza West Covina, the largest retail center in the area, anchored by big box retailers including Best Buy, JCPenney, and Macy's.

The Lakes at West Covina Property is located within the San Gabriel Valley office market and the Eastern San Gabriel Valley office submarket. As of the third quarter of 2024, the San Gabriel Valley office market had an existing supply of approximately 36.4 million SF, an average vacancy of 6.0% and an average rent of $31.44 PSF. The Eastern San Gabriel Valley office submarket had an existing supply of approximately 20.1 million SF, an average vacancy of 5.4% and an average rent of $31.44 PSF. As of January 2025, the unemployment rates were 5.4% and 5.5% for the city of West Covina and the State of California, respectively.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Lakes at West Covina Property was 23,525, 216,652 and 468,107, respectively. The estimated 2024 average household income within the same radii was $128,334, $118,680 and $118,619 respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-149

Office – Suburban	Loan #15	Cut-off Date Balance:	$23,700,000
1000 and 1050 Lakes Drive South	Lakes at West Covina	Cut-off Date LTV:	64.4%
West Covina, CA 91790		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	14.0%

The following table presents recent leasing data at comparable properties with respect to the Lakes at West Covina Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Rent PSF	TIs PSF / Free Rent / Escalations	Lease Type
Lakes at West Covina 1000 and 1050 Lakes Drive South West Covina, CA	JEC Custom House Brokerage, Inc. DBA WSI(1)	Dec-24(1)	4.0(1)	5,714 (1)	$34.20(1)	$8.67 / 4 mos. / 3.2%	FSG
101 N Brand Boulevard Glendale, CA	State of California/DSS Kohs Group	Apr-24 Apr-24	8.0 5.4	36,938 3,498	$40.44 $38.04	$10.00 / 0 mos. / 3.2% $5.00 / 5 mos. / 3.0%	FSG FSG
222 S Harbor Boulevard Anaheim, CA	DB Insurance	Apr-24	5.0	9,769	$30.00	$2.00 / 0 mos. / NAV	FSG
225 S Lake Avenue Pasadena, CA	Wiss, Janney, Elstner Associates Premier Tech Feinberg Mindel Brant Klein Wedbush Securities	Aug-25 Mar-24 Jan-24 Jan-26	10.8 3.3 5.4 9.3	11,189 2,750 3,068 19,267	$53.28 $40.20 $45.00 $46.80	$115.00 / 10 mos. / 3.0% $20.00 / 3 mos. / 3.0% $40.00 / 5 mos. / 3.0% $105.00 / 8 mos. / 3.0%	FSG FSG FSG FSG
35 N Lake Avenue Pasadena, CA	Kennedy/Jenks Consultants	Feb-24	5.4	2,775	$44.64	$10.00 / 5 mos. / 3.0%	FSG
1000 N Barranca Street West Covina, CA	NAV NAV NAV NAV NAV	Sep-24 Aug-24 Apr-24 Apr-24 Apr-24	NAV NAV NAV NAV NAV	5,433 1,424 1,091 1,648 1,450	$27.00 $28.20 $27.00 $27.00 $28.20	NAV NAV NAV NAV NAV	FSG FSG FSG FSG FSG
800 S Barranca Avenue Covina, CA	NAV NAV	Apr-24 Apr-24	NAV NAV	2,269 2,967	$28.20 $28.20	NAV NAV	FSG
100 N Citrus Street West Covina, CA	Vargas Law Group NAV Succession Legal NAV	Jul-24 Jun-24 Mar-24 Feb-24	4.3 NAV NAV NAV	4,408 1,899 1,618 1,421	$28.20 $27.00 $28.80 $28.20	NAV NAV NAV NAV	FSG FSG FSG FSG

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated January 31, 2025.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lakes at West Covina Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$34.20	5	3.0% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $36,800,000 as of December 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 23, 2025, there was no evidence of any recognized environmental conditions at the Lakes at West Covina Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-150

Office – Suburban	Loan #15	Cut-off Date Balance:	$23,700,000
1000 and 1050 Lakes Drive South	Lakes at West Covina	Cut-off Date LTV:	64.4%
West Covina, CA 91790		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lakes at West Covina Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
In-Place Rent(1)	$4,682,948	$4,977,700	$5,420,436	$5,532,128	$6,110,910	$34.92
Straight-lined IG Rent(2)	$0	$0	$0	$0	$34,550	$0.20
Expense Reimbursements	$265,871	$356,313	$444,143	$327,163	$464,881	$2.66
Net Rentable Income	$4,948,819	$5,334,013	$5,864,579	$5,859,291	$6,610,341	$37.78
(Vacancy / Credit Loss)	$0	$0	$0	$0	($330,517)	($1.89)
Termination Fees	$13,100	$0	$299,445	$14,956	$0	$0.00
Other Income	$15,730	$5,897	$2,015	$9,395	$0	$0.00
Effective Gross Income	$4,977,650	$5,339,910	$6,166,039	$5,883,642	$6,279,824	$35.89

Real Estate Taxes	$516,913	$530,745	$527,463	$538,298	$551,598	$3.15
Insurance	$99,522	$95,295	$110,946	$141,046	$283,698	$1.62
Other Operating Expenses	$1,687,292	$1,949,318	$2,073,025	$2,033,410	$2,137,289	$12.21
Total Operating Expenses	$2,303,727	$2,575,357	$2,711,433	$2,712,753	$2,972,584	$16.99

Net Operating Income	$2,673,922	$2,764,553	$3,454,607	$3,170,888	$3,307,240	$18.90
Replacement Reserves	$0	$0	$0	$0	$34,997	$0.20
TI/LC	$0	$0	$0	$0	$262,479	$1.50
Net Cash Flow	$2,673,922	$2,764,553	$3,454,607	$3,170,888	$3,009,763	$17.20

Occupancy (%)	89.7%	90.6%	91.5%	96.9% (3)	95.0% (4)
NOI DSCR	1.52x	1.57x	1.97x	1.81x	1.88x
NCF DSCR	1.52x	1.57x	1.97x	1.81x	1.71x
NOI Debt Yield	11.3%	11.7%	14.6%	13.4%	14.0%
NCF Debt Yield	11.3%	11.7%	14.6%	13.4%	12.7%

(1)	Based on the underwritten rent roll as of January 31, 2025 and includes rent steps through February 1, 2026.
(2)	Represents straight-lined rent through the earlier of the loan or lease term for investment grade tenants.
(3)	Based on the underwritten rent roll as of January 31, 2025.
(4)	Represents 5.0% underwritten vacancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-151

MSBAM 2025-5C1

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Academy Securities, Inc. (together with its affiliates, “Academy”) and AmeriVet Securities, Inc. (together with its affiliates, “AmeriVet”, and collectively with Morgan Stanley, BofA Securities and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE COMMUNICATION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF MORGAN STANLEY & CO. LLC, BOFA SECURITIES, INC., ACADEMY SECURITIES, INC. AND AMERIVET SECURITIES, INC. HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.